Exhibit 2.1

AGREEMENT AND PLAN OF MERGER
by and among
MPG OFFICE TRUST, INC.
MPG OFFICE, L.P.
BROOKFIELD DTLA HOLDINGS L.P.
BROOKFIELD DTLA FUND OFFICE TRUST INVESTOR INC.
BROOKFIELD DTLA FUND OFFICE TRUST INC.
and
BROOKFIELD DTLA FUND PROPERTIES LLC

Dated as of April 24, 2013

i

EXHIBITS
Exhibit A    Form of Surviving Entity’s Charter

Exhibit B    Form of Surviving Entity’s Bylaws

Exhibit C    Form of Sub REIT Charter

Exhibit D    Form of Sub REIT Bylaws

Exhibit E    Form of Guarantee

Exhibit F    Offer Conditions

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of April 24, 2013, is made by and among Brookfield DTLA Holdings L.P., a Delaware limited partnership (“Parent”), Brookfield DTLA Fund Office Trust Investor Inc., a Maryland corporation (“Sub REIT”), Brookfield DTLA Fund Office Trust Inc., a Maryland corporation (“REIT Merger Sub”), Brookfield DTLA Fund Properties LLC, a Maryland limited liability company (“Partnership Merger Sub”), MPG Office Trust, Inc., a Maryland corporation (the “Company”), and MPG Office, L.P., a Maryland limited partnership (the “Partnership”). Except as otherwise set forth herein, capitalized terms used in this Agreement shall have the meanings set forth in Section 1.01 hereof.
RECITALS
WHEREAS, the parties wish to effect a business combination through a merger of the Company with REIT Merger Sub (the “REIT Merger”) on the terms and subject to the conditions set forth in this Agreement and in accordance with the Maryland General Corporation Law (the “MGCL”);
WHEREAS, the parties also wish to effect a merger of Partnership Merger Sub with the Partnership (the “Partnership Merger” and, together with the REIT Merger, the “Mergers”), on the terms and subject to the conditions set forth in this Agreement and in accordance with Section 10-208 of the Maryland Revised Uniform Limited Partnership Act, as amended (the “MRULPA”), and Section 4A-701, et seq., of the Maryland Limited Liability Company Act (the “MLLCA”);
WHEREAS, the Board of Directors of the Company (the “Company Board”) has approved this Agreement, the REIT Merger and the other transactions contemplated by this Agreement (the “Contemplated Transactions”) and declared that the REIT Merger and the other Contemplated Transactions are advisable and in the best interests of the Company, on the terms and conditions set forth herein;
WHEREAS, the Company Board on behalf of the Company, as the sole general partner of the Partnership and as holder of a majority of the Partnership Common Units, has approved this Agreement, the Partnership Merger and the other Contemplated Transactions (to the extent that the Partnership is a party thereto) and deemed it advisable and in the best interests of the Partnership to enter into this Agreement and to consummate the Partnership Merger and the other Contemplated Transactions (to the extent that the Partnership is a party thereto) on the terms and conditions set forth herein;
WHEREAS, the Board of Directors of REIT Merger Sub has approved this Agreement, the REIT Merger and the other Contemplated Transactions (to the extent that REIT Merger Sub is a party thereto) and declared that this Agreement, the REIT Merger and the other Contemplated Transactions (to the extent that REIT Merger Sub is a party thereto) are advisable on the terms and conditions set forth herein;
WHEREAS, the Board of Directors of Sub REIT has approved this Agreement, the REIT Merger and the other Contemplated Transactions (to the extent that Sub REIT is a party thereto) and declared that this Agreement, the REIT Merger and the other Contemplated Transactions (to the extent that Sub REIT is a party thereto) are advisable on the terms and conditions set forth herein;
WHEREAS, Parent, as the sole direct or indirect stockholder of Sub REIT, has approved the REIT Merger and the other Contemplated Transactions (to the extent that Sub REIT is a party thereto);
WHEREAS, Sub REIT, as the sole stockholder of REIT Merger Sub, has approved the REIT Merger and the other Contemplated Transactions (to the extent that REIT Merger Sub is a party thereto);
WHEREAS, REIT Merger Sub, as the sole member of Partnership Merger Sub, has approved this Agreement, the Partnership Merger and the other Contemplated Transactions (to the extent that Partnership Merger Sub is a party thereto) and declared that this Agreement, the Partnership Merger and the other Contemplated Transactions (to the extent that Partnership Merger Sub is a party thereto) are advisable on the terms and conditions set forth herein; and
WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and the other Contemplated Transactions, and also to prescribe various conditions to such transactions.
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
SECTION 1.01.    Definitions.
(a)    For purposes of this Agreement:
“777 Tower” means the real and personal property encumbered by the mortgage Indebtedness relating to the property commonly known as 777 Tower located at 777 South Figueroa Street, Los Angeles, California.
“2003 Plan” means the Second Amended and Restated 2003 Incentive Award Plan of MPG Office Trust, Inc., MPG Office Trust Services, Inc. and MPG Office, L.P., as amended.
“Acquisition Proposal” means any bona fide offer or proposal, other than the Mergers and the other Contemplated Transactions, concerning any transaction or series of related transactions involving any (i) merger, consolidation, business combination, or similar transaction involving the Company or the Partnership, (ii) sale, lease or other disposition (including through joint ventures or similar arrangements), directly or indirectly, of assets of the Company or any Subsidiary representing 20% or more of the consolidated assets of the Company and the Subsidiaries, taken as a whole, (iii) issuance, sale, or other disposition by the Company of equity interests representing 20% or more of the voting power of the Company, (iv) any tender offer or exchange offer as defined pursuant to the Exchange Act, that if consummated, would result in any person or group acquiring beneficial ownership, or the right to acquire beneficial ownership, of 20% or more of the outstanding voting capital stock of the Company, or (v) any combination of the foregoing, as the same may be amended or revised from time to time. For purposes of this definition, the Company Preferred Shares will not be considered “voting” securities or to have “voting power,” whether or not such shares have the right to elect directors in accordance with Section 6 of the Articles Supplementary of the Company. In addition, neither (x) any bona fide offer or proposal solely concerning the sale, lease or other disposition, directly or indirectly, of Dissolving Subsidiaries nor (y) any issuance, sale or other disposition of equity interests to multiple purchasers not constituting a “group” within the meaning of Section 13(d)(3) of the Exchange Act in a bona fide capital raising transaction involving an underwritten offering or involving a private placement in which an investment bank or similar institution acts as initial purchaser or placement agent, shall constitute an “Acquisition Proposal”.
“Action” means any claim, action, suit, proceeding, arbitration, mediation or other investigation.
“Affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified person.
“Ancillary Agreement” means the Surviving Partnership Agreement.
“Balance Sheet Date” means December 31, 2012.
“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York City.
“Casualty Loss” means any damage or destruction to, or otherwise the making unavailable or unuseable for the intended purpose of, all or a portion of one or more of the Company Properties caused by fire, earthquake, terrorism, flooding, hurricane, act of God or other casualty, whether or not insured, which either (i) renders more than 10% of the rentable square footage, in the aggregate, of all of the Company Properties unsuitable for its intended use for a period expected to exceed six (6) months or give rise to an estimated cost of repair and business interruption (excluding any amounts covered or reasonably expected to be covered by insurance but including the amount of any insurance deductibles) exceeding $20 million for any or all such damaged properties or (ii) permits one or more tenants occupying at least 35% of the rentable square footage of any Company Property or at least 10% of the rentable square footage, in the aggregate, of all of the Company Properties to cancel its lease or forego the making of rental payments which are not covered by rental insurance.
“Certificate” means any certificate representing Company Common Shares.
“Company Shares” means the Company Common Shares and the Company Preferred Shares.

“Company Stockholder Meeting” means the meeting of the holders of the Company Common Shares for the purpose of seeking the Company Stockholder Approval, including any postponement or adjournment thereof.
“Contract” means any legally binding contract, agreement, commitment or obligation, other than the Company Leases and the Company Ground Leases.
“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.
“Disclosure Schedule” means the Company Disclosure Schedule or the Parent Disclosure Schedule, as the case may be.
“Disposed Property” means any real property or the entity owning such real property which, in either case, was sold, transferred or otherwise disposed of by the Company, the Partnership or any Subsidiary (including by foreclosure or voluntary surrender to a debtholder or the servicer of any indebtedness) at any time during the 24 months immediately preceding the date of this Agreement, which property or entity had related debt of at least $1,000,000.
“Environmental Laws” means any United States federal, state or local laws in existence on the date hereof governing pollution, occupational health and safety or protection of the environment (including indoor or ambient air, surface water, groundwater, land surface or subsurface), or natural resources, including Laws relating to the release or threatened release of Hazardous Substances or to the manufacture, management, possession, presence, generation, processing, distribution, use, treatment, storage, disposal, transportation, abatement, removal, remediation or handling of, or exposure to, Hazardous Substances.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“GAAP” means generally accepted accounting principles as applied in the United States.
“Gas Company Tower” means the real and personal property encumbered by the mortgage Indebtedness relating to the property commonly known as Gas Company Tower located at 555 West Fifth Street, Los Angeles, California.
“General Partner Common Units” means Partnership Common Units held by the Company.
“General Partner Preferred Units” means the 7.625% Series A Cumulative Redeemable Preferred Units of the Partnership.
“Hazardous Substances” means (i) those substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Resource Conservation and Recovery Act, the

Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) polychlorinated biphenyls, asbestos, mold, fungus or other hazardous biological materials and radon; and (iv) any other contaminant, substance, material, or waste regulated by any Governmental Authority pursuant to any Environmental Law.
“Incentive Plan” means the 2003 Plan or any other plan (including any successor to the 2003 Plan) maintained from time to time by the Company that provides for equity compensation to any employee, consultant or director of the Company or any Subsidiaries.
“Indebtedness” means, without duplication, any amount owed for (i) borrowed money, (ii) capitalized lease obligations or (iii) obligations under interest rate agreements and currency agreements; provided, however, that notwithstanding the foregoing, Indebtedness shall not be deemed to include (w) any intercompany indebtedness between the Company and any Subsidiary or between any Subsidiaries, (x) any accounts payable incurred in the ordinary course of business or (y) any contractual commitments to tenants of any Company Property for tenant improvements.
“Intellectual Property” means (i) United States, international, and foreign patents, patent applications and statutory invention registrations, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names, brand names, domain names and other source identifiers, and registrations and applications for registration thereof, (iii) copyrightable works, copyrights, and registrations and applications for registration thereof, and (iv) confidential and proprietary information, including trade secrets, know-how, processes, inventions, data and formulae.
“knowledge of the Company” or “Company’s knowledge” means (i) with respect to Sections 4.05(a), 4.08, 4.12 and 4.15(b) and (e) of this Agreement, the actual knowledge of the individuals listed on Section 1.01(b) of the Company Disclosure Schedule (such persons, the “Designated Executives”), after inquiry of the property managers of the Company Properties and (ii) in all other cases, the actual knowledge of the Designated Executives.
“KPMG Tower” means the real and personal property encumbered by the mortgage Indebtedness relating to the property commonly known as KPMG Tower located at 355 South Grand Avenue, Los Angeles, California.
“Latest Balance Sheet” means the unaudited consolidated statement of financial position of the Company and its consolidated subsidiaries as of the Balance Sheet Date.
“Law” means any foreign or domestic statute, law, ordinance, regulation, rule, code, executive order, treaty, or Order.
“Liens” means with respect to any asset (including any security), any mortgage, claim, lien, pledge, charge, deed of trust, easement, hypothecation, restriction, option, security interest or encumbrance of any kind in respect of such asset.

“Limited Partner Common Units” means Partnership Common Units held by any limited partner of the Partnership.
“Material Adverse Effect” means any (I) Casualty Loss or (II) other event, circumstance, change or effect that is materially adverse to the financial condition, assets, properties or results of operations of the Company and the Subsidiaries, taken as a whole; provided, however, that “Material Adverse Effect” for purposes of this clause (II) shall not include any event, circumstance, change or effect arising out of or attributable to (i) any decrease in the market price of the Company Shares (but not any event, circumstance, change or effect underlying such decrease to the extent that such event, circumstance, change or effect would otherwise constitute a Material Adverse Effect or be taken into account in determining whether a Material Adverse Effect has occurred or is reasonably likely to occur), (ii) any events, circumstances, changes or effects that affect the real estate ownership and leasing business generally, (iii) any changes in the United States or global economy or capital, financial, banking or securities markets generally, including changes in interest or exchange rates, (iv) national or international political or social conflicts, including the commencement or escalation of a war or hostilities or the occurrence of acts of terrorism or sabotage, (v) any changes in general economic, labor, legal, regulatory or political conditions in the geographic regions in which the Company and its Subsidiaries operate, (vi) any events, circumstances, changes or effects arising from the consummation or anticipation of the Contemplated Transactions or the announcement of the execution of this Agreement, (vii) any events, circumstances, changes or effects arising from the compliance with the terms of, or the taking of any action required by, this Agreement, (viii) fires, earthquakes, terrorism, flooding, hurricanes, other natural disasters, acts of God or other casualty, (ix) changes in Law or GAAP after the date of this Agreement, (x) any change in the tenant occupancy of the Company Properties, (xi) damage or destruction of any Company Property caused by casualty, whether or not covered by insurance, (xii) the bankruptcy or insolvency of any tenant or tenants of any Company Property or the default by any tenant or tenants under the terms of any Company Lease, (xiii) any failure by the Company to meet internal or analysts’ projections for any period ending (or for which revenues, earnings or other financial data are released) on or after the date of this Agreement (but not any event, circumstance, change or effect underlying such failure to the extent that such event, circumstance, change or effect would otherwise constitute a Material Adverse Effect or be taken into account in determining whether a Material Adverse Effect has occurred or is reasonably likely to occur), (xiv) any impairment or other similar write down in the value of any Company Property (but not any event, circumstance, change or effect underlying such impairment or other similar write down to the extent that such event, circumstance, change or effect would otherwise constitute a Material Adverse Effect or be taken into account in determining whether a Material Adverse Effect has occurred or is reasonably likely to occur), (xv) the issuance of a qualified, modified or “going-concern” opinion in respect of the Company and/or the Subsidiaries by the Company’s independent auditors, (xvi) any change in the trading price of the Company Preferred Shares, or failure to declare or pay dividends on the Company Preferred Shares, or (xvii) any event, fact or circumstance set forth in Section 4.15(e) of the Company Disclosure Schedule.
“Order” means any award, decree, decision, writ, judgment, injunction, order, ruling, subpoena, or verdict, entered, issued, made or rendered by any Governmental Authority.

“Other Filings” means all filings made by, or required to be made by, the Company, the Partnership, Parent, Sub REIT, REIT Merger Sub, Partnership Merger Sub or Tender Offer Purchaser with the SEC in connection with the Contemplated Transactions other than the Proxy Statement.
“Partnership Common Units” means each unit representing a partnership interest in the Partnership that is not a General Partner Preferred Unit.
“Partnership Units” means the Partnership Common Units and the General Partner Preferred Units.
“Permits” means all franchises, grants, authorizations, licenses, permits, consents, certificates, approvals and orders of any Governmental Authority necessary for each of the Company or the Subsidiaries (i) to own, lease and operate the Operating Properties, (ii) to own and carry on the current stage of development of the Development Properties or (iii) to carry on its respective business as it is now being conducted.
“Permitted Liens” means (i) Liens for Taxes not yet delinquent and Liens for Taxes being contested in good faith by appropriate proceedings and for which there are adequate reserves on the financial statements of the Company (if such reserves are required pursuant to GAAP); (ii) mechanics’ and materialmen’s Liens for construction in progress; (iii) workmen’s, repairmen’s, warehousemen’s, carriers’ and similar Liens arising in the ordinary course of business of the Company or any Subsidiary; (iv) Liens with respect to real property, zoning restrictions, survey exceptions, utility easements, rights of way and similar Liens that are imposed by any Governmental Authority having jurisdiction thereon or otherwise are typical for the applicable property type and locality, (v) all matters that are disclosed in any Company Title Insurance Policy provided or made available to Parent (whether material or immaterial); (vi) Liens and obligations arising under the Material Contracts (including but not limited to any Lien securing Indebtedness disclosed in Section 4.02(g) of the Company Disclosure Schedule), the Company Leases and any other Lien, title defect, covenant or reservation of interests in title that does not interfere materially with the current use of the property affected thereby (assuming its continued use in the manner in which it is currently used) or materially adversely affect the value or marketability of such property; (vii) matters that are disclosed on current title reports or surveys, (viii) Liens on any Dissolving Subsidiary, and/or (ix) other Liens being contested in good faith in the ordinary course of business of the Company or any Subsidiary.
“person” or “Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.
“Plaza Las Fuentes” means the real and personal property encumbered by the mortgage Indebtedness relating to the land and improvements commonly known as Plaza Las Fuentes located at 135 North Los Robles Avenue, Pasadena, California.

“Representative” of a person means any officer, trustee, director, Affiliate, employee, investment banker, financial advisor, financing source, attorney, accountant, consultant, broker, finder or other agent or representative of such person.
“Restricted Shares” means Company Common Shares subject to forfeiture or vesting conditions that are issued or issuable pursuant to the Incentive Plan or a stand-alone award agreement.
“Restricted Stock Units” shall mean restricted stock units granted pursuant to the Incentive Plan or a stand-alone award agreement in respect of Company Common Shares.
“RSU Agreement” shall mean an incentive award agreement evidencing the grant of Restricted Stock Units.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Subsidiary” means any corporation more than 50% of whose outstanding voting securities, or any partnership, limited liability company, joint venture or other entity more than 50% of whose total equity interest, is directly or indirectly owned by the Company. Without limiting the generality of the foregoing, the Partnership is a Subsidiary for purposes of this Agreement.
“Superior Proposal” means a written Acquisition Proposal (for this purpose, substituting “50%” for each reference to “20%” in the definition of Acquisition Proposal) made by a third party which, in the good faith judgment of the Company Board (or duly authorized committee thereof) (after consultation with outside legal counsel and financial advisors), would, if consummated, result in a transaction that is more favorable to the Company’s stockholders than the transactions contemplated by this Agreement, taking into account such factors as the Company Board deems appropriate, including (i) the third party making such Acquisition Proposal, (ii) the legal, financial, regulatory and other aspects of this Agreement and such Acquisition Proposal, including any conditions relating to financing, regulatory or third-party approvals, (iii) the ability of the third party making such Acquisition Proposal to secure third-party approvals and (iv) other events or circumstances.
“Tax” or “Taxes” means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including, without limitation: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers’ duties, tariffs and similar charges.
“Tax Protection Agreement” means any written or oral agreement to which the Company or any Subsidiary is a party pursuant to which, (i) any liability to holders of limited partnership interests in any Subsidiary or joint venture that is classified as a partnership for federal income Tax purposes relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement; and/or (ii) in connection with the deferral of income Taxes of a third party partner in any Subsidiary that is classified as a partnership for federal income Tax purposes, the Company or any Subsidiary has agreed to, or agreed to indemnify or hold harmless for the failure to, (w) maintain a minimum level of debt, continue a particular debt or maintain a particular debt obligation, provide rights to guarantee debt or allocate a certain amount of indebtedness to a third party, (x) retain or not dispose of assets for a period of time, (y) make or refrain from making any Tax elections, and/or (z) only dispose of assets in a particular manner.
“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
“Unit Certificates” means any certificate evidencing Partnership Units.
“USBT Property” means the real and personal property encumbered by the mortgage Indebtedness relating to the properties commonly known as US Bank Tower and West Lawn Garage located at 633 West Fifth Street, Los Angeles, California.
(b)    The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition
Acceptable Confidentiality Agreement	§ 7.04(a)
Acceptance Time	§ 7.14(a)
Adverse Recommendation Change	§ 7.04(b)
Agreement	Preamble
Articles of Merger	§ 2.04(a)
Blue Sky Laws	§ 4.04(b)
Brokerage Agreements	§ 4.12(k)
Closing	§ 2.06
Closing Date	§ 2.06
Code	§ 4.09(a)
Company	Preamble
Company Board	Recitals
Company Board Recommendation	§ 7.01(a)
Company Bylaws	§ 4.01(g)
Company’s Charter	§ 4.01(g)
Company Common Shares	§ 3.01(b)
Company Common Share Merger Consideration	§ 3.01(b)
Company Disclosure Schedule	Article IV
Company Employees	§ 7.08(a)
Company Ground Leases	§ 4.12(f)
Company Intellectual Property	§ 4.13
Company Leases	§ 4.12(e)
Company Parties	§ 9.03(e)

Defined Term	Location of Definition
Company Preferred Shares	§ 3.01(c)
Company Properties	§ 4.12(a)
Company Stock Options	§ 3.01(d)
Company Stock Rights	§ 4.02(c)
Company Stockholder Approval	§ 4.03(b)
Confidentiality Agreement	§ 7.03(b)
Contemplated Transactions	Recitals
Current Annual Premium	§ 7.07(c)
Designated Executives	§ 1.01(a)
Development Properties	§ 4.12(a)
Dissolving Subsidiary	§ 4.01(c)
DTLA Fund Holding Co. Investment Effective Time	§ 2.02 § 2.04(a)
Enforceability Exceptions	§ 4.03(a)
Environmental Permits Equity Source	§ 4.15(a) § 7.03(b)
ERISA	§ 4.09(a)
ERISA Affiliate	§ 4.09(d)
Exchange Fund	§ 3.03(a)
Existing Units	§ 3.02(a)
Expiration Date	§ 7.14(c)
Financing Source	§ 7.03(b)
Form S-4	§ 7.15(a)
Governmental Authority	§ 4.04(b)
Guarantee	§ 5.11
Guarantor	§ 5.11
Initial Expiration Date	§ 7.14(c)
Interim Period	§ 6.01(a)
IRS	§ 4.09(a)
Lease	§ 4.12(e)
Loan Consents	§ 4.04(a)
Loan Documents	§ 4.02(g)
Maguire Tax Protection Agreement	§ 4.14(j)
Material Contract	§ 4.16
Material Lease	§ 6.01(b)(xxv)
Mergers	Recitals
MGCL	Recitals
MLLCA	Recitals
MPG Indemnified Parties	§ 7.07(a)
No Vote Termination Fee	§ 9.03(c)
NYSE	§ 4.04(b)
Offer Conditions	§ 7.14(b)
Offer Documents	§ 7.14(g)
Offer Price Offer to Purchase	§ 7.14(a) § 7.14(b)

Defined Term	Location of Definition
Operating Properties	§ 4.12(a)
Option Merger Consideration	§ 3.01(d)
Organizational Documents	§ 4.01(g)
Outside Date	§ 9.01(c)
Parent	Preamble
Parent Benefit Plans	§ 7.08(a)
Parent Disclosure Schedule	Article V
Parent Expenses	§ 9.03(c)
Parent Loan Payment Notice	§ 7.05(f)
Parent Parties	§ 9.03(e)
Participation Party	§ 4.12(i)
Partnership	Preamble
Partnership Agreement	§ 4.01(g)
Partnership Articles of Merger	§ 2.04(b)
Partnership Cash Merger Consideration	§ 3.02(a)
Partnership Merger	Recitals
Partnership Merger Effective Time	§ 2.04(b)
Partnership Merger Sub	Preamble
Paying Agent	§ 3.03(a)
Plans	§ 4.09(a)
Proxy Statement	§ 4.04(b)
Qualified REIT Subsidiary	§ 4.14(b)
REIT	§ 4.14(b)
REIT Merger	Recitals
REIT Merger Sub	Preamble
Required Consents	§ 8.02(f)
RSU Merger Consideration	§ 3.01(f)
Schedule 14D-9	§ 7.14(h)
Schedule TO	§ 7.14(g)
SDAT	§ 2.04(a)
SEC	§ 4.04(b)
SEC Approval	§ 7.01(a)
SEC Reports	§ 4.06(a)
Section 16	§ 7.08(d)
Series B Partnership General Partner Unit	§ 3.02(b)
Sub REIT	Preamble
Sub REIT Organizational Documents	§ 2.05(a)
Sub REIT Preferred Shares	§ 3.01(c)
Surviving Entity	§ 2.01
Surviving Organizational Documents	§ 2.05(a)
Surviving Partnership	§ 2.03
Surviving Partnership Agreement	§ 2.05(b)
Taxable REIT Subsidiary	§ 4.14(b)
Tender Offer Tender Offer Purchaser	§ 7.14(a) § 7.14(a)

Defined Term	Location of Definition
Termination Date	§ 9.01
Termination Fee	§ 9.03(c)
Third Party Confidentiality Agreements	§ 4.16
Thomas Tax Protection Agreement	§ 4.14(j)
Transfer Taxes	§ 7.09
USBT PSA	§ 6.01(b)(xxv)

ARTICLE II
THE MERGERS
SECTION 2.01.    REIT Merger. Subject to the terms and conditions of this Agreement, and in accordance with the MGCL, at the Effective Time, REIT Merger Sub and the Company shall consummate the REIT Merger pursuant to which (i) the Company shall be merged with and into REIT Merger Sub and the separate existence of the Company shall thereupon cease and (ii) REIT Merger Sub shall be the surviving entity in the REIT Merger (the “Surviving Entity”). The REIT Merger shall have the effects specified in Section 3-114 of the MGCL and this Agreement. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, the Surviving Entity shall possess all properties, rights, privileges, powers and franchises of the Company and REIT Merger Sub, and all of the claims, obligations, liabilities, debts and duties of the Company and REIT Merger Sub shall become the claims, obligations, liabilities, debts and duties of the Surviving Entity.
SECTION 2.02.    DTLA Fund Holding Co. Investment in the Partnership. Immediately after the Effective Time and immediately prior to the Partnership Merger Effective Time, at the election of Parent, DTLA Fund Holding Co., a Maryland corporation, will purchase from the Partnership newly issued Limited Partner Common Units (the “DTLA Fund Holding Co. Investment”).
SECTION 2.03.    Partnership Merger. Subject to the terms and conditions of this Agreement, and in accordance with Section 10-208 of the MRULPA, at the Partnership Merger Effective Time, Partnership Merger Sub and the Partnership shall consummate the Partnership Merger pursuant to which (i) Partnership Merger Sub shall be merged with and into the Partnership and the separate existence of Partnership Merger Sub shall thereupon cease and (ii) the Partnership shall be the surviving partnership in the Partnership Merger (the “Surviving Partnership”). The Partnership Merger shall have the effects specified in Section 10-208(j) of the MRULPA. Without limiting the generality of the foregoing, and subject thereto, from and after the Partnership Merger Effective Time, the Surviving Partnership shall possess all properties, rights, privileges, powers and franchises of the Partnership and Partnership Merger Sub, and all of the claims, obligations, liabilities, debts and duties of the Partnership and Partnership Merger Sub shall become the claims, obligations, liabilities, debts and duties of the Surviving Partnership.
SECTION 2.04.    Effective Times. (a) At the Closing and, if Parent so elects, immediately prior to the DTLA Fund Holding Co. Investment and the Partnership Merger Effective Time, REIT Merger Sub and the Company shall duly execute and file with the State

Department of Assessments and Taxation of Maryland (the “SDAT”) in accordance with the MGCL articles of merger (the “Articles of Merger”). The REIT Merger shall become effective at such time as the Articles of Merger have been accepted for record by the SDAT or such later time that the parties hereto shall have agreed upon and designated in the Articles of Merger in accordance with the MGCL as the effective time of the REIT Merger, but not to exceed five (5) days after the Articles of Merger are accepted for record by the SDAT (the “Effective Time”).
(b)    At the Closing, immediately after the Effective Time and, if Parent so elects, the DTLA Fund Holding Co. Investment, Partnership Merger Sub and the Partnership shall duly execute and file with the SDAT articles of merger (the “Partnership Articles of Merger”), executed in accordance with the applicable provisions of the MRULPA and the MLLCA, and shall make all other filings or recordings required under the MRULPA and the MLLCA to effect the Partnership Merger. The Partnership Merger shall become effective after the Effective Time, at such time as the Partnership Articles of Merger have been accepted for record by the SDAT, or such later time that the parties hereto shall have agreed upon and designated in the Partnership Articles of Merger in accordance with the MRULPA and the MLLCA as the effective time of the Partnership Merger, but not to exceed five (5) days after the Partnership Articles of Merger are accepted for record by the SDAT (the “Partnership Merger Effective Time”).
SECTION 2.05.    Surviving Organizational Documents. (a) (i) The charter and bylaws of the Surviving Entity (the “Surviving Organizational Documents”) shall be in the forms attached hereto as Exhibit A and Exhibit B, respectively, until thereafter amended as provided therein or by Law and (ii) the charter of Sub REIT shall be in the form attached hereto as Exhibit C and the bylaws shall be in the form attached hereto as Exhibit D (together, the “Sub REIT Organizational Documents”). Notwithstanding the foregoing, Parent may modify the charter of the Surviving Entity and/or Sub REIT (1) to the extent reasonably approved by the Company and (2) to reflect changes and additions reasonably requested by investors or dealers in connection with the issuance of preferred stock by the Surviving Entity and/or Sub REIT as is reasonably necessary to ensure that each of the Surviving Entity and Sub REIT is beneficially owned by at least 100 stockholders in accordance with Section 856(a)(5) of the Code, disregarding Section 856(h)(2) of the Code, provided that in each case no such change will change the rank, dividend rights or preferences, liquidation rights or preference or voting rights of the Series A Preferred Stock or otherwise adversely affect the Series A Preferred Stock (as defined in each of the Surviving Organizational Documents and Sub REIT Organizational Documents).
(b)    The certificate of limited partnership of the Partnership, as in effect immediately prior to the Partnership Merger Effective Time, shall be the certificate of limited partnership of the Surviving Partnership until thereafter amended as provided therein or by Law. The limited partnership agreement of the Partnership, as in effect immediately prior to the Partnership Merger Effective Time, shall be the limited partnership agreement of the Surviving Partnership until thereafter amended as provided therein or by Law (the “Surviving Partnership Agreement”).
SECTION 2.06.    Closing. The closing of the Mergers (the “Closing”) shall occur upon the later of (a) the first (1st) Business Day after June 27, 2013 on which all of the conditions set forth in Article VIII (other than conditions which by their terms are required to be satisfied or waived at the Closing but subject to the waiver or satisfaction of such conditions) shall have been satisfied or waived by the party entitled to the benefit of the same, and (b) the second (2nd) Business Day after all of the conditions set forth in Article VIII (other than conditions which by their terms are required to be satisfied or waived at the Closing but subject to the waiver or satisfaction of such conditions) shall have been satisfied or waived by the party entitled to the benefit of the same, and, subject to the foregoing, shall take place at such time and on a date to be specified by the parties (the “Closing Date”). The Closing shall take place at the offices of Latham & Watkins LLP, 355 South Grand Avenue, Los Angeles, CA, or at such other place as agreed to by the parties hereto. Notwithstanding the foregoing, if the Closing is scheduled to occur on the second (2nd) day through last Business Day of any month pursuant to the other provisions of this Section 2.06, Parent shall have a one-time right to delay the Closing until the earlier of (x) one Business Day prior to the Outside Date and (y) the last Business Day of such month; provided that Parent irrevocably waives, for all purposes under this Agreement, all conditions to Closing in Section 8.02.
SECTION 2.07.    Directors and Officers of the Surviving Entity and Sub REIT. (a) The directors of REIT Merger Sub immediately prior to the Effective Time shall, together with the two directors of the Company who were elected by the holders of the Company Preferred Shares prior to the Closing solely in the event that all of the Company Preferred Shares are not purchased in the Tender Offer or cancelled pursuant to the proviso of Section 3.01(c), be the directors of the Surviving Entity immediately following the Closing, and the officers of the REIT Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Entity immediately following the Closing, each to hold office in accordance with the Surviving Organizational Documents.
(b)    The directors of Sub REIT immediately prior to the Effective Time shall, together with the two directors of the Company who were elected by the holders of the Company Preferred Shares prior to the Closing solely in the event that all of the Company Preferred Shares are not purchased in the Tender Offer or cancelled pursuant to the proviso of Section 3.01(c), be the directors of the Sub REIT immediately following the Closing, and the officers of Sub REIT immediately prior to the Effective Time shall be the initial officers of Sub REIT immediately following the Closing, each to hold office in accordance with the Sub REIT Organizational Documents.
SECTION 2.08.    Partnership Matters. The Surviving Entity shall be the general partner of the Surviving Partnership following the Partnership Merger Effective Time.
SECTION 2.09.    Pre-Merger Transactions. Parent shall have the option, in its sole discretion and without requiring the further consent of the Company or the Partnership, upon reasonable notice to the Company, to request that the Company, immediately prior to, and conditioned upon, the Effective Time, cooperate with and agree to a change to the direction of the REIT Merger so that the other party to the Merger survives; provided, however, that (1) neither the Company nor any Subsidiary shall be required to take any action in contravention of any certificate of incorporation, partnership agreement, or similar organizational document or other Contract, (2) the Company’s obligation to take any actions required by this Section 2.09 shall be subject to the condition that all conditions to the Closing have been satisfied or waived (other than those conditions which may only be satisfied or waived at the Effective Time, but subject to the satisfaction or waiver of such conditions), (3) such actions shall not affect or modify in any respect the obligations of Parent under this Agreement, including the payments required to be made by Parent under Article III, and (4) appropriate changes approved by Parent, such approval not to be unreasonably withheld, shall be made to this Agreement and the tax opinion of Latham & Watkins LLP set forth on Section 8.02(e) of the Company Disclosure Schedule to take into account the Company’s survival in the REIT Merger.
ARTICLE III
EFFECT OF THE MERGERS
SECTION 3.01.    Effect on Shares. As of the Effective Time, by virtue of the REIT Merger and without any action on the part of the holders of any Company Shares or the holders of any equity interests in Parent, Sub REIT or REIT Merger Sub:
(a)    Each share of common stock of REIT Merger Sub issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding.
(b)    Each share of common stock, par value $0.01 per share, of the Company (collectively, the “Company Common Shares”) issued and outstanding at or immediately prior to the Effective Time shall automatically be converted into, and canceled in exchange for, the right to receive an amount in cash to be paid by Parent equal to $3.15, without interest (the “Company Common Share Merger Consideration”).
(c)    Each share of 7.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the Company (collectively, the “Company Preferred Shares”) issued and outstanding immediately prior to the Effective Time, shall be converted into, and canceled in exchange for, one share of 7.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, of Sub REIT (collectively, the “Sub REIT Preferred Shares”) with the rights, terms and conditions set forth in the Sub REIT Organizational Documents; provided that if more than 66.6% of the Company Preferred Shares outstanding on the date of this Agreement are tendered and accepted for payment in the Tender Offer, then Parent shall have the right, exercisable by written notice not less than one (1) Business Day prior to the Closing, to convert in the REIT Merger at the Effective Time all remaining (i.e., not being tendered pursuant to the Tender Offer) Company Preferred Shares into cash (upon which payment such Company Preferred Shares shall be canceled and no longer be outstanding) in an amount per Company Preferred Share equal to the Offer Price, but only if such conversion complies with applicable Law and with the Company’s Charter in all respects at the time of conversion (and in the event it would not comply, then immediately prior to the Effective Time, each such remaining Company Preferred Share shall be converted into, and cancelled in exchange for, a Sub REIT Preferred Share in accordance with this Section 3.01(c)).
(d)    Immediately prior to the Effective Time, each outstanding option to purchase Company Common Shares (collectively, “Company Stock Options”) granted under the Incentive Plan or a stand-alone award agreement, whether or not then exercisable and regardless of the exercise price thereof, shall be canceled in exchange for the right to receive a single lump sum cash payment, without interest, equal to the product of (i) the number of Company Common Shares subject to such Company Stock Option immediately prior to the Effective Time, whether or not vested or exercisable, and (ii) the excess, if any, of the Company Common Share Merger Consideration over the exercise price per share of such Company Stock Option (collectively, the “Option Merger Consideration”), payable in accordance with Section 3.04. If the exercise price per share of any such Company Stock Option is equal to or greater than the Company Common Share Merger Consideration, such Company Stock Option shall be canceled without any cash payment being made in respect thereof.
(e)    Immediately prior to the Effective Time, each outstanding Restricted Share will cease to be subject to any forfeiture or vesting conditions and each such share shall be automatically converted into, and canceled in exchange for, the right to receive the Company Common Share Merger Consideration, without interest, pursuant to Section 3.01(b), payable in accordance with Section 3.04.
(f)    Immediately prior to the Effective Time, each outstanding Restricted Stock Unit, including the right to receive Company Common Shares or cash that are, pursuant to the terms of the applicable RSU Agreements, distributable with respect to such outstanding Restricted Stock Unit upon or by reference to a Change in Control (as defined in such RSU Agreement), shall be canceled in exchange for the right to receive a single lump sum cash payment, without interest, equal to the product of (i) the number of Company Common Shares subject to such Restricted Stock Unit immediately prior to the Effective Time, whether or not vested, and (ii) the Company Common Share Merger Consideration (collectively, the “RSU Merger Consideration”), payable in accordance with Section 3.04.
(g)    Prior to the Effective Time, the Company shall take all necessary actions to effectuate the treatment of Company Stock Options, Restricted Shares and Restricted Stock Units contemplated in Section 3.01(d), Section 3.01(e) and Section 3.01(f).
SECTION 3.02.    Effect on Partnership Interests. At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of the holder of any partnership interest of the Partnership or Partnership Merger Sub:
(a)    Each Limited Partner Common Unit issued and outstanding immediately prior to the Partnership Merger Effective Time (other than Limited Partner Common Units held by the Company or any Subsidiary, or acquired pursuant to Section 2.02 or Section 7.12) (the “Existing Units”) shall automatically be converted into, and canceled in exchange for, the right to receive an amount in cash equal to the Company Common Share Merger Consideration, without interest (the “Partnership Cash Merger Consideration”).
(b)    Each General Partner Common Unit issued and outstanding immediately prior to the Partnership Merger Effective Time shall automatically be converted into, and canceled in exchange for, one general partner common unit entitled to preferred distribution in the Surviving Partnership, which shall, with respect to dividend and redemption rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Partnership, rank junior to the Series A Preferred Units (as defined in the Partnership Agreement) and have such other rights, terms and conditions set forth in the Surviving Partnership Agreement (each, a “Series B Partnership General Partner Unit”).

(c)    Each Limited Partner Common Unit, if any, held by any Subsidiary issued and outstanding immediately prior to the Partnership Merger Effective Time shall automatically be converted into, and canceled in exchange for, one Series B Partnership General Partner Unit.
(d)    Each Limited Partner Common Unit, if any, acquired pursuant to Section 2.02 or Section 7.12 issued and outstanding immediately prior to the Partnership Merger Effective Time shall remain outstanding as one Limited Partner Common Unit of the Surviving Partnership, with the rights, terms and conditions set forth in the Surviving Partnership Agreement.
(e)    Each General Partner Preferred Unit issued and outstanding immediately prior to the Partnership Merger Effective Time shall remain outstanding as one General Partner Preferred Unit of the Surviving Partnership, with the rights, terms and conditions set forth in the Surviving Partnership Agreement.
(f)    Each limited liability company interest in Partnership Merger Sub issued and outstanding immediately prior to the Partnership Merger Effective Time shall automatically be canceled and retired and shall cease to exist and no payment shall be made with respect thereto.
SECTION 3.03.    Exchange of Company Common Shares, Unit Certificates and Company Preferred Shares.
(a)    Paying Agent.  Prior to the Effective Time, Parent shall appoint a bank or trust company reasonably satisfactory to the Company to act as Paying Agent (the “Paying Agent”) for the payment or exchange in accordance with this Article III of the Company Common Share Merger Consideration (exclusive of payments to holders of Restricted Shares pursuant to Section 3.01(e)) and the Partnership Cash Merger Consideration (collectively, such cash being referred to as the “Exchange Fund”). On or before the Effective Time, Parent shall deposit with the Paying Agent the Company Common Share Merger Consideration (exclusive of payments to holders of Restricted Shares pursuant to Section 3.01(e)) and the Partnership Cash Merger Consideration. The Parent shall cause the Paying Agent to make, and the Paying Agent shall make, payments of the Company Common Share Merger Consideration and the Partnership Cash Merger Consideration out of the Exchange Fund in accordance with this Agreement, the Articles of Merger and the Partnership Articles of Merger. The Exchange Fund shall not be used for any other purpose.  Any and all interest earned on cash deposited in the Exchange Fund shall be paid to Parent. Without limiting any of the foregoing, in the event Parent elects to convert all remaining (i.e., not being tendered pursuant to the Tender Offer) Company Preferred Shares into cash as provided for in the proviso of Section 3.01(c), then Parent shall deposit with the Paying Agent, in the Exchange Fund, on or before the Effective Time, the additional funds necessary to convert all such remaining Company Preferred Shares into cash. Any such additional funds shall not be used for any other purpose.
(b)    Share and Unit Transfer Books.  At the Effective Time, the Company Common Share transfer books shall be closed and thereafter there shall be no further registration of transfers of the Company Common Shares.  From and after the Effective Time, persons who held Company Common Shares immediately prior to the Effective Time shall cease to have rights with respect to such shares, except as otherwise provided for herein. From and after the Partnership Merger Effective Time, there shall be no transfers on the transfer books of the Partnership or the Surviving Partnership of Partnership Units, other than transfers with respect to the Series B Partnership General Partner Units in accordance with the terms of the Surviving Partnership Agreement. From and after the Partnership Merger Effective Time, the holders of Limited Partner Common Units outstanding immediately prior to the Partnership Merger Effective Time, other than with respect to the Series B Partnership General Partner Units, shall cease to have rights with respect to such Limited Partner Common Units, except as otherwise provided for herein.
(c)    Exchange Procedures for Uncertificated Company Common Shares. Reasonably promptly after the Effective Time (but in any event within five (5) Business Days), the Surviving Entity shall cause the Paying Agent to mail to each holder of record of Company Common Shares represented by book-entry as of immediately prior to the Effective Time (i) a letter of transmittal in customary form (which shall be subject to the reasonable approval of Parent prior to the Effective Time) and (ii) instructions for use in effecting the surrender of the Company Common Shares in exchange for the Company Common Share Merger Consideration to which such holder is entitled pursuant to this Agreement. Upon adherence to the applicable procedures set forth in the letter of transmittal and delivery to the Paying Agent of such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such Company Common Shares shall receive the Company Common Share Merger Consideration payable in respect of the Company Common Shares held by such person immediately prior to the Effective Time pursuant to the provisions of this Article III, and the Company Common Shares so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Shares that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name such Company Common Shares are registered, if Parent shall be presented with a proper form for such transfer and if the person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a person other than such holder of Company Common Shares or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.03, each Company Common Share shall be deemed at any time after the Effective Time to represent only the right to receive, upon such surrender, the Company Common Share Merger Consideration as contemplated by this Section 3.03. No interest shall be paid or accrue on the Company Common Share Merger Consideration.
(d)    Exchange Procedures for Certificated Company Common Shares. Reasonably promptly after the Effective Time (but in any event within five (5) Business Days), the Surviving Entity shall cause the Paying Agent to mail to each person who immediately prior to the Effective Time held of record Company Common Shares that were exchanged for the right to receive the Company Common Share Merger Consideration pursuant to Section 3.01: (i) a letter of transmittal in customary form (which shall specify that delivery of Certificates shall be effected, and risk of loss and title to the Certificates shall pass to the Paying Agent, only upon delivery of the Certificates to the Paying Agent, and which letter shall be subject to the reasonable approval of Parent prior to the Effective Time) and (ii) instructions for use in effecting the surrender of the holder’s Certificates in exchange for the Company Common Share Merger Consideration to which such holder is entitled pursuant to this Agreement. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall receive in exchange therefor the Company Common Share Merger Consideration payable in respect of the Company Common Shares previously represented by such Certificate pursuant to the provisions of this Article III, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Shares that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such Tax has been paid or is not applicable.  Until surrendered as contemplated by this Section 3.03, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon such surrender, the Company Common Share Merger Consideration as contemplated by this Section 3.03. No interest shall be paid or accrue on the Company Common Share Merger Consideration.
(e)    Exchange Procedures for Preferred Shares. Reasonably promptly after the Effective Time (but in any event within five (5) Business Days), Sub REIT shall cause the Paying Agent to mail to each holder of record of Company Preferred Shares represented by book-entry as of immediately prior to the Effective Time (i) a letter of transmittal in customary form (which shall be subject to the reasonable approval of Parent prior to the Effective Time) and (ii) instructions for use in effecting the surrender of the Company Preferred Shares in exchange for Sub REIT Preferred Shares to which such holder is entitled pursuant to this Agreement. Upon adherence to the applicable procedures set forth in the letter of transmittal and delivery to the Paying Agent of such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such Company Preferred Shares shall be entitled to receive in exchange therefor that number of shares of Sub REIT Preferred Shares which such holder has the right to receive pursuant to the provisions of this ARTICLE III, in book-entry form, and the Company Preferred Shares so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Preferred Shares which is not registered in the transfer records of the Company, Sub REIT Preferred Shares may be issued in book-entry form to a person other than the person in whose name Company Preferred Shares are registered, if Sub REIT shall be presented with a proper form for such transfer and if the person requesting such payment shall pay any transfer or other Taxes required by reason of the issuance of Sub REIT Preferred Shares to a person other than the registered holder of such Company Preferred Shares or establish to the satisfaction of Sub REIT that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.03, each Company Preferred Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender, the appropriate number of shares of Sub REIT Preferred Shares, in book-entry form. Alternatively, if Parent elects to convert all remaining (i.e., not being tendered pursuant to the Tender Offer) Company Preferred Shares into cash as provided for in the proviso of Section 3.01(c), then reasonably promptly after Parent provides written notice pursuant to the proviso of Section 3.01(c) (but in any event within three (3) Business Days of such notice), Parent shall cause Paying Agent to follow the foregoing procedures provided in this Section 3.03(e) to notify and instruct holders of such remaining Company Preferred Shares to exchange all such remaining Company Preferred Shares for cash in an amount per Company Preferred Share equal to the Offer Price. Until surrendered as contemplated by this Section 3.03, each remaining Company Preferred Share shall be deemed at any time after the Effective Time to represent only the right to receive, upon such surrender, cash in an amount per Company Preferred Share equal to the Offer Price as contemplated by this Section 3.03. No interest shall be paid or accrue on the Company Preferred Shares.
(f)    Exchange Procedures for Unit Certificates. Reasonably promptly after the Partnership Merger Effective Time (but in any event within five (5) Business Days), the Surviving Entity shall cause the Paying Agent to mail to each person who immediately prior to the Partnership Merger Effective Time held of record Limited Partner Common Units that were automatically converted into, and canceled in exchange for, the right to receive the Partnership Cash Merger Consideration pursuant to Section 3.02: (i) a letter of transmittal (which shall specify that delivery of Unit Certificates shall be effected, and risk of loss and title to the Unit Certificates shall pass to the Paying Agent, only upon delivery of the Unit Certificates to the Paying Agent, and which letter shall be in customary form and subject to the reasonable approval of Parent prior to the Partnership Merger Effective Time) and (ii) instructions for use in effecting the surrender of the holder’s Unit Certificates in exchange for the Partnership Cash Merger Consideration to which the holder thereof is entitled. Upon surrender of a Unit Certificate for cancellation to the Paying Agent or to such other agent or agents reasonably satisfactory to the Company as may be appointed by Parent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such Unit Certificate shall receive in exchange therefor the Partnership Cash Merger Consideration payable in respect of the Limited Partner Common Units previously represented by such Unit Certificate pursuant to the provisions of this Article III, and the Unit Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Limited Partner Common Units that is not registered in the transfer records of the Partnership, payment may be made to a person other than the person in whose name the Unit Certificate so surrendered is registered if such Unit Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a person other than the registered holder of such Unit Certificate or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.03, each Unit Certificate, other than Unit Certificates representing Series B Partnership General Partner Units, shall be deemed at any time after the Partnership Merger Effective Time to represent only the right to receive, upon such surrender, the Partnership Cash Merger Consideration as contemplated by this Section 3.03. No interest shall be paid or accrue on the Partnership Cash Merger Consideration.
(g)    No Further Ownership Rights in Company Shares, or Limited Partner Common Units Exchanged; Share and Unit Transfers.  At the Effective Time, holders of Company Shares shall cease to be, and shall have no rights as, stockholders of the Company other than the right to receive the Company Common Share Merger Consideration provided under this Article III. The Company Common Share Merger Consideration paid in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights and privileges pertaining to the Company Common Shares exchanged theretofore. The

Partnership Cash Merger Consideration paid in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights and privileges pertaining to the Existing Units exchanged therefor, and on and after the Partnership Merger Effective Time such holders of Existing Units shall have no further rights with respect to any Existing Units so exchanged, and shall have no rights as, limited partners of the Partnership with respect to such Existing Units, other than the right to receive the Partnership Cash Merger Consideration immediately prior to the Closing as provided under this Article III.
(h)    Termination of Exchange Fund.  Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Shares or Limited Partner Common Units that were exchanged for the right to receive the Partnership Cash Merger Consideration for one (1) year after the Effective Time shall be delivered to the Surviving Entity, and any holders of Company Common Shares or Limited Partner Common Units prior to the Mergers who have not theretofore complied with this Article III shall thereafter look only to the Surviving Entity and/or the Surviving Partnership for payment of the Company Common Share Merger Consideration or the Partnership Cash Merger Consideration, as applicable, in each case without interest, as general creditors. If any certificates representing Company Common Shares or Limited Partner Common Units shall not have been surrendered prior to five (5) years after the Effective Time (or a date which is immediately prior to such time on which any payment in respect hereof would otherwise escheat or become the property of any Governmental Authority), the payment in respect of such certificates shall, to the extent permitted by applicable Law, become the property of the Surviving Entity, free and clear of all claims or interest of any person previously entitled thereto. Notwithstanding the foregoing, none of Parent, Sub REIT, the Company, the Surviving Corporation, the Surviving Partnership nor the Paying Agent shall be liable to any holder of Company Common Shares for any Company Common Share Merger Consideration delivered in respect of such Company Common Shares to a public official pursuant to any abandoned property, escheat or other similar Law.
(i)    No Liability.  None of Parent, Sub REIT, REIT Merger Sub, Partnership Merger Sub, the Surviving Entity, the Company, the Partnership, the Surviving Partnership or the Paying Agent, or any employee, officer, director, agent or Affiliate thereof, shall be liable to any person in respect of the Company Common Share Merger Consideration or the Partnership Cash Merger Consideration, as applicable, if the Exchange Fund has been delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.
(j)    Investment of Exchange Fund.  The Paying Agent shall invest the cash included in the Exchange Fund, as directed by the Surviving Entity, on a daily basis.  Any net profit resulting from, or interest or income produced by, such investments, shall be placed in the Exchange Fund.  To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt payments of the Company Common Share Merger Consideration or the Partnership Cash Merger Consideration as contemplated hereby, Parent shall promptly replace or restore the portion of the Exchange Fund lost through investments or other events so as to ensure that the Exchange Fund is, at all times, maintained at a level sufficient to make such payments.
(k)    Lost Certificates or Unit Certificates.  If any Certificate or Unit Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate or Unit Certificate to be lost, stolen or destroyed and, if required by the Surviving Entity or the Paying Agent, the posting by such person of a bond in such amount as the Surviving Entity or the Paying Agent reasonably may direct, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Company Common Share Merger Consideration payable in respect thereof, or will issue in exchange for such lost, stolen or destroyed Unit Certificate the Partnership Cash Merger Consideration payable in respect thereof pursuant to this Agreement.
SECTION 3.04.    Payment of Option Merger Consideration, Restricted Share Payments and RSU Merger Consideration.  Prior to the Effective Time, the Company shall deliver to Parent a schedule setting forth (a) the Option Merger Consideration to be paid to the holders of Company Stock Options pursuant to Section 3.01(d), (b) the amount of Company Common Share Merger Consideration to be paid to holders of Restricted Shares pursuant to Section 3.01(b) and Section 3.01(e) and (c) the RSU Merger Consideration to be paid to holders of Restricted Stock Units pursuant to Section 3.01(f). On or before the Effective Time, Parent shall deposit with the Company the Option Merger Consideration, the amount of Company Common Share Merger Consideration to be paid to holders of Restricted Shares and the RSU Merger Consideration. The Company shall thereafter pay, less any applicable withholding pursuant to Section 3.05, the Option Merger Consideration, the amount of Company Common Share Merger Consideration to be paid to holders of Restricted Shares and the RSU Merger Consideration to the holders of Company Stock Options, Restricted Shares and Restricted Stock Units, as the case may be, reasonably promptly (but in no event more than five (5) Business Days) following the Closing Date. The payment of the Option Merger Consideration paid with respect to Company Stock Options in accordance with the terms of this Article III shall be in full satisfaction of all rights and privileges pertaining to the canceled Company Stock Options, and on and after the Effective Time the holder of a Company Stock Option shall have no further rights with respect to any Company Stock Option, other than the right to receive the Option Merger Consideration as provided in Section 3.01(d). The payment of the Company Common Share Merger Consideration to holders of Restricted Shares in accordance with the terms of this Article III shall be in full satisfaction of all rights and privileges pertaining thereto, and on and after the Effective Time the holder of a Restricted Share shall have no further rights with respect thereto, other than the right to receive the Company Common Share Merger Consideration as provided in Section 3.01(b) and Section 3.01(e). The payment of the RSU Merger Consideration paid with respect to Restricted Stock Units in accordance with the terms of this Article III shall be in full satisfaction of all rights and privileges pertaining to the canceled Restricted Stock Units, and on and after the Effective Time the holder of a Restricted Stock Unit shall have no further rights with respect to any Restricted Stock Unit, other than the right to receive the RSU Merger Consideration as provided in Section 3.01(f). All payments under this Section 3.04 shall be subject to any applicable withholding Tax pursuant to Section 3.05.
SECTION 3.05.    Withholding Rights. Parent, Sub REIT, the Company, the Surviving Entity, the Surviving Partnership or the Paying Agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, and the rules and regulations promulgated thereunder, or any provision of Tax law.  To the extent that amounts are so withheld by Parent, Sub REIT, the Company, the Surviving Entity, the Surviving Partnership or the Paying Agent, as applicable, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such person in respect of which such deduction and withholding was made.
SECTION 3.06.    Dissenters’ Rights. No dissenters’ or appraisal rights shall be available with respect to the Mergers or the other Contemplated Transactions.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE
COMPANY AND THE PARTNERSHIP
Subject to (i) any information contained, or incorporated by reference, in any SEC Report filed with, or furnished to, the SEC, and in either case publicly available, on or after January 1, 2010 and prior to April 12, 2013 (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure or risks or other matters included in any “forward-looking statements” disclaimer or other statements that are cautionary, predictive or forward-looking in nature, including in “Management’s Discussion and Analysis”) to the extent the qualifying nature of such disclosure is reasonably apparent, and (ii) the exceptions and qualifications set forth in a disclosure schedule with numbered sections corresponding to the relevant sections in this Agreement (the “Company Disclosure Schedule”), the Company and the Partnership hereby represent and warrant to Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub that:
SECTION 4.01.    Existence; Good Standing; Authority. (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. The Company is duly qualified or licensed to do business as a foreign entity and is in good standing under the laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, has not had or would not reasonably be expected to have a Material Adverse Effect. The Company has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.
(b)    The Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Maryland. The Partnership is duly qualified or licensed to do business as a foreign limited partnership and is in good standing under the laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, has not had or would not reasonably be expected to have a Material Adverse Effect. The Partnership has all requisite partnership power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.
(c)    Section 4.01(c) of the Company Disclosure Schedule sets forth as of the date of this Agreement: (i) each Subsidiary, including whether that Subsidiary is expected to be active after the Closing or whether it is expected to be dissolved prior to the Closing (each such subsidiary, a “Dissolving Subsidiary”); and (ii) the legal form of each Subsidiary, including the state of formation. Except as set forth on Section 4.01(c) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, beneficially or of record, any interest in, shares of stock or other equity security of any person.
(d)    Each of the Subsidiaries is duly organized, validly existing and in good standing (or the equivalent thereof) under the laws of its respective jurisdiction of organization and duly qualified or licensed to do business as a foreign entity and in good standing under the laws of each jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, has not had or would not reasonably be expected to have a Material Adverse Effect. Each of the Subsidiaries has all requisite corporate or partnership power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.
(e)    Except for the Partnership, as of the date of this Agreement, all of the Subsidiaries are, directly or indirectly, wholly-owned by the Company. There are no securities of any Subsidiary convertible or exchangeable for equity securities of any Subsidiary and no agreements, arrangements or other subscription rights, options, warrants, conversion rights, stock appreciation rights, “phantom stock”, stock units, calls, claims, rights of first refusal, rights (including preemptive rights), commitments, arrangements or agreements to which any Subsidiary is a party or by which it is bound in any case obligating the Subsidiary to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, stock or ownership interests of the Subsidiary, or obligating the Subsidiary to grant, extend or enter into any such subscription right, option, warrant, conversion right, stock appreciation right, “phantom stock”, stock unit, call, claim, right of first refusal, right, commitment, arrangement or agreement.
(f)    All of the outstanding equity or voting securities of each of the Subsidiaries that is a corporation have been duly authorized, validly issued and are (i) fully paid and nonassessable, and (ii) owned by the Company or by one of the Subsidiaries, directly or indirectly, free and clear of any Lien, other than Permitted Liens. All outstanding equity or voting interests in each of the Subsidiaries that is a partnership, limited liability company or trust which are owned by the Company, by one of the Subsidiaries or by the Company and one of the Subsidiaries are duly authorized and validly issued and are owned free and clear of any Lien, other than Permitted Liens.
(g)    The Company has previously made available to Parent true and complete copies of the Company’s charter (amended to date, the “Company’s Charter”), the Fourth Amended and Restated Bylaws of the Company (the “Company Bylaws”), the Partnership’s Certificate of Limited Partnership and the Partnership’s Second Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”), each as amended through the date hereof (collectively the “Organizational Documents”), and the comparable organizational documents of each of its Subsidiaries, each as amended through the date hereof. All Organizational Documents are in full force and effect and no dissolution, revocation or forfeiture proceedings regarding the Company or the Partnership have been commenced. Except as would not have a Material Adverse Effect, the Company and the Partnership are not in default or violation (and no event has occurred which, with notice or lapse of time or both, would constitute a default or violation) of any term, condition or provision of the Organizational Documents.
SECTION 4.02.    Capitalization. (a) The authorized shares of stock of the Company consist of 100,000,000 Company Common Shares, of which, as of April 24, 2013, 57,322,671 were issued and outstanding, and 50,000,000 shares of preferred stock, par value $0.01 per share, of the Company, of which, 10,000,000 shares have been classified and designated as Company Preferred Shares, of which 9,730,370 shares were issued and outstanding as of April 24, 2013. As of the date of this Agreement, the Company had no Company Common Shares reserved for issuance or required to be reserved for issuance other than (i) as described in Section 4.02(c) below or (ii) Company Common Shares which are issuable to holders of Partnership Units in exchange for those Partnership Units in accordance with Section 8.6 of the Partnership Agreement. All issued and outstanding shares of the Company are, and all shares subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid, nonassessable, free of preemptive rights, under any provisions of the MGCL, the Company’s Charter and the Company Bylaws.
(b)    The Company has no outstanding bonds, debentures, notes or other obligations for borrowed money, the holders of which have the right to vote (or which are convertible into, exchangeable for or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.
(c)    As of the date of this Agreement, no Company Common Shares are available for issuance pursuant to the Incentive Plan (it being understood, however, that the Company has issued and, subject to the limitations in this Agreement, may from time to time issue new Company Stock Rights (as defined below) which may be settled in cash if no Company Common Shares are then available for issuance under the Incentive Plan). As of April 24, 2013, 1,097,101 Company Stock Options, 6,129 Restricted Shares and 2,259,605 Restricted Stock Units are outstanding under the Incentive Plan(s). Except for the Company Stock Options, the Restricted Shares, the Restricted Stock Units and any dividend equivalent rights thereon (collectively, the “Company Stock Rights”), and the Partnership Common Units, there are no existing options, warrants, calls, subscription rights, convertible or exchangeable securities or other rights, stock based performance units, agreements or commitments (contingent or otherwise) that obligate the Company to issue, deliver, transfer or sell any Company Common Shares or Company Preferred Share or any investment that is convertible into or exercisable or exchangeable for any such shares. Section 4.02(c) of the Company Disclosure Schedule sets forth a list of the Company Stock Rights, the number of shares subject to each Company Stock Right, the type of Company Stock Right, the per share exercise price or purchase price for each Company Stock Right that is a Company Stock Option, in each case, as of the date of this Agreement. Each grant of a Company Stock Option was duly authorized by the taking of all necessary corporate action no later than the date on which the grant of such Company Stock Option was by its terms to be effective. The per share exercise price of each Company Stock Option was not less than the fair market value of a Company Common Share on the applicable grant date. Except for the Company Stock Rights, there are no outstanding stock options, stock appreciation rights, dividend equivalent rights, restricted stock awards or “phantom” share awards issued by the Company in respect of Company Common Shares or Company Preferred

Shares. Except as set forth in Section 4.02(a), this Section 4.02(c) and/or Section 4.02(c) of the Company Disclosure Schedule, (i) there are no other equity securities of the Company, (ii) since April 24, 2013 through the date of this Agreement and, except as otherwise permitted pursuant to Section 6.01(b), after the date of this Agreement, the Company has not issued or committed to issue any shares of capital stock in connection with the exchange of Partnership Units in accordance with the existing terms of the Partnership Agreement or pursuant to Company Stock Rights outstanding as of April 24, 2013, and (iii) no agreements, arrangements, or other subscriptions, options, warrants, conversion rights, stock appreciation rights, “phantom stock”, stock units, calls, claims, rights of first refusal, rights (including preemptive rights), commitments, arrangements or agreements to which the Company is a party or by which it is bound in any case obligating the Company to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, stock or other equity securities of the Company, or obligating the Company to grant, extend or enter into any such subscription, option, warrant, conversion right, stock appreciation right, call, commitment, arrangement or agreement. True and complete copies of all instruments (or the forms of such instruments) referred to in this Section 4.02(c) have been made available to Parent. The Company does not have a stockholder rights plan, “poison pill” or comparable plan in effect, other than the “Ownership Limit” as set forth and defined in the Company’s Charter.
(d)    Except for this Agreement, the Company Stock Rights and the Partnership Agreement, there are no agreements or understandings (including voting trusts and proxies) to which the Company or any Subsidiary is a party with respect to the voting of any capital stock of, or the voting of any other interests in, the Company or any of its Subsidiaries.
(e)    Except as set forth in Section 4.02(e) of the Company Disclosure Schedule, the Company and its Subsidiaries are under no obligation, contingent or otherwise, by reason of any agreement to register the offer and sale or resale of any of their securities under the Securities Act.
(f)    The Company is the sole general partner of the Partnership and, as of the date hereof, owns 100% of the General Partner Preferred Units and approximately 99.8% of the Partnership Common Units. Section 4.02(f) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a list of all holders of record of Partnership Common Units, including the Company, and the number of Partnership Common Units held of record by each such holder. Without limiting the representation in Section 4.01(e) as it applies to the Partnership, (i) there are no existing options, warrants, calls, subscriptions, convertible or exchangeable securities, or other rights, agreements or commitments that obligate the Partnership to issue, deliver, transfer or sell any partnership interests of such Partnership and (ii) except as set forth in the Partnership Agreement, there are no contractual obligations of the Partnership to issue, repurchase, redeem or otherwise acquire any partnership interests of the Partnership. The General Partner Preferred Units and the General Partner Common Units are subject only to the restrictions on transfer set forth in the Partnership Agreement, and those imposed by applicable securities laws. As of the date of this Agreement, neither the Company nor the Partnership has received any Notice of Redemption (as defined in the Partnership Agreement) pursuant to which the Company or the Partnership has any unsatisfied obligation to repurchase, redeem or otherwise acquire any partnership interests in the Partnership. As of the date of this Agreement, except as required by (A) Section 8.6 of the Partnership Agreement or (B) this Agreement, neither the Company nor the Partnership is otherwise obligated to repurchase, redeem or otherwise acquire any partnership interests in the Partnership.
(g)    (i) Section 4.02(g)(i) of the Company Disclosure Schedule sets forth a list of Contracts and instruments (including any loan or credit agreement, repurchase agreement, any note, or any bond, mortgage, indenture, or other similar loan or credit agreement, or guarantee thereof), evidencing, securing or memorializing any Indebtedness of the Company or any Subsidiary in excess of $250,000 as of the date hereof (collectively, the “Loan Documents”), which list includes the applicable current interest rates (including rate swaps and caps) as of such date and the applicable maturity dates; and (ii) Section 4.02(g)(ii) of the Company Disclosure Schedule sets forth the aggregate outstanding principal amounts as of March 31, 2013 of the indebtedness for borrowed money memorialized by the Loan Documents.
(h)    Except as set forth in the Organizational Documents, there are no outstanding contractual obligations of the Company or any of the Subsidiaries to repurchase, redeem or otherwise acquire any Company Common Shares or capital stock of any Subsidiary.
SECTION 4.03.    Authority Relative to this Agreement and the Ancillary Agreement. (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and the Ancillary Agreement to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the REIT Merger and the other Contemplated Transactions (to the extent that it is a party thereto). No other corporate or partnership proceedings on the part of the Company or any of its Subsidiaries are necessary to authorize this Agreement and the Ancillary Agreement or to consummate the REIT Merger and the other Contemplated Transactions (to the extent that it is a party thereto) (other than, with respect to the REIT Merger and this Agreement, to the extent required by Law, the Company Stockholder Approval). This Agreement and the Ancillary Agreement to which the Company is a party (I) have been duly and validly executed and delivered by the Company and (II) assuming due authorization, execution and delivery of this Agreement and the Ancillary Agreement by each of the parties thereto other than the Company and the Partnership, each constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with and subject to its terms and conditions, except as enforceability may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or similar Laws from time to time in effect affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) (the “Enforceability Exceptions”).
(b)    The Company Board has duly and validly authorized the execution and delivery of this Agreement and the Ancillary Agreement to which the Company is a party and approved the consummation of the REIT Merger and the other Contemplated Transactions (to the extent that the Company is a party thereto) on the terms and conditions set forth herein, and no other actions are required to be taken by the Company Board for the consummation of the REIT Merger and the other Contemplated Transactions (to the extent that the Company is a party thereto). The Company Board has directed that this Agreement be submitted to the holders of Company Common Shares for their approval to the extent required by Law and the Company’s Charter and, subject to the provisions of Section 7.04 hereof, will recommend to the holders of

Company Common Shares that they vote in favor of the REIT Merger and the Contemplated Transactions (to the extent that the Company is a party thereto). No other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Contemplated Transactions (to the extent that it is a party thereto), including the REIT Merger, other than (i) the affirmative approval of the REIT Merger by the holders of Company Common Shares, voting together as a single class, entitled to cast at least two-thirds (2/3) of all votes entitled to be cast by the holders of all outstanding Company Common Shares as of the record date for the Company Stockholder Meeting (the “Company Stockholder Approval”) and (ii) the execution of, filing with the SDAT of, and acceptance for record by the SDAT of, the Articles of Merger as required by the MGCL.
(c)    The Partnership has all necessary partnership power and authority to execute and deliver this Agreement and the Ancillary Agreement, to perform its obligations hereunder and thereunder, and to consummate the Partnership Merger and the other Contemplated Transactions (to the extent that it is a party thereto). No other partnership proceedings on the part of the Partnership are necessary to authorize this Agreement or to consummate the Partnership Merger and the other Contemplated Transactions (to the extent that it is a party thereto), other than the execution of the Partnership Articles of Merger and the filing with, and acceptance for record by the SDAT of the Partnership Articles of Merger as required by the MRULPA and the MLLCA. This Agreement (I) has been duly and validly authorized, executed and delivered by the Partnership and the Company, as sole general partner of the Partnership and as owner of a majority of the Partnership Common Units, has approved the execution and delivery of this Agreement, the Partnership Merger and the other Contemplated Transactions, and (II) assuming due authorization, execution and delivery of this Agreement by each of the parties thereto other than the Company and the Partnership, constitutes a valid, legal and binding agreement of the Partnership, enforceable against the Partnership in accordance with and subject to its terms and conditions, except as enforceability may be limited by applicable Enforceability Exceptions.
SECTION 4.04.    No Conflict; Required Filings and Consents. (a) The execution and delivery by the Company and the Partnership of this Agreement and the Ancillary Agreement to which they are a party do not, and the performance of their respective obligations hereunder and thereunder and the consummation of the Contemplated Transactions will not, subject to Company Stockholder Approval, (i) conflict with or violate the Organizational Documents or any equivalent organizational or governing document of any Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in subsection (b) have been obtained and all filings and obligations described in subsection (b) have been made, conflict with or violate any Law applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) require any consent or approval other than the consents set forth on Section 4.04(a) of the Company Disclosure Schedule, including the applicable lender consents set forth thereon (such lender consents, the “Loan Consents”), or result in any violation or breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in any right of purchase, first offer, forced sale or similar right or obligation under or result in the triggering of any payments or the creation of a Lien or other encumbrance (other than Permitted Liens) on any property or asset of the Company or any Subsidiary pursuant to, any note, bond, mortgage, indenture, Contract, Lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, consents, breaches, defaults or other occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.
(b)    The execution and delivery by the Company and the Partnership of this Agreement and the Ancillary Agreement to which they are a party do not, and the performance of their respective obligations hereunder and thereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state, county or local or any foreign government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body (a “Governmental Authority”), except (i) for (A) applicable requirements, if any, of the Securities Act, the Exchange Act, state securities or “blue sky” laws (“Blue Sky Laws”) and state takeover Laws, (B) the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement relating to the Mergers to be sent to the holders of Company Common Shares (as amended or supplemented from time to time, the “Proxy Statement”), (C) any filings required under the rules and regulations of the New York Stock Exchange (the “NYSE”), and (D) the filing of the Articles of Merger and Partnership Articles of Merger with the SDAT in accordance with the MGCL and the MRULPA, as applicable, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.
SECTION 4.05.    Permits; Compliance with Law. (a) Each of the Company and the Subsidiaries is in possession of all Permits, and all such Permits are valid and in full force and effect, except where the failure to have or where the failure to be valid or in full force and effect, or the suspension or cancellation of, any of the Permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. No suspension or cancellation of any of the Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Permits, individually or in the aggregate, has not had and would not have reasonably be expected to have a Material Adverse Effect. All applications required to have been filed for the renewal of any Permits of the Company and the Subsidiaries have been duly filed on a timely basis with the appropriate Governmental Authority, except where failures to have filed, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. None of the Company or any Subsidiary is, or has been, in conflict with, or in default, breach or violation of, (i) any Law applicable to the Company or any Subsidiary or by which any of their properties or assets is bound or affected, or (ii) any note, bond, mortgage, indenture, Contract, Lease, license, Permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their properties or assets is bound, except for any such conflicts, defaults, breaches or violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect with respect to the foregoing clauses (i) and (ii).
(b)    Since November 21, 2010, and except as has not had and would not reasonably be expected to materially adversely affect the Company or any Subsidiary, none of the Company, its Subsidiaries or their respective, directors, officers, agents or employees acting for or on behalf of any of the Company or its Subsidiaries, has, in violation of any applicable Law: (i) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person, private or public, regardless of form, whether in money, property or services (A) to obtain favorable treatment in securing business, (B) to pay for favorable treatment for business secured, or (C) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any of its Subsidiaries; or (ii) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, governmental employee or other person or entity with whom the Company or any of its Subsidiaries will do business directly or indirectly.
SECTION 4.06.    SEC Filings; Financial Statements. (a) The Company has filed or furnished, on a timely basis, all forms, reports, schedules, statements and documents (including all exhibits) required to be filed or furnished by it with the SEC since January 1, 2010 through the date of this Agreement (the “SEC Reports”). The SEC Reports, each as amended or supplemented prior to the date hereof, (i) have been prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, when filed as amended or supplemented prior to the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary is required to file any form, report or other document with the SEC.
(b)    Each of the consolidated financial statements (including, in each case, any notes or schedules thereto) contained in the SEC Reports was prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the applicable rules of the SEC) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented, in all material respects, in accordance with GAAP, the consolidated financial position, results of operations, stockholders’ equity, and cash flows of the Company and its consolidated subsidiaries, as of the respective dates thereof and for the respective periods indicated therein except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year‑end adjustments which are not material).
(c)    The Company has made available to Parent copies of all comment letters received by the Company from the Staff of the SEC since January 1, 2010 through the date of this Agreement and all responses to such comment letters by or on behalf of the Company. There are no outstanding or unresolved comments from the SEC with respect to any of the SEC Reports. To the knowledge of the Company, as of the date of this Agreement, none of the SEC Reports is subject of ongoing SEC review or outstanding SEC comments or investigation.
(d)    To the knowledge of the Company, none of the Company or any consolidated Subsidiary has, as of the date of this Agreement, any material liabilities or material obligations, except for liabilities or obligations (i) reflected or adequately reserved against on the Latest Balance Sheet as of the Balance Sheet Date, (ii) contemplated by or under this Agreement or incurred in connection with the Contemplated Transactions in compliance with the terms of this Agreement, (iii) incurred in the ordinary course of business and in a manner consistent with past practice since the date of the Latest Balance Sheet, (iv) that individually or in the aggregate do not exceed $15.0 million or (v) that are disclosed on the Company Disclosure Schedule.
(e)    Except as has not and would not reasonably be expected to have a Material Adverse Effect, the Company has established and maintains “disclosure controls and procedures” (as such terms are defined in Rule 13a-15 under the Exchange Act) that are reasonably designed to ensure that all material information concerning the Company (including its Subsidiaries) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is made known on a timely basis to the Company’s principal executive officer and its principal financial officer (as appropriate) in order to allow for the preparation of the SEC Reports.
(f)    Except as has not and would not reasonably be expected to have a Material Adverse Effect, the Company has established and maintains a system of “internal control over financial reporting” (as such term is defined in Rules 13a-15 under the Exchange Act) designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP and provide reasonable assurance regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.
(g)    Since January 1, 2010 through the date of this Agreement, the Company has not received any written notification from its independent accountants of any (i) “significant deficiency” or (ii) “material weakness” in the Company’s internal control over financial reporting. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in Release 2004-001 of the Public Company Accounting Oversight Board, as in effect on the date hereof.
(h)    Neither the Company nor any of its Subsidiaries has entered into or is subject to (1) any “off balance sheet arrangement” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act) or (2) any other commitment to become a party to any joint venture, off balance sheet partnership or any similar Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, in each case where the results, purpose or effect of such arrangement or commitment is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s or such Subsidiary’s published financial statements or other SEC Reports.
SECTION 4.07.    Absence of Material Adverse Effect. Since the Balance Sheet Date until the date of this Agreement, (a) except as contemplated by this Agreement or as set forth in Section 4.07 of the Company Disclosure Schedule, the business of the Company and its Subsidiaries has been conducted in all material respects in the ordinary course of business consistent with past practice, and (b) there has not occurred any changes, effects, events or circumstances that, individually or in the aggregate, has had or would reasonably be likely to have a Material Adverse Effect.

SECTION 4.08.    Absence of Litigation. As of the date hereof, except (i) as set forth in the SEC Reports filed prior to the date of this Agreement, or (ii) for Actions arising from the ordinary course of operations of the Company and the Subsidiaries involving (A) collection matters that are not material to the relevant entity, (B) personal injury or other tort litigation which are covered by adequate insurance (subject to customary deductibles and self-insured retention payments) or for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, or (C) disputes with tenants with respect to area remeasurements, pass through audits and other similar audits by tenants of operating or maintenance expenses, there is no Action pending (in which service of process has been received by an employee of the Company) or, to the Company’s knowledge, threatened since January 1, 2011, against the Company or any Subsidiary or any of its or their respective properties or assets that, if adversely determined, would, (x) prevent or materially delay consummation of the Contemplated Transactions or (y) individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the date hereof, except as set forth on Section 4.08 of the Company Disclosure Schedule, none of the Company or any Subsidiary is subject to any Order, which restricts its ability to own or operate its respective properties or assets.
SECTION 4.09.    Employee Benefit Plans. (a)  Section 4.09(a) of the Company Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and all material bonus, stock option, stock purchase, restricted stock, restricted stock unit, incentive, deferred compensation, retiree medical or life insurance, supplemental executive retirement plans or severance plans, programs, policies or arrangements and all material employment, termination, severance or change in control Contracts, to which the Company or any Subsidiary is a party, or which are sponsored, maintained or contributed to by the Company or any Subsidiary for the benefit of any current employee, officer or director of the Company or any Subsidiary or, to the extent that the Company or any Subsidiary has any continuing liability, any former employee, officer or director of the Company or any Subsidiary (collectively, the “Plans”). As applicable with respect to each Plan, the Company has made available to Parent a true and correct copy of (i) each Plan document, including all amendments thereto, (ii) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the “IRS”), if any, (iii) the most recent summary plan description, (iv) each currently effective trust agreement or other funding vehicle, if any, and (v) the most recent determination letter or prototype opinion letter, if any, issued by the IRS with respect to any Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”).
(b)    Each Plan complies in all material respects in form and operation with its terms and the requirements of all applicable Laws, including, ERISA and the Code. No Action, claim or proceeding is pending or, to the knowledge of the Company, threatened in writing since January 1, 2011, with respect to any Plan (other than claims for benefits in the ordinary course) that, individually or in the aggregate, has had and would reasonably be expected to have a Material Adverse Effect.
(c)    Each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS or may rely on a favorable prototype opinion letter from the IRS, and to the knowledge of the Company no fact or event has occurred since the date of such determination letter or prototype opinion letter, as applicable, from the IRS that could reasonably be expected to adversely affect the qualified status of any such Plan.
(d)    No Plan is, and none of Company, Subsidiary or any ERISA Affiliate contributes to or has, within the past six (6) years, contributed to any Plan that is, (i) a “multiemployer plan” (within the meaning of Section 3(37) of ERISA) or (ii) a pension plan that is subject to Title IV or Section 302 of ERISA or Section 412 of the Code. Neither the Company, nor its Subsidiaries nor any ERISA Affiliate has incurred or is reasonably likely to incur any liability under Title IV of ERISA. For purposes of this Section 4.09(d), “ERISA Affiliate” means any entity (whether or not incorporated) other than the Company, that, together with the Company, is required to be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.
(e)    Except as contemplated by this Agreement, neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions (either alone or in conjunction with any other event) will (i) result in any payment or any increase or acceleration (of vesting or delivery) of any payment or benefit to any current or former employee or director of the Company or any Subsidiary under any Plan, or (ii) trigger the funding of any compensation or benefits under any Plan. Except as set forth in Section 4.09(e) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions (either alone or in conjunction with any other events) will result in any payment or benefit that will or may be made by the Company or its Subsidiaries that may be characterized as an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Code.
(f)    None of the Plans provide for health or life insurance benefits with respect to, or on behalf of, any former employee after the termination of employment except as may be required by Section 4980B of the Code or any similar Law. To the Company’s knowledge, there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Plan that would reasonably be expected to result in material liability to the Company.
(g)    Each Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code and that is subject to Section 409A of the Code has been operated and maintained in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder during the respective time periods in which such operational or documentary compliance has been required, except as would not reasonably be expected to result in material liability to the Company.
(h)    Neither the Company nor any Subsidiary has sponsored, maintained or contributed to any employee benefit plan outside of the United States.
(i)    The representations and warranties contained in this Section 4.09 constitute the sole representations and warranties of the Company and the Partnership under this Agreement as to employee benefit plans.

SECTION 4.10.    Labor Matters. (a)  Neither the Company nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Subsidiary. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) neither the Company nor any Subsidiary has breached or otherwise failed to comply with any provision of any such agreement or contract, and there are no grievances outstanding against the Company or any Subsidiary under such agreement or contract; and (ii) there is no strike, slowdown, work stoppage or lockout by or with respect to any employees of the Company or any Subsidiary.
(b)    The Company and its Subsidiaries are in compliance with all applicable laws relating to employment and labor, including but not limited to, laws relating to wages, hours, collective bargaining, employment discrimination, safety and health, workers’ compensation and the collection and payment of withholding or social security taxes, except as would not reasonably be expected to result in material liability to the Company.
(c)    Neither the Company nor any of its Subsidiaries has classified an individual as an “independent contractor” or of similar status who, according to any Plan or agreement or applicable law, should have been classified as an employee or of similar status, except as would not reasonably be expected to result in material liability to the Company.
(d)    To the knowledge of the Company, no employee or officer of the Company or any Subsidiary is in violation of any employment contract, confidentiality or trade secret disclosure agreement, or non-competition agreement, in any material respect, in each case only with respect to agreements to which the Company or any Subsidiary is a party.
SECTION 4.11.    Disclosure Documents. The information relating to the Company and the Subsidiaries to be contained in the Proxy Statement and any Other Filings, and any amendments thereof or supplements thereto, will not, on the date the Proxy Statement or such Other Filing (or any amendment thereof or supplement thereto) is first mailed to holders of Company Shares or at the time of the Company Stockholder Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading at the time and in light of the circumstances under which such statement is made. All documents that the Company is responsible for filing with the SEC in connection with the Mergers or the other Contemplated Transactions, including the Proxy Statement and any Other Filings, and any amendments thereof or supplements thereto will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder, and the Exchange Act and the rules and regulations thereunder. The representations and warranties contained in this Section 4.11 will not apply to the failure of the Proxy Statement or any Other Filing, or any amendment thereof or supplement thereto, to comply as to form as a result of, or statements or omissions included in the Proxy Statement or any Other Filings based upon, information supplied by, or the sufficiency of disclosures related to, Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub.
SECTION 4.12.    Property and Leases. (a)  Section 4.12(a) of the Company Disclosure Schedule sets forth a correct and complete list and address of (i) all operating real property that is owned by the Company and the

Subsidiaries or leased by the Company and the Subsidiaries as a tenant or ground lessee as of the date of this Agreement (together with all buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property, the “Operating Properties”), and (ii) all undeveloped real property and all real property currently under development that is owned by the Company and the Subsidiaries or leased by the Company and the Subsidiaries as a tenant or ground lessee as of the date of this Agreement (together with any buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property, the “Development Properties” and, together with the Operating Properties, the “Company Properties”). As of the date hereof, each of the Company Properties is owned or leased by the Subsidiaries, as indicated in Section 4.12(a) of the Company Disclosure Schedule. As of the date hereof, the Subsidiaries own (and have valid title in fee simple to) or, if so indicated in Section 4.12(a) of the Company Disclosure Schedule, lease (and have a valid leasehold interest in, subject to Enforceability Exceptions) each of the Company Properties, in each case, free and clear of any Liens, title defects, covenants or reservations of interests in title (collectively, “Property Restrictions”), except for (w) Permitted Liens, (x) Property Restrictions imposed or promulgated by Law or by any Governmental Authority or which are customary and typical for similar properties, (y) Property Restrictions set forth on Section 4.12(a) of the Company Disclosure Schedule, and (z) Property Restrictions which, individually or in the aggregate, do not have a Material Adverse Effect. Except as otherwise permitted to be incurred, created or placed on any Company Property pursuant to Section 6.01(b), since the date of this Agreement, the Company has not voluntarily incurred, created or placed any Property Restrictions on any Company Property which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the value or marketability of any Company Property.
(b)    Section 4.12(b) of the Company Disclosure Schedule sets forth a correct and complete list, as of the date hereof, of all Contracts to which any of the Company or the Subsidiaries is a party for the pending acquisition, sale, option to sell, right of first refusal, right of first offer or any other contractual right to sell or dispose of (by merger, purchase or sale of assets or stock or otherwise) any real property or personal property for its own account (excluding tenant improvement costs for the account of third parties) valued at $50,000 individually or $500,000 in the aggregate or more. Except as would not reasonably be expected to result in a Material Adverse Effect, the Company and each of the Subsidiaries have good and valid title to all the material personal and non-real properties and assets reflected in their books and records as being owned or leased by them, free and clear of all Liens, except for Permitted Liens and other matters that do not interfere materially with the value or current use of such property.
(c)    Policies of title insurance (including updates and/or endorsements thereto, each a “Company Title Insurance Policy”) have been issued insuring, as of the effective date of each such Company Title Insurance Policy, the applicable Subsidiary’s (or the applicable predecessor’s or acquirer’s) title to or leasehold interest in each of the Company Properties, subject to the matters disclosed on the Company Title Insurance Policies. A correct and complete copy of each Company Title Insurance Policy has been previously made available to Parent. To the Company’s knowledge, as of the date hereof, each Company Title Insurance Policy is in full force and effect and no claim has been made under any such policy.

(d)    There are no pending or, to the Company’s knowledge, threatened condemnation, expropriation, eminent domain or rezoning proceedings affecting all or any portion of any of the Company Properties. Except as set forth on Section 4.12(d) of the Company Disclosure Schedule, each Subsidiary is in possession of all licenses or rights required by applicable Law for use and occupancy as are necessary to conduct the Company’s business thereon as presently conducted or currently intended by the Company to be conducted, except to the extent that the failure to have such license or right would not reasonably be expected to have a Material Adverse Effect.
(e)    The rent rolls for the Operating Properties, dated as of March 31, 2013, which have previously been made available to Parent, list each lease, sublease, ground lease or other right of occupancy (each, a “Lease”) that the Subsidiaries are party to as of March 31, 2013 as landlord with respect to each of the applicable Operating Properties (such Leases, together with all amendments, modifications, supplements, renewals, extensions and guarantees related thereto, the “Company Leases”) and are correct and complete in all material respects as of the date thereof. The Company has made available to Parent correct and complete (in all material respects) copies of all those Company Leases which are in effect as of the date hereof and (i) which relate to at least 10,000 square feet of rentable area or (ii) belong to a group of Company Leases with the same tenant (or multiple related tenants) relating to more than 30,000 square feet of net rentable area in the aggregate at one or more Company Properties. To the Company’s knowledge, as of the date hereof, each Company Lease is in full force and effect and no Subsidiary has received written notice that it is in default under any Company Lease as of March 31, 2013, except for violations or defaults that have been cured or are disclosed in the rent rolls or that would not be material. No Subsidiary has, prior to the date hereof, received from any counterparty under any Company Lease that is a Material Lease a notice from the tenant of any intention to vacate prior to the end of the term of such Company Lease. No Subsidiary has, prior to the date hereof, pledged or otherwise hypothecated the lessor’s interest under any of the Company Leases which pledge or other hypothecation remains outstanding, except to secure any existing mortgage loan. Prior to the date hereof, no Subsidiary has received written notice from any tenant under any Company Lease that is a Material Lease that such tenant has exercised its right to audit the lessor’s books and records to confirm or challenge the lessor’s calculation of rent or the lessor’s calculation of charges for electricity, heating, ventilation and air-conditioning services, cleaning services, freight elevator service or any other similar services, except for (x) any such audit that has heretofore been settled or otherwise terminated and (y) audits that are currently being conducted by the tenants set forth on Section 4.12(e) of the Company Disclosure Schedule. Except as set forth in Section 4.12(e) of the Company Disclosure Schedule or except as has been resolved prior to the date hereof, as of the date of this Agreement, to the knowledge of the Company, (1) no tenant under a Company Lease that is a Material Lease is currently asserting a right of set-off or claim or counterclaim against the landlord arising out of the Company Lease which would affect the collection of rent from such tenant; (2) no tenant under any Company Lease that is a Material Lease is currently asserting a right to cancel or terminate such Company Lease prior to the end of the current term; (3) no Subsidiary has received notice of any insolvency or bankruptcy proceeding involving any tenant under any Company Lease that is a Material Lease where such proceeding remains pending; and (4) no tenant under a Company Lease that is a Material Lease is in monetary default in an amount in excess of $10,000 under its Company Lease relating to the payment of (x) base rent or (y) escalation, pass-through or similar charges or taxes that have been billed to such tenant by the Company or its Subsidiaries under such Company Lease.
(f)    Section 4.12(f) of the Company Disclosure Schedule sets forth a correct and complete list, as of the date of this Agreement, of each ground or air space lease pursuant to which any Subsidiary is a lessee (individually, a “Company Ground Lease” and collectively, “Company Ground Leases”). Except as would not have a Material Adverse Effect, each Company Ground Lease is in full force and effect. With respect to each Company Ground Lease, as of the date hereof, except as set forth in Section 4.12(f) of the Company Disclosure Schedule, (i) the applicable Subsidiary has performed all material obligations required to be performed by it to date under such Company Ground Lease, (ii) neither the applicable Subsidiary, on the one hand, nor, to the Company’s knowledge, any other party, on the other hand, is in material breach or default under such Company Ground Lease, (iii) no basis for termination of such Company Ground Lease has occurred and (iv) no event has occurred which with or without the lapse of time or the giving of notice or opportunity to cure would constitute a material breach or default or give rise to a right of termination by the applicable Subsidiary, nor, to the Company’s knowledge, any other party thereunder, and no written termination of or notice of default has been received with respect to such Company Ground Lease. Except as set forth in Section 4.12(f) of the Company Disclosure Schedule, none of the Company Ground Leases is subject to termination or modification as a result of the execution of this Agreement or the consummation of the Contemplated Transactions. No purchase option has been exercised under any such Company Ground Lease. The Company has made available to Parent a correct and complete (in all material respects) copy of each Company Ground Lease and all amendments thereto.
(g)    As of the date hereof, none of the Company or any Subsidiary has granted any unexpired option agreements or rights of first refusal with respect to the purchase of a Company Property or any portion thereof or any other unexpired rights in favor of any party (other than the Company or any Subsidiary) to purchase or otherwise acquire a Company Property or any material portion thereof, or entered into any contract for sale, ground lease or letter of intent to sell or ground lease any Company Property or any material portion thereof. As of the date hereof, no purchase or other option has been exercised, except options whose exercise has been evidenced by a written document as described in Section 4.12(g) of the Company Disclosure Schedule, a true and complete copy of which has been made available to Parent prior to the date hereof.
(h)    Except as set forth in Section 4.12(h) of the Company Disclosure Schedule, as of the date of this Agreement, none of the Company or any Subsidiary is a party to any agreement pursuant to which the Company or any Subsidiary manages, acts as managing or leasing agent for or provides development services for any real property for any person (including related guarantees) other than the Company or a Subsidiary.
(i)    As of the date hereof, none of the Company or any Subsidiary has entered into (or is a party to) any Contract with any employee, consultant, Affiliate or other person (other than the Company or any Subsidiary) that provides for a right of such person (the “Participation Party”) to participate, invest, join, partner, have any interest in whatsoever (whether characterized as a contingent fee, profits interest, equity interest or otherwise) or have the right to any of the foregoing in any proposed or anticipated investment opportunity, joint venture, partnership or any other current or future transaction or property in which the Company or any Subsidiary has or will have an interest, including but not limited to those transactions or properties identified, sourced, produced or developed by such Participation Party.
(j)    Other than as set forth in Section 4.12(j) of the Company Disclosure Schedule, none of the Company, the Partnership or any Subsidiary would reasonably be expected to have any financial or other obligations (including guarantees of payment of Indebtedness or commitments to pay all or a portion of Indebtedness or contribute equity to any Disposed Property) relating to or arising from the ownership or disposition of any Disposed Property in excess of $1,000,000 in the aggregate with respect to all Disposed Properties.
(k)    Section 4.12(k) of the Company Disclosure Schedule sets forth, as of the date hereof, a true, correct and complete list of all brokerage agreements, except those relating to renewals or expansion options under any Company Lease, entered into by each Subsidiary and entered into by any prior owner of the Company Properties, in each case relating to any Company Lease with respect to the Company Properties in excess of 25,000 square feet and which are in such Subsidiary’s possession and are binding on such Subsidiary and under which any future commissions may become due and payable (the “Brokerage Agreements”). The Company has made available to Parent prior to the date hereof true, correct and complete copies of such Brokerage Agreements. The Company has no knowledge of brokerage agreements relating to renewals or expansion options under Company Leases referred to in the second preceding sentence.
(l)    Section 4.12(l) of the Company Disclosure Schedule is a true, correct and complete list of the security deposits (whether cash or letters of credit) held by or on behalf of any Subsidiary as of the date hereof under the Company Leases and each Subsidiary has held all such security deposits in all material respects in accordance with Law and the terms of the applicable Company Leases.
SECTION 4.13.    Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) the conduct of the business of the Company and the Subsidiaries as currently conducted does not infringe the Intellectual Property rights of any third party, (b) with respect to Intellectual Property owned by, or licensed to and used by, the Company or any Subsidiary and material to the business of the Company and the Subsidiaries, taken as a whole (“Company Intellectual Property”), the Company or Subsidiary has the right to use such Intellectual Property in the continued operation of its business as currently conducted and (c) all fees and filings required to maintain any registration of any Company Intellectual Property registered by the Company or the Subsidiaries have been paid or timely filed, are current and are not in default or in arrears. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there are no claims pending (in which service of process has been received by an employee of the Company), or to the knowledge of the Company, threatened against the Company (a) against the use of any Company Intellectual Property or computer software programs by the Company or any of its Subsidiaries in their businesses as currently conducted, (ii) challenging the ownership, validity or effectiveness of any Company Intellectual Property owned by the Company or any of its Subsidiaries, or (iii) challenging the license or legally enforceable right to use the Company

Intellectual Property. The representations and warranties contained in this Section 4.13 constitute the sole representations and warranties of the Company, the Subsidiaries, and the Partnership under this Agreement as to Intellectual Property matters.
SECTION 4.14.    Taxes. (a)  The Company and the Subsidiaries have filed with the appropriate Governmental Authorities all federal income tax and other material Tax Returns required to be filed by them and all such Tax Returns are correct and complete in all material respects, and have paid and discharged all federal income tax and other material Taxes due, whether or not shown on any Tax Returns, other than where such payments are being contested in good faith by appropriate proceedings and for which there are adequate reserves on the financial statements of the Company; provided that for purposes of clarification, this Section 4.14 shall not apply to any Taxes due for the period ending with the Merger.
(b)    The Company (i) for all taxable years commencing with its taxable year ended December 31, 2003 through the taxable year ended December 31, 2012, has been subject to taxation as a real estate investment trust within the meaning of Section 856 of the Code (a “REIT”) and has satisfied all requirements to qualify as a REIT for such years, (ii) has operated since January 1, 2013 to the date hereof in a manner consistent with the requirements for qualification and taxation as a REIT (disregarding the distribution requirements set forth in Section 857(a)(1) of the Code), (iii) intends to operate in a manner that will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code through the Effective Time (determined as if the Company’s taxable year ended on the Closing Date and disregarding the distribution requirements set forth in Section 857(a)(1) of the Code), and (iv) to the knowledge of the Company, has not taken or omitted to take any action that could reasonably be expected to result in a challenge by the IRS or any other Governmental Authority to its status as a REIT, and no such challenge is pending or threatened in writing. No Subsidiary is a corporation for United States federal income tax purposes, other than a corporation that qualifies as a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code (a “Qualified REIT Subsidiary”) or as a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code (a “Taxable REIT Subsidiary”).
(c)    Neither the Company nor any Subsidiary is currently the beneficiary of any extension of time within which to file any material Tax Return.
(d)    Each Subsidiary that has not elected for federal income tax purposes to be classified as a Taxable REIT Subsidiary has been since its formation treated for United States federal income tax purposes as a partnership or disregarded entity and not as a corporation, an association taxable as a corporation or a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.
(e)    Neither the Company nor any Subsidiary holds any assets the disposition of which would be subject to Section 1374 of the Code (or rules similar to such Section).
(f)    Neither the Company nor any Subsidiary has incurred (i) any liability for material Taxes under Sections 857(b), 860(c) or 4981 of the Code which has not been previously paid, and (ii) any material liability for Taxes other than (x) in the ordinary course of business or consistent with past practice, or (y) transfer or similar Taxes arising in connection with sales or other dispositions of property. No event has occurred, and no condition or circumstance exists, which presents a risk that any material Tax described in the preceding sentence will be imposed upon the Company or any Subsidiary.
(g)    Neither the Company nor any Subsidiary has waived any statute of limitations with respect to the assessment of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency for any open Tax. No written requests for waivers of the time to assess any material Taxes of the Company or any Subsidiary, are pending.
(h)    There are no pending or, to the Company’s knowledge, threatened audits, examinations, investigations or other proceedings by any Governmental Authority in respect of any material Taxes or material Tax Returns of the Company or any Subsidiary. No material deficiency for Taxes of the Company or any Subsidiary has been claimed, proposed or assessed in writing or, to the knowledge of the Company, threatened, by any Governmental Authority, which deficiency has not yet been settled, except for such deficiencies which are being contested in good faith and for which there are adequate reserves on the financial statements of the Company.
(i)    The Company and each Subsidiary have withheld or collected all material Taxes it is required by Law to withhold or to collect for payment (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446 and 3402 of the Code or similar provisions under any state and non-U.S. Laws). The Company and each of its Subsidiaries has, in each case, paid over all such amounts to the appropriate Governmental Authority to the extent required under applicable Law.
(j)    Except for (i) the Tax Protection Agreement set forth as Exhibit F to the contribution agreement between Robert F. Maguire, et. al., and Maguire Properties, L.P., dated as of November 11, 2002 (the “Maguire Tax Protection Agreement”), and (ii) the Tax Protection Agreement set forth as Exhibit G to the contribution agreement between Philadelphia Plaza - Phase II, et. al., and Maguire Properties, L.P., dated as of November 8, 2002 (the “Thomas Tax Protection Agreement”), there are no Tax Protection Agreements binding upon the Company or its Subsidiaries and in force and effect as of the date of this Agreement, and, as of the date of this Agreement, no person has raised in writing, or threatened in writing to raise, a material claim against the Company or any Subsidiary for any breach of any Tax Protection Agreement. The “Protected Period,” as that term is defined in the Maguire Tax Protection Agreement, will expire with respect to all obligations of the Company and each Subsidiary under the Maguire Tax Protection Agreement as of June 27, 2013. The “Protected Period,” as that term is defined in the Thomas Tax Protection Agreement, will expire with respect to all obligations of the Company and each Subsidiary under the Thomas Tax Protection Agreement as of June 27, 2013. True, correct and complete copies of all such Tax Protection Agreements have been made available to Parent.
(k)    Since January 1, 2013, neither the Company nor any Subsidiary has engaged in any transaction outside of the ordinary course of business that caused the Company or any Subsidiary to recognize a material amount of income for U.S. federal or California income Tax purposes, except for a sale or other disposition of the interests of the Company or any Subsidiary in (i) Plaza Las Fuentes or the entities that own such property or (ii) USBT Property or the entities that own such property, in each case pursuant to Section 6.01(b)(xx).
(l)    As of the date of this Agreement, neither the Company nor any Subsidiary, has made or is obligated to make any payment that would not be deductible pursuant to Section 162(m) of the Code.
(m)    Neither the Company nor any Subsidiary has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax Law). Neither the Company nor any Subsidiary is subject to any private letter ruling of the IRS or comparable ruling of any other Governmental Authority.
(n)    There are no Liens for Taxes upon any property or assets of the Company or any Subsidiary except Permitted Liens.
(o)    There are no Tax allocation or sharing agreements or similar arrangements (excluding customary Tax indemnification provisions in commercial Contracts not primarily relating to Taxes) with respect to or involving the Company or any Subsidiary, except the Maguire Tax Protection Agreement, the Thomas Tax Protection Agreement, the Partnership Agreement and the agreements pursuant to which the Company transferred its interests in MPG Beacon Venture, LLC, and after the Closing Date neither the Company nor any Subsidiary shall be bound by any such Tax allocation agreements or similar arrangements or have any liability thereunder for amounts due in respect of periods prior to the Closing Date, except the Maguire Tax Protection Agreement, the Thomas Tax Protection Agreement, the Partnership Agreement and the agreements pursuant to which the Company transferred its interests in MPG Beacon Venture, LLC.
(p)    To the Company’s knowledge, no claim has been made by a Governmental Authority in a jurisdiction where the Company or any Subsidiary does not file Tax Returns that the Company or any Subsidiary is or may be subject to taxation by that jurisdiction.
(q)    Neither the Company nor any Subsidiary (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any Person (other than the Company or any Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, except for any liability for the Taxes of any Person arising under the Maguire Tax Protection Agreement or the Thomas Tax Protection Agreement.
(r)    On or before December 31, 2012, MPG TRS Holdings, Inc. underwent a “complete liquidation” governed by Section 331 of the Code and any corresponding provision of California Tax Law. On or about April 17, 2013, MPG TRS Holdings II, Inc. underwent a “complete liquidation” governed by Section 331 of the Code and any corresponding provision of California Tax Law.
(s)    Neither the Company nor any Subsidiary, has been a party to any “listed transaction” described in Treasury Regulations Section 1.6011-4(b)(2).

(t)    The Partnership has in effect a valid election pursuant to Section 754 of the Code.
(u)    The representations and warranties contained in this Section 4.14 and Section 4.09 constitute the sole representations and warranties of the Company and the Partnership under this Agreement as to Tax matters.
SECTION 4.15.    Environmental Matters. The Company has made available to Parent true and complete copies of the most recent Phase I and Phase II Environmental Reports and Property Condition Reports of each Company Property prepared for it or its Subsidiaries in connection with the Contemplated Transactions, and each of the other Phase I Environmental Reports and Property Condition Reports for each Company Property that have been made available to Parent are true and complete copies of such report. Except as set forth in Section 4.15 of the Company Disclosure Schedule and as would not have a Material Adverse Effect:
(a)    each of the Company and the Subsidiaries (i) is in compliance with all, and is not in violation of any, Environmental Laws, (ii) holds all Permits, approvals, identification numbers, licenses and other authorizations required under any Environmental Law to own or operate its assets as currently owned and operated and to carry on its business as it is now being conducted (“Environmental Permits”) and (iii) is in compliance with all of, and is not in violation of any of, its respective Environmental Permits;
(b)    none of the Company or any Subsidiary has released, and to the knowledge of the Company, no other person has released, Hazardous Substances on any real property currently or formerly owned or leased by the Company or the Subsidiaries or any of their respective predecessors in violation of any Environmental Law that could result in liability of the Company or any of its Subsidiaries under any Environmental Laws;
(c)    none of the Company or any Subsidiary has received any unresolved written notice or claim alleging that the Company or any Subsidiary is or may be in violation of, or liable under, or a potentially responsible party pursuant to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 or any other Environmental Law; and
(d)    (i) none of the Company or any Subsidiary has entered into or agreed to any consent decree or Order or is a party to any Order regarding compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances that has not been resolved in all material respects, and no litigation or other proceeding before a Governmental Authority is pending or, to the knowledge of the Company, threatened with respect to any of the above or (ii) none of the Company or any Subsidiary is an indemnitor in connection with any asserted or, to the knowledge of the Company, threatened claim by any third party indemnitee for any liability under any Environmental Law or relating to any Hazardous Substances.
(e)    To the knowledge of the Company, there are no past or present conditions: (i) that would reasonably be expected to interfere with or prevent continued compliance by the Company or any Subsidiary with Environmental Laws and the requirements of Environmental Permits, (ii) that would reasonably be expected to result in liability of or adversely affect the

Company or any Subsidiary under or pursuant to any Environmental Law, or (iii) that would reasonably be expected to form the basis of any claim, action, suit, proceeding, hearing, investigation, inquiry or Lien against the Company or any Subsidiary under or pursuant to any Environmental Law.
(f)    The representations and warranties contained in this Section 4.15 constitute the sole representations and warranties of the Company and the Partnership under this Agreement as to environmental matters.
SECTION 4.16.    Material Contracts. Except as filed as an exhibit to the SEC Reports, Section 4.16 of the Company Disclosure Schedule lists each of the following Contracts (and all material amendments, modifications, supplements and side letters thereto) to which the Company or any Subsidiary, as of the date of this Agreement, is a party or by which any of their respective properties or assets are bound (each such Contract, being a “Material Contract”) (notwithstanding anything below, “Material Contract” shall not include any Contract between the Company and any of the Subsidiaries or any Contract that (1) is terminable upon sixty (60) or fewer days’ notice without a penalty or premium, (2) will be fully performed and satisfied as of or prior to Closing, (3) is a Company Lease, (4) is a Company Ground Lease, or (5) is a Third Party Confidentiality Agreement to the extent it relates solely to the non-disclosure of confidential information and all rights and obligations appurtenant thereto or would not reasonably be expected to result in an obligation (other than with respect to the non-disclosure of confidential information and all rights and obligations appurtenant thereto) to the Company or any Subsidiary after the date of this Agreement):
(a)    all Contracts that call for aggregate annual payments by, or other consideration from, the Company or any Subsidiary under such Contract of more than $500,000 over the remaining term of such Contract, including the Loan Documents;
(b)    other than any operation and reciprocal easement agreements or other agreements for certain property specific restrictive covenants, exclusive use clauses, or use, leasing, building, other similar property specific restrictions and other Property Restrictions, any Contract that restricts (or purports to restrict) in any material respect, the Company or any Subsidiary, or any of their respective Affiliates, including, following consummation of the Contemplated Transactions, any controlling affiliates, from (i) engaging in any material line of business in which the Company or any Subsidiary or any of their respective Affiliates is currently engaged, (ii) owning any material properties or material assets, or (iii) conducting any material property development in any geographic area;
(c)    any Contracts for the pending or future purchase or sale, option to purchase or sell, right of first refusal, right of first offer or any other contractual right to purchase or sell, by merger, purchase or sale of assets or stock or otherwise, any real property, including any Company Property or any asset that, if purchased by the Company or any Subsidiary, would be a Company Property, or any Contracts for the pending or future disposition of any Company Property;
(d)    any Contract concerning Intellectual Property which is material to the business of the Company and the Subsidiaries, taken as a whole;

(e)    any other Contract that is in full force and effect as of the date of this Agreement that is filed or required to be filed as an exhibit to the SEC Reports filed subsequent to January 1, 2012 pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;
(f)    any partnership, limited liability company, joint venture or other similar agreement with any third party, including the Partnership Agreement;
(g)    any Contract pursuant to which the Company or any Subsidiary agrees to indemnify or hold harmless any director or executive officer of the Company or any Subsidiary (other than the Organizational Documents and the organizational documents of the Subsidiaries) or, other than in the ordinary course of business (which ordinary course of business includes indemnities to any lender, servicer or financing source in connection with the incurrence, assignment, termination or amendment of any Indebtedness, indemnities to any party to a purchase and sale agreement with the Company, and indemnities to any financial advisor, consultant or vendor in the ordinary course of business), any third party;
(h)    any loan agreement, letter of credit, indenture, note, bond, debenture, mortgage, pledge agreement, securities agreement or any other document, agreement or instrument evidencing a capitalized leased obligation or other Indebtedness of, for the benefit of, the Company or any Subsidiary or any guaranty thereof in excess of $1,000,000;
(i)    any guarantee of any Indebtedness or debt securities of another person (other than another Company or its Subsidiaries), or any “keep well” or other agreement to maintain any financial statement condition of another Person or any other agreement having the economic effect of any of the foregoing;
(j)    any Contract pursuant to which any Company, or any of its Subsidiaries, has potential liability in respect of any purchase price adjustment, earn-out or contingent purchase price in excess of $1,000,000;
(k)    any Contract concerning an interest rate cap, interest rate collar, interest rate swap, currency hedging transaction, master lease or any other derivate contract or similar agreement to which the Company or any Subsidiary is a party;
(l)    any employment Contracts, severance, change in control or termination Contracts with executive officers of the Company;
(m)    any Third Party Confidentiality Agreement that is not specifically excluded as a Material Contract pursuant to clause (5) of this Section 4.16;
(n)    any Contract which requires or purports to require the Company or any Subsidiary, or after the consummation of the Contemplated Transactions, Parent or any of its Affiliates, to offer any third party co-development or participation rights in any new development or acquisition; and
(o)    any brokerage agreement, service contract, or any contract pursuant to which the Company or any of its Subsidiaries, acts as leasing or managing agent for or provides development services for any real property for any third party, and in each case, pursuant to which the Company or any of its Subsidiaries realizes fee income in excess of $100,000 per annum.
Except as set forth in Section 4.16 of the Company Disclosure Schedule, (i) none of the Company or any Subsidiary is and, to the knowledge of the Company, no other party is in breach or violation of, or default under, any Material Contract in any material respects, (ii) none of the Company or any Subsidiary has received since January 1, 2011, any written claim of default by the Company or such Subsidiary under any Material Contract that has not been cured to the satisfaction of the other part(y)(ies) thereto, and (iii) no event or circumstance, with or without the passage of time, has occurred which would result in a default or acceleration of payment, or forfeiture of any rights, under a Material Contract except, in the case of each of clauses (i), (ii) and (iii) above, as would not (x) prevent or materially delay the consummation of the Mergers or (y) result in a Material Adverse Effect. Except as, individually or in the aggregate, has not had and would not be reasonably expected to have a Material Adverse Effect, each Material Contract is valid, binding and enforceable in accordance with its terms and is in full force and effect with respect to the Company and the Subsidiaries, as applicable, and to the knowledge of the Company, the other part(y)(ies) thereto. Except for Material Contracts filed as exhibits to the SEC Reports, the Company has made available to Parent copies of all Material Contracts (including any material amendments, modifications or side letters thereto in existence as of the date hereof). As of the date of this Agreement, none of the Company, the Partnership, or any of the Subsidiaries (or any party acting on their behalf) has amended or waived the provisions of any confidentiality, standstill or similar agreement entered into by the Company and third parties in connection with the Company’s exploration of strategic alternatives since January 1, 2012 (“Third Party Confidentiality Agreements”), other than pursuant to the Company’s invitations to submit Acquisition Proposals prior to the date hereof (without otherwise changing the terms of any such agreement).
SECTION 4.17.    Brokers. As of the date of this Agreement and, except as permitted pursuant to Section 6.01(b)(xiii), after the date of this Agreement, no broker, finder or investment banker (other than Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated) is entitled to any brokerage, finder’s or other fee or commission in connection with the Mergers or the Contemplated Transactions based upon arrangements made by or on behalf of the Company or any Subsidiary.
SECTION 4.18.    Opinion of Financial Advisor. The Company Board has received separate written opinions (or oral opinions to be confirmed in writing) of Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated to the effect that, as of the date of such opinion and subject to the assumptions, qualifications and limitations set forth therein, the Company Common Share Merger Consideration to be received in the REIT Merger by holders of Company Common Shares is fair, from a financial point of view, to such holders. A copy of such opinions shall be delivered to Parent, solely for informational purposes, following receipt thereof by the Company.
SECTION 4.19.    Insurance. Section 4.19 of the Company Disclosure Schedule sets forth a correct and complete list, as of the date hereof, of the insurance policies held by, or for the benefit of, the Company or any Subsidiary, including the underwriter of such policies and the type, amount of coverage, premiums payable and expiration dates of such policies. The

Company and each of its Subsidiaries, have paid, or caused to be paid, all premiums due under such policies and, as of the date hereof, have not received written notice that they are in default with respect to any material obligations under such policies. As of the date of this Agreement, neither the Company nor any Subsidiary has received any written notice of cancellation or termination with respect to any existing insurance policy set forth in Section 4.19 of the Company Disclosure Schedule that is held by, or for the benefit of, any of the Company or any of its Subsidiaries. As of the date of this Agreement, there is no claim by the Company or any Subsidiary pending under any such policies which (a) has been denied or disputed by the insurer and (b) would reasonably be likely to have a Material Adverse Effect. Except as set forth in Section 4.19 of the Company Disclosure Schedule, none of such policies will terminate or lapse by reason of this Agreement or the Contemplated Transactions. No representation or warranty is made under this Section 4.19 with respect to any Dissolving Subsidiary.
SECTION 4.20.    Related Party Transactions. Except as disclosed in the SEC Reports and except for ordinary course compensation and benefits to employees, set forth in Section 4.20 of the Company Disclosure Schedule is a list, as of the date hereof, of all Contracts entered into by the Company or any Subsidiary under which continuing obligations exist with any person who is as of the date of this Agreement an officer, director or Affiliate of the Company or any of the Subsidiaries, any member of the “immediate family” (as such term is defined in Item 404 of Regulation S-K promulgated under the Securities Act) of any of the foregoing or any entity of which any of the foregoing is an Affiliate.
SECTION 4.21.    Takeover Statutes. Assuming the accuracy of the representations and warranties set forth in Section 5.09, the Company has taken all actions required to be taken by it in order to exempt this Agreement and the Mergers from, and this Agreement and the Mergers are exempt from, the requirements of any “moratorium,” “control share,” “fair price,” “affiliate transaction,” “business combination” or other takeover Laws and regulations of the MGCL and the MRULPA.
SECTION 4.22.    Investment Company Act. Neither the Company nor any Subsidiary is, or on the Closing Date will be, required to be registered under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.
SECTION 4.23.    Billing Arrangements. Section 4.23 of the Company Disclosure Schedule sets forth the Company’s outside  legal, accounting and financial advisors retained as of the date hereof by the Company, the Partnership or any of the Subsidiaries in connection with the Contemplated Transactions, and discloses any contingent payment arrangements requiring payments to be made after the date of the Balance Sheet Date to any such advisors in connection with the transactions contemplated by this Agreement that are contingent upon the execution of this Agreement or the consummation of the transactions contemplated hereby or, in the case of advisors customarily compensated on the basis of hourly time charges, are not based on actual time charges and expense reimbursement.  Since the Balance Sheet Date, neither the Company, the Partnership nor any of the Subsidiaries have made any material payments in excess of the amounts contemplated by this Section 4.23.
SECTION 4.24.    No Other Representations or Warranties. (a)  Except for the representations and warranties contained in this Article IV of this Agreement, Parent, Sub REIT,

REIT Merger Sub and Partnership Merger Sub acknowledge that neither the Company, the Partnership, any Subsidiary, nor any other person or entity on behalf of the Company has made, and none of Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub has relied upon, any representation or warranty, whether express or implied, with respect to the Company, any Subsidiary or their respective businesses, operations, affairs, assets, liabilities, tax status, financial condition, results of operations or prospects or with respect to the accuracy or completeness of any other information provided or made available to Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub by or on behalf of the Company, the Partnership or any Subsidiary. Except for the representations and warranties contained in this Article IV, none of the Company, the Partnership, any Subsidiary nor any other person or entity will have or be subject to any liability to Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub or any other person or entity resulting from the distribution in written or verbal communications to Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub, or use by Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub of, any such information, including any information, documents, projections, forecasts or other material made available to Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub in online “data rooms,” confidential information memoranda or management interviews and presentations in expectation of the Contemplated Transactions.
(b)    In connection with any investigation by Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub of the Company and the Subsidiaries, Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub have received or may receive from the Company, the Partnership, and/or other persons or entities on behalf of the Company or the Partnership certain projections, pro forma information, estimates and other forecasts in written or verbal communications. Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, pro forma information and other forecasts and plans, that Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub are familiar with such uncertainties, that Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, pro forma information and other forecasts and plans so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, pro forma information, forecasts or plans), and that Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub shall have no claim against any person or entity with respect thereto. Accordingly, Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub acknowledge that neither the Company, the Partnership nor any other person or entity on behalf of either of them makes any representation or warranty with respect to such estimates, projections, pro forma information, forecasts or plans (including the reasonableness of the assumptions underlying such estimates, projections, pro forma information, forecasts or plans).
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT, SUB REIT, REIT MERGER
SUB AND PARTNERSHIP MERGER SUB
Subject to the exceptions and qualifications set forth in the disclosure schedule (the “Parent Disclosure Schedule”) delivered by Parent to the Company concurrently with the execution and delivery of this Agreement, Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub hereby jointly and severally represent and warrant to the Company as follows:
SECTION 5.01.    Organization. (a)  Parent is a Delaware limited liability company or limited partnership duly formed, validly existing and in good standing under the Laws of the State of Delaware. No dissolution, revocation or forfeiture proceedings regarding Parent have been commenced. Parent is in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, has not or would not reasonably be expected to have a material adverse effect on Parent. Parent has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now conducted.
(b)    Sub REIT is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Maryland. The charter of Sub REIT has been made available to the Company and is in effect and no dissolution, revocation or forfeiture proceedings regarding Sub REIT have been commenced. REIT Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. The charter of REIT Merger Sub has been made available to the Company and is in effect and no dissolution, revocation or forfeiture proceedings regarding REIT Merger Sub have been commenced. Partnership Merger Sub is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Maryland. The certificate of formation of Partnership Merger Sub has been made available to the Company and is in effect and no dissolution, revocation or forfeiture proceedings regarding Partnership Merger Sub have been commenced. Each of Sub REIT, REIT Merger Sub and Partnership Merger Sub is in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, has not had or would not reasonably be expected to have a material adverse effect on Parent. Each of Sub REIT, REIT Merger Sub and Partnership Merger Sub has all requisite power and authority to own, operate, lease and encumber its properties and to carry on its businesses as now conducted.
SECTION 5.02.    Authority Relative to this Agreement and the Ancillary Agreement. (a)  Each of Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub has all necessary power and authority to execute and deliver this Agreement and the Ancillary Agreement to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the Contemplated Transactions. No other proceedings on the part of Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub or any of their respective subsidiaries, are necessary to authorize this Agreement or the Ancillary Agreement or to consummate the Contemplated Transactions. This Agreement and the Ancillary Agreement, as applicable, have been duly and validly executed and delivered by each of Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub and, assuming due authorization, execution and delivery of this Agreement and the Ancillary Agreement by each of the parties thereto other than Parent, Sub REIT, REIT Merger Sub, and Partnership Merger Sub, each constitutes a valid, legal and binding agreement of each of Parent, Sub REIT, REIT Merger Sub, and Partnership Merger Sub,

enforceable against each of Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub in accordance with and subject to its terms and conditions, except as enforceability may be limited by applicable Enforceability Exceptions.
(b)    The partners or members of Parent have duly and validly authorized the execution and delivery of this Agreement and each Ancillary Agreement to which it is a party and approved the consummation of the Mergers and the other Contemplated Transactions (to the extent that Parent is a party thereto), and Parent has taken all corporate actions required to be taken by Parent to perform its obligations hereunder and for the consummation of the Mergers and the other Contemplated Transactions (to the extent that Parent is a party thereto).
(c)    The board of directors of Sub REIT has duly and validly authorized the execution and delivery of this Agreement and each Ancillary Agreement to which Sub REIT is a party and approved the consummation of the Mergers and the other Contemplated Transactions (to the extent that Sub REIT is a party thereto), and Sub REIT has taken all corporate actions required to be taken by Sub REIT to perform its obligations hereunder and for the consummation of the REIT Merger and the other Contemplated Transactions (to the extent that Sub REIT is a party thereto).
(d)    The board of directors of REIT Merger Sub has duly and validly authorized the execution and delivery of this Agreement and each Ancillary Agreement to which REIT Merger Sub is a party and approved the consummation of the Mergers and the other Contemplated Transactions (to the extent that REIT Merger Sub is a party thereto), and REIT Merger Sub has taken all corporate actions required to be taken by REIT Merger Sub to perform its obligations hereunder and for the consummation of the REIT Merger and the other Contemplated Transactions (to the extent that REIT Merger Sub is a party thereto).
(e)    REIT Merger Sub, as the sole member of Partnership Merger Sub, has duly and validly authorized the execution and delivery of this Agreement and each Ancillary Agreement to which Partnership Merger Sub is a party and approved the consummation of the Partnership Merger and the other Contemplated Transactions (to the extent that Partnership Merger Sub is a party thereto), and Partnership Merger Sub has taken all corporate proceedings required to be taken by Partnership Merger Sub to perform its obligations hereunder and for the consummation of the Partnership Merger and the other Contemplated Transactions (to the extent that Partnership Merger Sub is a party thereto).
SECTION 5.03.    Consents and Approvals; No Violations. (a)  The execution and delivery of this Agreement and the Ancillary Agreement by Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub do not, and the performance of Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub’s obligations hereunder and thereunder will not, (i) conflict with or violate (A) the certificate of formation and operating agreement of Parent, (B) the charter and bylaws of Sub REIT, (C) the charter and bylaws of REIT Merger Sub, or (D) the certificate of formation and operating agreement of Partnership Merger Sub, (ii) assuming that all consents, approvals, authorizations and other actions described in subsection (b) have been obtained and all filings and obligations described in subsection (b) have been made, conflict with or violate any Law applicable to Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub or by which any of their properties or assets is bound or affected, or (iii) require any consent or approval or result in any violation or breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any of their properties or assets pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which either of them is a party or by which they or any of their properties or assets is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or materially delay consummation of the Mergers or the other Contemplated Transactions or otherwise prevent Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub from performing in all material respects their obligations under this Agreement or the Ancillary Agreement.
(b)    The execution and delivery of this Agreement and the Ancillary Agreement by Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub do not, and the performance of Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub’s obligations hereunder and thereunder will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Authority, except (i) for (A) applicable requirements, if any, of the Exchange Act, Blue Sky Laws and state takeover Laws, (B) the filing with the SEC of the Proxy Statement, and (C) the filing of the Articles of Merger and Partnership Articles of Merger with the SDAT in accordance with the MGCL and the MRULPA, as applicable, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the Mergers, or otherwise prevent any of Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub from performing in all material respects its obligations under this Agreement or the Ancillary Agreements.
SECTION 5.04.    Litigation. As of the date of this Agreement, there is no Action pending or, to Parent’s knowledge, threatened in writing against Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub or any of their respective properties or assets that questions the validity of this Agreement or the Ancillary Agreement or any action to be taken by Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub in connection with the consummation of the Mergers or the other Contemplated Transactions except for any such Actions that would not prevent or delay consummation of the Mergers or the other Contemplated Transactions or otherwise prevent Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub from performing their respective obligations under this Agreement or the Ancillary Agreement. As of the date of this Agreement, none of Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub is subject to any Order, except as would not prevent or delay consummation of the Mergers or the other Contemplated Transactions or otherwise prevent Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub from performing their respective obligations under this Agreement or the Ancillary Agreement.
SECTION 5.05.    Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission payable by the Company in connection with the Mergers or the Contemplated Transactions based upon arrangements made by and on behalf of Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub or any of their respective Affiliates.

SECTION 5.06.    Available Funds. Parent currently has or has access to, and on the Closing Date will have available, all funds necessary to pay (i) the Company Common Share Merger Consideration, (ii) the Partnership Cash Merger Consideration, and (iii) the Option Merger Consideration, and to satisfy the obligations of Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub set forth in this Agreement and the Ancillary Agreement, including, without limitation, in connection with the Mergers and the other Contemplated Transactions, and all related expenses required to be paid by Parent and the Surviving Entity. The obligations of Parent hereunder are not subject to any conditions regarding the ability of Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub to obtain financing.
SECTION 5.07.    Ownership of Sub REIT, REIT Merger Sub and Partnership Merger Sub; No Prior Activities. Sub REIT is a direct or indirect wholly-owned subsidiary of Parent (except for shares of preferred stock reasonably necessary to satisfy REIT requirements and the Sub REIT Preferred Shares). REIT Merger Sub is a direct wholly-owned subsidiary of Sub REIT (except for shares of preferred stock reasonably necessary to satisfy REIT requirements). Partnership Merger Sub is a direct wholly-owned subsidiary of REIT Merger Sub. None of Sub REIT, REIT Merger Sub or Partnership Merger Sub has conducted any activities other than in connection with its organization, the negotiation and execution of this Agreement and the Ancillary Agreement and the consummation of the Mergers and the other Contemplated Transactions. None of Sub REIT, REIT Merger Sub or Partnership Merger Sub has any subsidiaries except only as set forth in this paragraph. Section 5.07 of the Parent Disclosure Schedule lists the minimum equity value that will be held indirectly by Parent at the Closing in certain office properties that are not the Company Properties.
SECTION 5.08.    No Ownership of Company Capital Stock. Except as disclosed in Section 5.08 of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries, including Sub REIT, REIT Merger Sub and Partnership Merger Sub, owns (directly or indirectly, beneficially or of record) or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any Company Shares or other securities of the Company or the Partnership (other than as contemplated by this Agreement).
SECTION 5.09.    Disclosure Documents. The information supplied by Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub to the Company for inclusion in the Proxy Statement or any Other Filings, or any amendments thereof or supplements thereto, will not, on the date the Proxy Statement or such Other Filing (or any amendment or supplement thereto) is first mailed to holders of Company Shares or at the time of the Company Stockholder Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make statements therein not false or misleading at the time and in light of the circumstances under which such statement is made.
SECTION 5.10.    Management Arrangements. As of the date of this Agreement, none of Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub nor any of their Affiliates has entered into any Contract with any of the employees, officers or directors of the Company or their affiliates that is currently in effect or that would become effective in the future (upon consummation of the Mergers or otherwise) that has not been disclosed.

SECTION 5.11.    Guarantee. Concurrently with the execution of this Agreement, Brookfield Office Properties Inc. (the “Guarantor”) has delivered to the Company the guarantee of the Guarantor, dated as of the date hereof, a form of which is attached hereto as Exhibit E (the “Guarantee”), in favor of the Company with respect to certain obligations of the “Parent Parties” (as defined therein) in connection with this Agreement duly executed by the Guarantor with respect to certain matters on the terms specified therein. The Guarantee is in full force and effect and constitutes a valid, binding and enforceable obligation of the Guarantor party thereto in favor of the Company, subject to the Enforceability Exceptions, and no event has occurred, which, with or without notice, lapse of time or both, would constitute a default on the part of the Guarantor under such Guarantee.
SECTION 5.12.    No Other Representations or Warranties. Except for the representations and warranties contained in this Article V of this Agreement, the Company acknowledges that none of Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub or any other person or entity on behalf of Parent has made, and the Company has not relied upon, any representation or warranty, whether express or implied, with respect to Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub or their respective businesses, operations, affairs, assets, liabilities, tax status, financial condition, results of operations or prospects or with respect to the accuracy or completeness of any other information provided to the Company by or on behalf of Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub.
ARTICLE VI
CONDUCT OF BUSINESS PENDING THE CLOSING
SECTION 6.01.    Conduct of Business by the Company. (a)  Unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed) and except as otherwise contemplated by this Agreement, during the period commencing on the date hereof and terminating on the earlier to occur of the Effective Time and the termination of this Agreement pursuant to and in accordance with Article IX (the “Interim Period”), the Company shall, and shall cause each Subsidiary to, (i) conduct the Company’s business in all material respects in the ordinary course and in a manner consistent with past practice, (ii) use commercially reasonable efforts, subject to the limitations set forth in this Agreement, to keep available the services of the officers and key employees of the Company and the Subsidiaries and to preserve the current relationships of the Company and the Subsidiaries with lessees and other persons with which the Company or any of the Subsidiaries have significant business relations, (iii) use commercially reasonable efforts to maintain the assets and properties of the Company and the Subsidiaries in their current condition, and (iv) subject to Section 6.01(b), use commercially reasonable efforts to maintain the status of the Company as a REIT, subject to, in each case of (i) through (iv) above, (A) normal wear and tear and damage caused by casualty or by any reason outside of the Company’s control, (B) current and anticipated renovation projects, (C) contractual commitments to tenants of any Company Property for tenant improvements with respect to such Company Property and (D) any requirements of applicable Law.
(b)    Except as otherwise contemplated by this Agreement or set forth in Section 6.01(b) of the Company Disclosure Schedule, during the Interim Period, the Company shall not, and shall cause the Subsidiaries not to, do or cause to be done any of the following without the prior written consent of Parent (which consent, in the case of clauses (vi) (i.e., compensation arrangements), (vii) (i.e., employees), (xii) (i.e., Contracts) and (xxv) (i.e., Leases) (solely to the extent relating to the foregoing clauses below) shall not be unreasonably withheld or delayed):
(i)    amend its Organizational Documents or similar organizational or governance documents;
(ii)    (A) authorize for issuance, issue or sell or agree or commit to issue or sell (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) or pledge, encumber, transfer or dispose of any shares of capital stock of any class or any other securities or equity equivalents (including, without limitation, share appreciation rights, “phantom” stock plans or stock equivalents), other than the (1) issuance of Company Common Shares under the Company Stock Rights outstanding on the date of this Agreement or granted during the Interim Period under the existing terms of the Incentive Plan(s), (2) grant of Company Stock Rights or other equity-based awards under the Incentive Plan(s) to any director of the Company at an annual meeting of the stockholders of the Company or in connection with such director’s initial appointment or election to the Company Board, (3) issuance of Company Common Shares in exchange for Partnership Common Units pursuant to the existing terms of the Partnership Agreement, or (4) the pledge of equity interests in special purpose entities in connection with any financing or refinancing permitted pursuant to Section 6.01(b)(iv) or (B) repurchase, redeem, tender for or otherwise acquire any securities or equity equivalents (including, without limitation, Company Stock Rights of the Company or the Subsidiaries and the Company Preferred Shares) except in connection with the exercise of Company Stock Options in accordance with their existing terms, the lapse of restrictions on Restricted Shares in accordance with their existing terms, the repurchase or forfeiture of Restricted Shares upon the cessation of employment of the holder thereof, the settlement of Restricted Stock Units in accordance with their existing terms, or the redemption of Partnership Common Units under Section 8.6 of the Partnership Agreement;
(iii)    (A) split, combine, subdivide or reclassify any shares of capital stock or partnership interests, as the case may be, of the Company or the Partnership or (B) declare, set aside or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof and whether or not out of earnings and profits of the Company or the Partnership) in respect of any Company Common Shares, Company Preferred Shares or partnership interests of the Partnership or with respect to equity or ownership interests in any Subsidiary, except to the extent required by existing Contracts, or except for distributions by an entity directly or indirectly wholly-owned by the Partnership (but, for the avoidance of doubt, not the Partnership or the Company);
(iv)    (A) acquire (including, without limitation, by merger, consolidation, acquisition of stock or assets, or any other business combination) any interest in any entity or any division thereof or any assets or property, other than (1) acquisitions of personal property in the ordinary course of business consistent with past practice or pursuant to existing contractual commitments, (2) acquisitions of tenant improvements, furniture, equipment or other assets under any Company Lease in accordance with customary practice, and (3) any other acquisitions for consideration that are individually not in excess of $250,000, or in the aggregate, not in excess of $1,000,000 for the Company and the Subsidiaries taken as a whole;

provided that, nothing in the foregoing clauses (1) through (3) shall be interpreted to permit the Company or the Subsidiaries to acquire or lease (as lessee) any interest in real property (or enter into any option, commitment, or agreement to acquire or lease (as lessee), any real property or commence any development activity on the Company Properties), or (B) incur, create, assume, refinance or prepay any Indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible (whether directly, contingently or otherwise) for, the obligations of any person (other than a wholly-owned Subsidiary) for Indebtedness for borrowed money (or, except as otherwise expressly provided in this Agreement, negotiate with or seek bids from any current or prospective financing sources for such purposes, or hire advisors or agents to assist in such process), except (1) in connection with capital lease obligations made or entered into in the ordinary course of business, (2) in connection with entering into any interest rate swap or other similar hedging instrument relating thereto required under any of its Loan Documents, or (3) as described in Section 6.01(b)(iv) of the Company Disclosure Schedule;
(v)    make any loans, advances (other than petty cash or travel cost advances to employees of the Company in the ordinary course of business) or capital contributions to, or investments in, any other Person (other than the Company or its Subsidiaries, but including any officer, director or employee thereof) or make any change in its existing borrowing or lending arrangements for or on behalf of such person (in each case excluding (A) any obligations to tenants for tenant improvements or obligations under Company Leases, (B) leasing or brokerage commission entered into pursuant to the terms hereof or (C) the incurrence of trade payables in the ordinary course of business or advances to trade creditors in the ordinary course of business) or enter into any “keep well” or similar agreement to maintain the financial condition of another Person except to the extent required by existing Contracts;
(vi)    (1) increase the compensation or benefits payable or to become payable to its directors, officers, employees or consultants (except for increases in the ordinary course of business and in accordance with past practices in salaries or wages of employees of the Company or any Subsidiary who are not directors or executive officers of the Company or the Partnership); (2) make bonus payments to its officers or other employees (other than quarterly bonuses and leasing bonus payments as set forth in Section 6.01(b)(vi) of the Company Disclosure Schedule); (3) grant or amend any rights to severance, change of control, retention or termination pay to, or enter into any employment or severance agreement with, any director, officer, consultant or employee of the Company or any Subsidiary; (4) except for extensions of the term of any employment agreement or similar arrangement with any employee who holds the title of vice-president or above, but in no event including any Designated Executive, for a period not to exceed nine (9) months, establish, adopt, enter into or amend any collective bargaining or labor union agreement, profit sharing, thrift, pension, retirement, deferred compensation, retention or severance plan for the benefit of any director, officer or employee or any other arrangement that would be a Plan if it were in effect on the date hereof; or (5) take any affirmative action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Plan;
(vii)    hire any new employee other than to hire a replacement for an employee whose employment has terminated or with respect to vacant positions;

(viii)    without limiting, and except as expressly provided in Section 6.01(b)(iv) or Section 7.05(d), make payments to lenders or special servicers or pre-pay any Indebtedness, except (1) as may be required by existing contractual commitments, (2) as otherwise expressly permitted by this Agreement (including, without limitation, Section 6.01(b)(iv)), or (3) for the establishment of reserves that may be required under the terms of any lease or by any lender or servicer, including, without limitation, reserves for interest, maintenance, tenant improvements, capital improvements, leasing commissions and other leasing costs;
(ix)    change in any material respect any of the accounting principles or practices used by it (except as required by GAAP or change in Law, or pursuant to written instructions, comments or orders from the SEC, in which case written notice shall be provided to Parent prior to any such change);
(x)    except in connection with a right being exercised by either party under the existing terms thereof or in connection with or to facilitate the sale or disposition of all or any portion of Plaza Las Fuentes as expressly permitted elsewhere in this Agreement, terminate, modify, waive or amend any provisions of any Company Ground Lease;
(xi)    except as otherwise permitted by this Section 6.01(b), authorize, or enter into any commitment for, any new capital expenditure relating to the Operating Properties, except (1) emergency repairs in order to maintain the Operating Property, (2) expenditures not to exceed $250,000, individually, or $1,000,000, in the aggregate incurred in the ordinary course, (3) expenditures included in any of the capital plans in respect of the Company Properties set forth on Section 4.12(a) of the Company Disclosure Schedule or (4) expenditures required by Law, existing contractual obligation or any contractual obligation arising under any agreement permitted to be entered into hereafter pursuant to this Section 6.01(b), including any Company Lease, or which are reasonably necessary for the preservation of human health and safety;
(xii)    authorize, enter into, renew, modify, materially amend or terminate, or waive any right or give consent under, any Material Contract (or any Contract that, if existing as of the date hereof, would be a Material Contract), other than (A) in the ordinary course of business and solely with respect to Contracts that are terminable upon sixty (60) or fewer days’ notice without penalty or premium, (B) any termination or renewal in accordance with the terms of any existing Material Contract that occur automatically without any action by the Company or any Subsidiary, (C) as otherwise expressly permitted by this Agreement (including, without limitation, Section 6.01(b)(iv), (vi), (vii) and (viii) and Section 7.05(d)), (D) as required by any Company Lease, the entering into of any consent with any lender under any Loan Document with respect thereto or the modification or amendment to any Loan Document with respect to the establishment or increase of reserves held by any lender for any tenant improvement costs or leasing commissions associated with such Company Lease, or (E) as may be reasonably necessary to comply with the terms of this Agreement;
(xiii)    (a) amend or modify the engagement letters of the financial advisors referred to in Section 4.17 that increases the fee or commission payable by the Company in connection with the Contemplated Transactions, or (b) engage any other financial advisor in connection with the Contemplated Transactions unless the Company Board shall have reasonably determined that it is advisable to do so based on facts and circumstances that arise, or are made known to, the Company Board after the date of this Agreement; it being agreed that the Company will provide Parent with written notice of such amendment or engagement within two (2) Business Days following such amendment or engagement; provided that nothing in this clause (xiii) shall prevent the Company from hiring advisors or agents to assist with the financing of 777 Tower, KPMG Tower and/or USBT Property as permitted under this Section 6.01(b);
(xiv)    enter into any new material line of business;
(xv)    enter into any Contract that would limit or otherwise restrict (or purport to do so) the Company or any of the Subsidiaries or any of their successors or, following consummation of the Contemplated Transactions, Parent, Sub REIT, REIT Merger Sub or the Partnership from engaging or competing in any material line of business or owning property in, whether or not restricted to, any geographic area in any material respect;
(xvi)    waive, release, assign, settle or compromise any Action, including Actions related to the Mergers and the other Contemplated Transactions, other than (A) settlements and compromises of ordinary course disputes with tenants, including area remeasurements, pass-through audits and other similar audits by tenants of operating or maintenance expenses, where the amount paid does not exceed $400,000, individually, or $1.0 million, in the aggregate, or (B) settlements and compromises where the amount paid in the settlement or compromise of such Action (after reduction for insurance proceeds to be received by the Company, net of any deductibles and/or self-insured retention payments paid by the Company) does not exceed $250,000, individually, or $1.0 million, in the aggregate; provided, however, that no settlement and compromise of any claim or Action relating to the Mergers and the other Contemplated Transactions or with any holder of Company Preferred Shares (in their capacity as such) shall be permissible without Parent’s consent (which, other than in connection with any Action with any holder of Company Preferred Shares (in their capacity as such), shall not be unreasonably withheld, conditioned or delayed if such settlement and compromise does not delay the consummation of the Contemplated Transactions, does not contemplate any financial obligations of the Company, any Subsidiary, or Parent or any of its Affiliates (other than reasonable attorneys’ fees) or amendment to this Agreement, and includes a complete release of Parent and its Affiliates and the Company and any parties entitled to indemnification by the Company or any Subsidiary in connection with such claim or Action. The Company shall keep Parent informed of, and cooperate with Parent in connection with, any Action relating to the Company Preferred Shares;
(xvii)    make, change or rescind any material Tax election, amend any material Tax Return, file any Tax Return in violation of Section 7.10(b), settle or compromise any material Tax audit, liability, claim or assessment, enter into any material closing agreement related to Taxes, or surrender any right to claim any material Tax refund, unless, in each case such action is required by Law or is intended (A) to preserve the Company’s status as a REIT under the Code, or (B) to qualify or preserve any Subsidiary’s status as a partnership or disregarded entity for federal income tax purposes or a Taxable REIT Subsidiary, as the case may be;

(xviii)    take any action that could, or fail to take any action the failure of which could, reasonably be expected to cause (A) the Company to fail to qualify as a REIT (disregarding the distribution requirement set forth in Section 857(a)(1) of the Code) or (B) any Subsidiary to cease to be treated as any of (1) a partnership or disregarded entity for federal income tax purposes or (2) a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;
(xix)    enter into, amend or modify any Tax Protection Agreement, or take any action that would, or could reasonably be expected to, violate any Tax Protection Agreement or otherwise give rise to any liability of the Company or any Subsidiary with respect thereto, other than with respect to a potential sale or other disposition of the interests of the Company or any Subsidiary in Plaza Las Fuentes or the entities that own such property pursuant to Section 6.01(b)(xx);
(xx)    without limiting any of the Company’s rights under Section 6.01(b)(iv), sell or otherwise dispose (A) any of the Company Properties, other than sales or disposition of the interests of the Company or any Subsidiary in (x) Plaza Las Fuentes or the entities that own such property and/or (y) USBT Property, or the entities that own such property; provided that (1) the gross consideration received in respect of the sales or dispositions contemplated in clauses (x) and (y) above shall be at least the amounts set forth in Section 6.01(b)(xx) of the Company Disclosure Schedule, (2) such sales or dispositions shall otherwise be on market terms (including with respect to the indemnities provided by the Company or any Subsidiary and the survival thereof), (3) no action taken by the Company in connection therewith will violate, or give rise to any obligation or liability under, any Tax Protection Agreement except as permitted pursuant to Section 6.01(b)(xx) of the Company Disclosure Schedule, and (4) the Company provides written notice to Parent of the closing within two (2) Business Days following the closing date under any such transaction, or (B) any other assets or properties of the Company in excess of $250,000, individually, or $1,000,000, in the aggregate. For the avoidance of doubt, nothing in this clause (xx) shall prohibit or restrict the rights of the Company or any Subsidiary to incur, create, assume or refinance Indebtedness or grant pledges, encumbrances or mortgages with respect thereto, which prohibitions and restrictions are expressly provided for elsewhere in this Section 6.01(b);
(xxi)    initiate or consent to any zoning reclassification of any Company Property or any material change to any approved site plan, special use permit, planned unit development approval or other land use entitlement affecting any Company Property except (a) to the extent any of the foregoing would not materially adversely affect the value of the affected Company Properties and (b) as may be necessary or desirable to extend or preserve entitlements (including with respect to 755 South Figueroa);
(xxii)    enter into any joint venture or partnership or other similar Contract with any Person that is not a wholly-owned Subsidiary;
(xxiii)    permit existing insurance policies set forth in Section 4.19 of the Company Disclosure Schedule to be cancelled or terminated without replacing such insurance policies with comparable insurance policies, to the extent available on commercially reasonable terms, covering the Company, the Subsidiaries, and their respective properties, assets and businesses;
(xxiv)    take any action that would reasonably be expected to cause a termination of the Partnership for U.S. federal income Tax, California income Tax or relevant state Law purposes; provided, however, the Company and the Partnership may repurchase, redeem or acquire partnership interests in the Partnership pursuant to the Partnership Agreement and in accordance with Section 7.12;
(xxv)    enter into, renew or materially amend any provision under any Material Lease (other than (A) pursuant to a tenant’s exercise of existing renewal options and (B) entering into or renewing Material Leases (but not materially amending Material Leases) for USBT Property while subject to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated March 11, 2013 (as the same may be amended or modified from time to time in accordance with the terms thereof) between Library Square Associates, LLC (as “Seller,” and Beringia Central LLC, as “Buyer” (the “USBT PSA”) or terminate any Lease (other than, with respect to any Lease that is not a Material Lease, for any default by the tenant thereunder). A “Material Lease” means, with respect to any Company Property, any Lease (or one or more Leases with the same tenant at such Company Property) relating to at least 50,000 square feet;
(xxvi)    adopt a plan of complete or partial liquidation or dissolution or adopt resolutions providing for or authorizing such liquidation or dissolution;
(xxvii)    except as otherwise required by law, call, give notice of, convene or hold the annual meeting of the holders of the Company Common Shares until a date after September 16, 2013; or
(xxviii)     authorize or enter into any Contract or otherwise make any commitment to do any of the foregoing.
Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit the Company or the Partnership from (i) taking any action at any time or from time to time that in the reasonable judgment of the Company Board, upon advice of counsel, and upon reasonable prior notice to, and consultation with, Parent, is reasonably necessary for the Company to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the Effective Time; provided, however, that, except as otherwise permitted under Section 6.01(b)(iii)(B), neither the Company nor the Partnership shall be permitted to declare, set aside or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof and whether or not out of earnings and profits of the Company or the Partnership) in respect of any Company Common Shares, Company Preferred Shares or partnership interests of the Partnership or with respect to equity or ownership interests in any Subsidiary; (ii) complying with its Material Contracts; (iii) taking such actions as the Company determines necessary or appropriate to dissolve, wind-up and/or liquidate the Dissolving Subsidiaries, (iv) taking any action that is reasonably necessary in connection with the Company’s right to sell Plaza Las Fuentes and/or the USBT Property in accordance with Section 6.01(b)(xx); or (v) except as contemplated in respect of the USBT Property in Section

6.01(b)(iv), Section 6.01(b)(xx) and Section 6.01(b)(iv) of the Company Disclosure Schedule, complying with the USBT PSA.
ARTICLE VII
ADDITIONAL AGREEMENTS
SECTION 7.01.    Proxy Statement. (a)  Subject to the terms and conditions of this Agreement, as promptly as reasonably practicable after the execution of this Agreement, the Company shall prepare and file a preliminary Proxy Statement with the SEC under the Exchange Act, and shall use its commercially reasonable efforts to have the Proxy Statement cleared by the SEC. In addition, each of the Company and Parent shall prepare and file with the SEC any Other Filings as and when required or requested by the SEC. Subject to Section 7.05 hereof, each of the Company and Parent shall use its commercially reasonable efforts, after consultation with the other parties hereto, to respond promptly to any comments of and requests by the SEC and to cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of Company Common Shares entitled to vote at the Company Stockholder Meeting as soon as reasonably practicable, but in no event more than five (5) Business Days following the earlier of (i) clearance by the SEC of the Proxy Statement and (ii) the conclusion of any SEC review of the Proxy Statement (the “SEC Approval”). Subject to and without limiting the rights of the Company Board (or duly authorized committee thereof) pursuant to Section 7.04 hereof, the Proxy Statement shall include the recommendation of the Company Board (or duly authorized committee thereof) that the holders of Company Common Shares approve the REIT Merger (the “Company Board Recommendation”).
(b)    Subject to Section 7.04 hereof and other than with respect to releases made in compliance with Section 7.06 of this Agreement, no amendment or supplement to the Proxy Statement or any Other Filings, nor any response to any comments or inquiry from the SEC, will be made by the Company or Parent without the approval of the other party, which approval shall not be unreasonably conditioned, withheld or delayed. The Company and Parent each will advise the other promptly after it receives notice of any request by the SEC for amendment of the Proxy Statement or any Other Filings or comments thereon and responses thereto or requests by the SEC for additional information.
(c)    If at any time prior to the Company Stockholder Meeting, the Company or Parent becomes aware of any information relating to the Company, Parent or any of their respective Affiliates, directors or officers that, pursuant to the Securities Act or the Exchange Act, should be disclosed in an amendment or supplement to the Proxy Statement or any Other Filing, then the party that discovers such information shall promptly notify the other party thereof and shall cooperate with the Company in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the holders of Company Common Shares entitled to vote at the Company Stockholder Meeting.
(d)    All filings by the Company with the SEC in connection with the Contemplated Transactions, including the Proxy Statement and any amendment or supplement thereto and all mailings to the Company’s stockholders in connection with the Merger and the other Contemplated Transactions shall be subject to the reasonable prior review and comment of Parent.

SECTION 7.02.    Stockholders’ Meeting; Consents of Parent, Sub REIT and REIT Merger Sub. (a)  Subject to Section 7.04 hereof, the Company, acting through the Company Board, shall, in accordance with applicable Law and the Company’s Charter and Company Bylaws, duly call, give notice of, convene and hold the Company Stockholder Meeting as promptly as reasonably practicable after the date that the Proxy Statement is cleared by the SEC for the purpose of seeking the Company Stockholder Approval (unless otherwise consented to by Parent). Notwithstanding anything to the contrary in the preceding sentence, subject to compliance with Section 7.04 hereof (i) if the Company shall have received an Acquisition Proposal within the five (5) Business Day period prior to the date of the Company Stockholder Meeting, the Company shall have the right on no more than four (4) separate occasion in the aggregate under this clause (i) to postpone or adjourn the Company Stockholder Meeting to the date that is five (5) Business Days after receipt of the Acquisition Proposal solely for the purpose of facilitating consideration of the Acquisition Proposal by the Company Board or a duly appointed committee thereof, and (ii) so long as neither the Company Board nor any committee thereof is then considering an Acquisition Proposal, if, on a date for which the Company Stockholder Meeting is scheduled, the Company has not received proxies representing a sufficient number of Company Common Shares to obtain the Company Stockholder Approval, whether or not a quorum is present, the Company shall have the right to make one or more successive postponements or adjournments of the Company Stockholder Meeting in order to seek additional proxies voting in favor of the Merger; provided that the Company Stockholder Meeting is not postponed or adjourned to a date that is more than thirty (30) days after the date for which the Company Stockholder Meeting was originally scheduled (excluding any adjournments or postponements required by applicable Law or effected pursuant to clause (i) above).
(b)    Parent will take all action reasonably necessary (a) to cause Sub REIT to perform its obligations under this Agreement and to consummate the REIT Merger on the terms and conditions set forth in this Agreement, and (b) to ensure that, prior to the Effective Time, Sub REIT shall not conduct any business or activities or make any investments other than in connection with the Contemplated Transactions.
(c)    Sub REIT will take all action reasonably necessary (a) to cause REIT Merger Sub to perform its obligations under this Agreement and to consummate the Partnership Merger on the terms and conditions set forth in this Agreement, and (b) to ensure that, prior to the Effective Time, REIT Merger Sub shall not conduct any business or activities or make any investments other than in connection with the Contemplated Transactions.
(d)    REIT Merger Sub will take all action reasonably necessary (a) to cause Partnership Merger Sub to perform its obligations under this Agreement and to consummate the Partnership Merger on the terms and conditions set forth in this Agreement, and (b) to ensure that, prior to the Partnership Merger Effective Time, Partnership Merger Sub shall not conduct any business or activities or make any investments other than in connection with the Contemplated Transactions.
SECTION 7.03.    Access to Information; Confidentiality. (a) From the date hereof to the Closing and in compliance with applicable Laws, the Company shall, and shall cause each of the Subsidiaries to, afford Representatives of Parent, continued access to the electronic data room and, following notice from Parent to the Company in accordance with this Section 7.03, reasonable access (though accompanied at all times by a Representative of the Company) during normal business hours to the properties, offices and other facilities, books and records of the Company and each Subsidiary, and such other financial, operating and other data and information as Parent may reasonably request. Notwithstanding the foregoing, neither Parent nor any of its Representatives shall (i) contact or have any discussions with any of the Company’s Representatives (other than any Designated Executive or any attorneys at Latham & Watkins or any other law firm retained by the Company) with respect to the Company, any Company Property or the Contemplated Transactions, unless in each case Parent obtains the prior written consent of the Company, which shall not be unreasonably withheld, conditioned or delayed, (ii) with respect to the Company, any Company Property or the Contemplated Transactions, contact or have any discussions with (x) any of the landlords/sublandlords, tenants/subtenants, licensees or franchisees or ground lessors of the Company or any Subsidiary (y) other than pursuant to and subject to limitations in Section 7.05(d), any holders of Indebtedness of the Company or any Subsidiary (or any master or special servicer for same), including, without limitation, any holder of any B Note, or (z) other than in consultation with the Company, including at least two (2) Business Days’ advance notice to the Company and providing the Company a reasonable opportunity to participate in any such contact or communication, any holders of Company Preferred Shares (in their capacity as such), unless in each case Parent obtains the prior written consent of the Company, which shall not be unreasonably withheld, conditioned or delayed, (iii) communicate with officials or representatives of any Governmental Authority regarding any specific Company Property, unless in each case Parent obtains the prior written consent of the Company, which shall not be unreasonably withheld, conditioned or delayed, as to the nature and level of such communications with specific officials or representatives, (iv) damage any property or any portion thereof or making invasive testing, (v) except as requested by any lender or prospective lender with respect to any Company Property or otherwise in connection with obtaining indebtedness with respect to any Company Property or the Company, and then only upon at least two (2) Business Days’ advance notice to the Company and providing the Company a reasonable opportunity to participate in any such inspection or investigation and after entering into an access agreement in the form set forth in Section 7.03 of the Company Disclosure Schedule, perform any onsite appraisal, inspection, procedure or investigation (including any engineering or onsite environmental investigation or study), but subject to the limitations in the preceding subclause (iv), or (vi) except as requested by Parent or any Equity Source (defined below), and then only upon the prior written consent of the Company (which shall not be unreasonably withheld, conditioned or delayed) and after entering into or, if to be conducted by an Equity Source, causing such Equity Source to enter into, an access agreement in the form set forth in Section 7.03 of the Company Disclosure Schedule, perform any onsite appraisal, inspection, procedure or investigation (including any engineering or onsite environmental investigation or study), but subject to the limitations in the preceding subclause (iv). Parent shall schedule and coordinate all inspections with the Company and shall give the Company at least two (2) Business Days prior written notice thereof, setting forth the inspection or materials that Parent or its Representatives intend to conduct. The Company shall be entitled to have Representatives present at all times during any such inspection. Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the Company or its Subsidiaries or contravene any Law, lease or binding agreement entered into prior to the date of this Agreement.
(b)    All information obtained by Parent pursuant to this Section 7.03 shall be kept confidential in accordance with the confidentiality agreement, dated as of July 30, 2012 (the “Confidentiality Agreement”), between Parent and the Company, the terms of which shall continue to apply and remain binding upon Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub and their respective Representatives notwithstanding any termination of this Agreement; provided, however, to the extent of any inconsistency or ambiguity between the terms of this Agreement and the Confidentiality Agreement, this Agreement shall control. Notwithstanding the foregoing, “Representatives” (as defined in the Confidentiality Agreement) of Parent is hereby deemed to be amended to specifically include (i) any debt financing sources and/or (ii) to the extent disclosed to the Company prior to the date hereof or approved by the Company after the date hereof (such approval not be unreasonably withheld, delayed or conditioned), any equity financing sources, joint venture partners and co-investors in connection with the Contemplated Transactions or such person’s potential investment in Parent or its Affiliates or the Company or any Company Property (each, an “Equity Source”, and together with the Persons identified in clause (i) above, each, a “Financing Source”). Parent acknowledges and agrees that, (a) prior to furnishing any Confidential Information (as defined in the Confidentiality Agreement) to any Financing Source that has not been disclosed to the Company prior to the date hereof, it shall obtain a written undertaking or joinder from such Financing Source, to which the Company shall be an express third-party beneficiary with enforcement rights, in which such Financing Source agrees to comply with the confidentiality provisions of the Confidentiality Agreement, it being acknowledged and agreed that Parent will be liable for any actions taken by any such Financing Source in violation or breach of the Confidentiality Agreement, and (b) to the extent Parent has not identified any Financing Source to the Company prior to the date hereof, Parent shall identify such Financing Source to the Company prior to the release of any Confidential Information to such Financing Source.
SECTION 7.04.    No Solicitation of Transactions. (a)  The Company shall, and shall cause each Subsidiary to, and shall direct their Representatives to, immediately cease and cause to be terminated any discussions or negotiations with any third parties with respect to an Acquisition Proposal. The Company shall not, and shall cause each Subsidiary not to, and they shall direct their Representatives not to, (i) directly or indirectly solicit, initiate, or knowingly encourage or knowingly facilitate the making, submission or announcement of any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, (ii) in connection with an Acquisition Proposal, provide access to its properties, Material Contracts, personnel, books or records or non-public or confidential information to any person (other than to Parent and its Representatives), (iii) waive, terminate, modify, fail to enforce or release any Person other than Parent and its Affiliates from any provision of or grant any permission, waiver or request under any standstill, confidentiality or similar agreement or obligation, (iv) enter into any letter of intent, Contract or agreement in principle with respect to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement as contemplated, and subject to the limitations set forth below), (v) participate or engage in any negotiations or discussions with any person (other than Parent and its Representatives) with respect to any Acquisition Proposal or (vi) grant any waiver, amendment or release under any standstill or confidentiality agreement (including any Third Party Confidentiality Agreement) for the purpose of allowing any Person to make an Acquisition Proposal; provided, however, that at any time prior to the receipt of the Company Stockholder Approval, the Company may (A) in response to a bona fide Acquisition Proposal received by the Company after the date of this Agreement that was not solicited in violation of this Section 7.04 and that the Company Board (or duly authorized committee thereof) determines in good faith (after consultation with outside legal counsel and financial advisors) constitutes, or could reasonably be expected to lead to, a Superior Proposal and, with respect to which the Company provides to Parent the notice required by Section 7.04(c), (x) provide access to its properties, Material Contracts, personnel, books and records and furnish non-public or confidential information, data and/or draft agreements with respect to the Company and the Subsidiaries to the person making such Acquisition Proposal (and its Representatives) if the Company Board (or duly authorized committee thereof) receives from such person a reasonable and customary confidentiality agreement (an “Acceptable Confidentiality Agreement”) and (y) participate in discussions or negotiations with the person making such Acquisition Proposal (and its Representatives) regarding such Acquisition Proposal; and (B) so long as (x) such Acquisition Proposal was not solicited in violation of this Section 7.04 and (y) the Company Board (or duly authorized committee thereof) determines in good faith, after consultation with its outside counsel, that the failure to take such action would be inconsistent with the duties of the members of the Company Board (or duly authorized committee thereof) under applicable Law, grant a limited waiver, amendment or release under any standstill or confidentiality agreement (including any Third Party Confidentiality Agreement) for the sole purpose of allowing a Person to make a private and confidential unsolicited written Acquisition Proposal to the Company Board and/or taking such other actions as permitted under subsection (A) of this paragraph above.
(b)    Except as otherwise provided in this Section 7.04(b) and Section 7.04(d), neither the Company Board nor any duly authorized committee thereof may (i) withhold, withdraw, qualify or modify, or publicly propose to withhold, withdraw, qualify or modify, the Company Board Recommendation in a manner adverse to Parent, or (ii) approve, adopt or recommend, or propose publicly to approve, adopt or recommend, any Acquisition Proposal (any such action, an “Adverse Recommendation Change”). Notwithstanding anything in this Agreement to the contrary, with respect to an Acquisition Proposal, the Company Board may at any time prior to receipt of the Company Stockholder Approval, make an Adverse Recommendation Change and/or terminate this Agreement pursuant to Section 9.01(f), if: (I) (A) an Acquisition Proposal (that did not result from a material breach of Section 7.04(a)) is made after the date of this Agreement to the Company by a third party, and such Acquisition Proposal is not withdrawn, and (B) the Company Board determines in good faith, after consultation with outside legal counsel and financial advisors, that such Acquisition Proposal constitutes a Superior Proposal and, after consultation with outside legal counsel that a failure to take such action would be inconsistent with the duties of the members of the Company Board under applicable Law; and (II) (A) the Company provides Parent three (3) Business Day prior written notice of its intention to take such action, which notice shall include the information with respect to such Superior Proposal that is specified in Section 7.04(c), (B) after providing such notice and prior to making such Adverse Recommendation Change in connection with a Superior Proposal or taking any action pursuant to Section 9.01(f) with respect to a Superior Proposal, the Company shall negotiate in good faith with Parent during such three (3) Business Day period (to the extent that Parent desires to negotiate) to make such revisions to the terms of this Agreement as would permit the Company Board not to effect an Adverse Recommendation Change in connection with a Superior Proposal or to take such action pursuant to Section 9.01(f) in response to a Superior Proposal, and (C) the Company Board shall have considered in good faith any changes to this Agreement irrevocably committed to in writing by Parent and shall have determined in good faith, after consultation with outside legal counsel and financial advisors, that the Acquisition Proposal continues to constitute a Superior Proposal; provided, however, that, in the event that the Acquisition Proposal is thereafter modified by the Person making such Acquisition Proposal, the Company shall provide written notice of such modified Acquisition Proposal and shall again comply with this Section 7.04(b), except that the Company’s advance written notice obligation shall be reduced to two (2) Business Days (rather than the three (3) Business Days otherwise contemplated by this Section 7.04(b)); and (III) in the case of a termination of this Agreement pursuant to Section 9.01(f), the Company has paid Parent the Termination Fee and the Parent Expenses in accordance with Section 9.03(b)(iii). If the Company makes an Adverse Recommendation Change in respect of an Acquisition Proposal that constitutes a Superior Proposal in accordance with this Section 7.04(b), it shall be entitled to waive the “Ownership Limit” in the Company’s Charter for each Person that the Company Board (or duly authorized committee thereof) determines is reasonably necessary to effect the consummation of the Acquisition Proposal at the time the Company terminates this Agreement pursuant to Section 9.01(f).
(c)    The Company shall promptly (and in any event within one (1) Business Day) provide written notice to Parent of the Company’s receipt of any bona fide Acquisition Proposal (including providing the identity of such person making or submitting such Acquisition Proposal) and, if applicable, provide Parent copies of the Acquisition Proposal and any draft agreements related to the Acquisition Proposal (or, if written copies are unavailable or such Acquisition Proposal is oral, a summary of the material terms thereof) and, if applicable and unless already provided to Parent and/or its Representatives, provide Parent with access (which, to the extent applicable, may be via submission to the “virtual data room”) to its properties, Material Contracts, personnel, books and records and any non-public or confidential information and/or data that are provided to the person making such Acquisition Proposal. The Company shall keep Parent reasonably informed of the status thereof including any material change to the status or terms of any such Acquisition Proposal (and in any event within one (1) Business Day after receipt or delivery thereof). If the Company Board determines in good faith, after consultation with outside legal counsel and financial advisors, that such Acquisition Proposal constitutes a Superior Proposal and, after consultation with outside legal counsel that a failure to take such action would be inconsistent with the duties of the members of the Company Board under applicable Law, then the Company shall promptly (and in any event within one (1) Business Day) deliver to Parent a written notice advising it that the Company Board has made such determination and, if applicable and unless already provided to Parent and/or its Representatives, provide Parent copies of the Superior Proposal and any draft agreements related to the Superior Proposal (or, if written copies are unavailable or such Superior Proposal is oral, a summary of the material terms thereof).
(d)    Notwithstanding anything to the contrary contained herein, nothing in this Section 7.04 shall prohibit or restrict the Company or the Company Board (or duly authorized committee thereof) from at any time prior to the receipt of the Company Stockholder Approval and other than in response to an Acquisition Proposal, effecting an Adverse Recommendation Change if the Company Board (or duly authorized Committee thereof) has determined in good faith that the failure to take such action would be inconsistent with its duties to the stockholders of the Company under applicable Law. Subject to the Company’s compliance, in all material respects, with Section 7.04(b), the Company may take and/or disclose to the stockholders of the Company a position contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act or by Item 1012(a) of Regulation M-A.
(e)    During the period from the date of this Agreement through the Effective Time, and except as otherwise provided in this Section 7.04, the Company (x) shall not terminate, amend or modify or waive any provision of any Third Party Confidentiality Agreement or other standstill agreement to which the Company or any of its Subsidiaries is a party or waive the “Ownership Limit” in the Company’s Charter (other than in the ordinary course to any Person who has not made or is not directly or indirectly participating in any Acquisition Proposal) and (y) agrees to use commercially reasonable efforts to enforce the provisions of any such agreements.
SECTION 7.05.    Further Action; Commercially Reasonable Efforts. (a) Subject to Section 7.04, upon the terms and subject to the conditions hereof, each of the parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, all reasonably appropriate action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws to consummate and make effective the Mergers and the other Contemplated Transactions (and shall use its commercially reasonable efforts to refrain from taking any action that would materially impair or delay the foregoing), including, without limitation, using its commercially reasonable efforts to obtain all Permits, consents, approvals, authorizations, waivers, exemptions, qualifications and Orders as are necessary for the consummation of the Mergers and the other Contemplated Transactions and to fulfill the conditions to the Closing. In case, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and the Ancillary Agreement, each of the parties hereto shall use all commercially reasonable efforts to cause its respective officers, employees and agents to take all such action.
(b)    The parties hereto shall cooperate and assist one another in connection with all actions to be taken pursuant to Section 7.05(a), including the preparation and making of the filings referred to therein and, if requested, amending or furnishing additional information thereunder, including, subject to applicable Law and the Confidentiality Agreement, providing copies of all related documents to the non-filing party and their advisors prior to filing, and to the extent practicable none of the parties will file any such document or have any communication with any Governmental Authority without prior consultation with the other parties. Subject to Section 7.04, each party shall keep the others apprised of the content and status of any communications with, and communications from, any Governmental Authority with respect to the Mergers and the other Contemplated Transactions. Subject to Section 7.04, to the extent practicable, and permitted by a Governmental Authority, each party hereto shall permit representatives of the other party to participate in meetings (whether by telephone or in person) with such Governmental Authority.
(c)    Subject to Section 7.04, each of the parties hereto agrees to cooperate and use its commercially reasonable efforts to defend through litigation on the merits any Action, including administrative or judicial Action, asserted by any party in order to avoid the entry of, or to have vacated, lifted, reversed, terminated or overturned, any Order (whether temporary, preliminary or permanent) that in whole or in part restricts, delays, prevents or prohibits consummation of the Mergers and the other Contemplated Transactions, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal.
(d)    Without limiting the generality of the foregoing, each of the parties hereto acknowledges that consents and waivers with respect to the Contemplated Transactions may be required from certain lenders under Loan Documents of the Company and the Subsidiaries, as set forth in Section 4.02(g) of the Company Disclosure Schedule, and that such Loan Consents have not been obtained as of the date of this Agreement. The Company and Parent shall, and shall cause their respective Representatives to, use commercially reasonable efforts (which, in the case of Parent, is expressly agreed to include payment of up to all amounts contemplated on Section 7.05(d) of the Company Disclosure Schedule) to obtain each of the Loan Consents promptly after the date of this Agreement in accordance with this Section 7.05 and Section 7.05(d) of the Company Disclosure Schedule. The Company and Parent shall coordinate and reasonably cooperate in connection with soliciting and obtaining the Loan Consents, including the preparation and delivery of any information relating to Parent, Sub REIT, REIT Merger Sub, and Partnership Merger Sub and the Company and the Subsidiaries as may be reasonably requested by any such lender, any loan servicer on behalf of any lender or any rating agency and shall act in a coordinated manner. Without limiting the foregoing, each of Parent and the Company agrees as follows:
(i)    Each party agrees to keep the other informed of any material communications and notices with any such lender, any loan servicer on behalf of any such lender or any rating agency;
(ii)    Each party shall give the other no less than two (2) calendar days to review and comment on all materials or documents with respect to the Loan Consents and any such materials or documents shall be revised by Parent and the Company, as applicable, to reflect the reasonable comments of the other;
(iii)    Neither party, nor its Representatives, shall engage or participate in any material meeting or discussion or proposed material discussion or communication with, and communications from, any lender, any loan servicer on behalf of any such lender or rating agency with respect to the Loan Consents and the Contemplated Transactions without providing representatives of the other reasonable opportunity to participate;
(iv)    Each party shall, upon the request of the other, participate in meetings or discussions with any lender, any loan servicer on behalf of any such lender or rating agency with respect to the Loan Consents and assist the other in obtaining ratings as required for the Loan Consents (including the participation in such meetings or discussions of such party’s senior management);
(v)    The Company shall assist Parent in establishing or maintaining, as of the Closing, bank and other accounts and blocked account agreements and lock box arrangements in connection with any Loan Consent;

(vi)    Each party shall assist the other in obtaining waivers, consents, estoppels and approvals, to the extent necessary, proper or advisable in connection with any Loan Consent, from other parties to material leases, encumbrances and contracts to which the Company or any Subsidiary of the Company is a party;
(vii)    Each party shall execute and deliver customary certificates, legal opinions, or other documents and instruments relating to guarantees, the pledge of collateral and other matters ancillary to the Indebtedness underlying the Loan Consents as may be reasonably requested by the other or any lender or any loan servicer on behalf of any such lender (provided that the Company may elect to form a committee comprised of one or more individuals designated by Parent to be appointed by the Company as a director immediately prior to the Effective Time to execute any such documents); and
(viii)    Each party shall take all corporate actions, subject to the occurrence of the Closing, reasonably necessary or customary to permit the consummation of any Loan Consent on the Closing Date (including executing and delivering certificates with respect to solvency matters and cooperating with respect to any request the other or any lender or any loan servicer on behalf of any such lender has with respect to a new non-consolidation opinion) (provided that the Company may elect to form a committee comprised of one or more individuals designated by Parent to be appointed by the Company as a director immediately prior to the Effective Time to execute any such documents);
provided, however, that with respect to all matters described in this Section 7.05(d), (A) neither the Company nor Parent shall be required to execute any document or make any statements, certifications, or analysis for the benefit of the other or any other person other than documents, statements, certifications and analyses to become effective immediately after the Closing, and (B) the Company shall not be required to pay any commitment or other similar fee, pay any expense (other than as provided in this Agreement) or incur any other material obligation or liability in connection with this Section 7.05(d) prior to the Effective Time. Parent shall make available funds in connection with obtaining the Loan Consents, as set forth in Section 7.05(d) of the Company Disclosure Schedule; provided, however, that such funds shall be payable by Parent only in the event the Contemplated Transactions are actually consummated in accordance with the terms of this Agreement. Without the prior written consent of Parent, except as provided in Section 6.01(b)(iv), Section 6.01(b)(xii), Section 6.01(b)(xx) and Section 7.05(e) of the Company Disclosure Schedule, (i) the Company shall not prepay all or any portion of any Indebtedness or establish any reserves in connection with obtaining the Loan Consents, and (ii) the Company shall not, and it shall not agree to, amend, modify, supplement or waive the terms and conditions of the outstanding Indebtedness in any material respect, including, without limitation, changing any of the parties subject to the obligations of such Indebtedness of the Company, increasing the principal amount or interest due or changing the maturity date; provided, however, that in the case of this clause (ii), Parent shall not unreasonably withhold or delay such consent unless the cumulative effect of such amendments, modifications, supplements, waiver or other changes would be reasonably likely to materially and adversely affect the economic benefits that Parent otherwise would reasonably expect to derive from the Company Property encumbered by the applicable Indebtedness from and after the Closing.

(e)    Except as expressly provided in Section 7.05(d) or as contemplated by Section 7.05(e) of the Company Disclosure Schedule, for the avoidance of doubt, the obligation of any party hereto to use commercially reasonable efforts to take actions to consummate the Contemplated Transactions or to avoid, delay or remove impediments to such consummation or any injunction, shall not be breached if such party does not agree to the assumption or incurrence of financial obligations (other than to a de minimis extent), to any amendment to this Agreement, to any change in the amount or type of consideration payable in the Mergers, or otherwise to take action which would materially and adversely change the contemplated costs or benefits of the Contemplated Transactions to that party.
(f)    In the event Parent gives irrevocable written notice to the Company at least three (3) Business Days prior to the Closing specifying any Indebtedness that it wishes to prepay or refinance at or immediately prior to the Closing (a “Parent Loan Payment Notice”), then Parent shall prepay or refinance (in each case, at or immediately prior to the Closing) such Indebtedness; provided, however, that prepayment or refinancing of any such Indebtedness with respect to which Parent has given a Parent Loan Payment Notice is not a condition to Parent’s obligations hereunder and shall not permit Parent to delay consummation of the Contemplated Transactions. At the request of Parent, the Company agrees to provide, and to cause its Subsidiaries and its and their respective officers, employees, counsel, financial advisors, auditors and other representatives to provide, cooperation reasonably requested by Parent in connection with any such refinancing, including, without limitation:
(i)    providing available financial information that is customarily provided in such financings and is reasonably necessary by Parent or the lender for the consummation of such financing;
(ii)    assisting in the preparation and updating of information memoranda and other materials to be used in connection with the financing and any related syndication efforts, including, as applicable, participating in due diligence and drafting sessions;
(iii)    making the officers and advisors of the Company and its Subsidiaries available from time to time to attend and make presentations regarding their respective businesses;
(iv)    participating in meetings with rating agencies and assisting Parent in obtaining ratings as contemplated by refinancing (including the participation in such meetings of the Company’s and its Subsidiaries’ senior management);
(v)    assisting Parent in establishing or maintaining, as of the Closing, bank and other accounts and blocked account agreements and lock box arrangements in connection with the refinancing;
(vi)    assisting Parent to obtain waivers, consents, estoppels and approvals, to the extent necessary, proper or advisable in connection with any refinancing, from other parties to material leases, encumbrances and contracts to which the Company or any Subsidiary of the Company is a party and to arrange discussions among Parent and its financing sources with other parties to material leases, encumbrances and contracts as of the Closing;

(vii)    executing and delivering customary certificates, legal opinions, hedging agreements or other documents and instruments relating to guarantees, the pledge of collateral and other matters ancillary to the refinancing as may be reasonably requested by Parent (provided that the Company may elect to form a committee comprised of one or more individuals designated by Parent to be appointed by the Company as a director immediately prior to the Effective Time to execute any such documents); and
(viii)    take all corporate actions, subject to the occurrence of the Closing, reasonably requested by Parent that are necessary or customary to permit the consummation of the refinancing and to permit the proceeds thereof, to be made available to the Company on the Closing Date to consummate the transactions contemplated by this Agreement (including cooperation in connection with the pay-off of existing debt and the release of related liens) (provided that the Company may elect to form a committee comprised of one or more individuals designated by Parent to be appointed by the Company as a director immediately prior to the Effective Time to execute any such documents);
provided, however, that with respect to all matters described in this Section 7.05(f), the Company shall not be required to (A) execute any document or make any statements, certifications, or analysis for the benefit of Parent or any other person other than documents, statements, certifications and analyses to become effective immediately after the Closing, or (B) pay any commitment or other similar fee, pay any expense (other than as provided in this Agreement) or incur any other material obligation or liability in connection with this Section 7.05(f) prior to the Effective Time. Nothing in this Section 7.05(f) shall require the Company’s or its Subsidiaries’ cooperation to the extent it would (I) cause any condition to Closing set forth in Article VIII to fail to be satisfied or otherwise cause any breach of this Agreement (unless waived by Parent), (II) require the Company or any of its Subsidiaries to take any action that will conflict with or violate the Company’s organizational documents or any Laws or result in the material contravention of, or that would reasonably be expected to result in a material violation or breach of, or default under, any material Contract to which the Company or any of its Subsidiaries is a party or (III) result in any officer or director of the Company or any of its Subsidiaries incurring any personal liability.
SECTION 7.06.    Public Announcements. Parent and the Company shall, to the extent reasonably practicable, consult with each other before issuing, and give each other the opportunity to review and comment upon, giving due consideration to all reasonable additions, deletions or changes suggested in connection therewith, any press releases or otherwise making any public statements with respect to the Mergers and the other Contemplated Transactions, other than any press release by the Company to announce action taken by the Company pursuant to, or as permitted by, Section 7.04 hereof. Parent and the Company shall not issue any such press release (other than any press release by the Company to announce action taken by the Company pursuant to, or as permitted by, Section 7.04 hereof) or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or any listing agreement with or rule of any national securities exchange or association which the securities of Parent or the Company, as applicable, are listed; provided that Parent and the Company shall coordinate and consult with respect to the timing, basis and scope of such disclosure requirement.

SECTION 7.07.    Indemnification.
(a)    Without limiting any other rights that any MPG Indemnified Parties may have under any employment or indemnification agreement or under the Organizational Documents or this Agreement or, if applicable, similar organizational documents or agreements of any of the Subsidiaries, from and after the Effective Time, Parent, Sub REIT, the Surviving Entity and the Partnership shall: (i) indemnify and hold harmless (A) the individuals listed on Section 7.07(a) of the Company Disclosure Schedule, and (B) each person who is on the date hereof or during the period from the date hereof through the Effective Time serving as a director or executive officer of the Company or any Subsidiary or as a fiduciary under or with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA) (together with the individuals listed in the foregoing subclause (A), collectively, the “MPG Indemnified Parties”) to the fullest extent authorized or permitted by applicable Law, as now or hereafter in effect, in connection with any Claim and any judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) resulting therefrom; and (ii) promptly pay on behalf of or, within thirty (30) days after any written request for advancement, advance to each of the MPG Indemnified Parties, to the fullest extent authorized or permitted by applicable Law, as now or hereafter in effect, any Expenses incurred in defending, serving as a witness with respect to or otherwise participating in any Claim in advance of the final disposition of such Claim, including payment on behalf of or advancement to the MPG Indemnified Party of any Expenses incurred by such MPG Indemnified Party in connection with enforcing any rights with respect to such indemnification and/or advancement, in each case without the requirement of any bond or other security, but subject to Parent’s, Sub REIT’s, the Surviving Entity’s or the Partnership’s, as applicable, receipt of a contractual undertaking by or on behalf of such MPG Indemnified Party to repay such Expenses if it is ultimately determined under applicable Laws that such MPG Indemnified Party is not entitled to be indemnified; provided, however, that neither Parent, Sub REIT, the Surviving Entity nor the Partnership shall be liable for any settlement effected without Parent’s, Sub REIT’s, the Surviving Entity’s or the Partnership’s written consent (not to be unreasonably withheld, delayed or conditioned) and shall not be obligated to pay the fees and expenses of more than one counsel (selected by a plurality of the applicable MPG Indemnified Parties) for all MPG Indemnified Parties in any jurisdiction with respect to any single Claim. The indemnification and advancement obligations of Parent, Sub REIT, the Surviving Entity and the Partnership pursuant to this Section 7.07(a) shall extend to acts or omissions occurring at or before the Effective Time and any Claim relating thereto (including with respect to any acts or omissions occurring in connection with the approval of this Agreement and the consummation of Contemplated Transactions, including the consideration and approval thereof and the process undertaken in connection therewith and any Claim relating thereto), and all rights to indemnification and advancement conferred hereunder shall continue as to a person who has ceased to be a director, executive officer or other fiduciary of the Company or the Subsidiaries after the date hereof and shall inure to the benefit of such person’s heirs, executors and personal and legal representatives. As used in this Section 7.07(a), (i) the term “Claim” means any threatened, asserted, pending or completed Action, whether instituted by any party hereto, any Governmental Authority or any other party, that might reasonably lead to the institution of any such Action, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, arising out of or pertaining to matters that relate to, arise out of or contemplated by this Agreement, the

Contemplated Transactions and/or the Company’s exploration of strategic alternatives since January 1, 2012; and (ii) the term “Expenses” means reasonable attorneys’ fees and all other reasonable costs, expenses and obligations (including, without limitation, reasonable experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim for which indemnification is authorized pursuant to this Section 7.07(a), including any Action relating to a claim for indemnification or advancement brought by a MPG Indemnified Party unless it is ultimately determined by final non-appealable judgment under applicable Laws that such MPG Indemnified Party is not entitled to be indemnified. Neither Parent, Sub REIT, the Surviving Entity nor the Partnership shall settle, compromise or consent to the entry of any judgment in any Action in respect of which indemnification has been or could be sought by such MPG Indemnified Party hereunder unless (x) such settlement, compromise or judgment includes an unconditional release of such MPG Indemnified Party from all liability arising out of such Action, (y) such MPG Indemnified Party otherwise consents thereto, or (z) Parent, Sub REIT, the Surviving Entity and the Partnership irrevocably commit that Claims in respect of such Action will be paid by them as required to hold harmless the applicable MPG Indemnified Party(ies).
(b)    Without limiting Section 7.07(a) or any other rights that any employee, officer, director, agent or other fiduciary may have under any employment or indemnification agreement with the Company or any Subsidiary, Sub REIT, REIT Merger Sub and Partnership Merger Sub agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time, as applicable, now existing in favor of the current or former directors, officers, employees, agents or other fiduciaries of the Company or any of the Subsidiaries as provided in the Organizational Documents (or, as applicable, the charter, bylaws, partnership agreement or other organizational documents of any of the other Subsidiaries) and indemnification agreements of the Company or any of the Subsidiaries identified in Section 7.07(b) of the Company Disclosure Schedule shall be assumed by the Surviving Entity and the Surviving Partnership in the Mergers, without further action, at the Effective Time and Partnership Merger Effective Time, as applicable, and shall survive the Mergers and shall continue in full force and effect in accordance with their terms.
(c)    The Surviving Entity and the Surviving Partnership shall (i) for a period of six (6) years after the Effective Time cause to be maintained in effect in the Organizational Documents (other than the Partnership Agreement) and the Surviving Partnership Agreement (or similar governing documents), provisions regarding elimination of liability of directors and officers, indemnification of officers, directors and employees and advancement of expenses that are no less advantageous to the intended beneficiaries as those currently contained in the Organizational Documents and (ii) on or before the Closing Date, in consultation with Parent, obtain prepaid policies of directors’ and officers’ liability insurance (which policies shall provide the Company’s and the Subsidiaries’ current and former directors, officers, employees, agents and other persons covered by the current policies of directors’ and officers’ liability insurance maintained by the Company and its Subsidiaries with at least the same coverage and amounts, and contain terms and conditions which are, in the aggregate, no less advantageous to the insured, as those provided under such current policies) for an aggregate period of six (6) years with respect to claims arising from facts or events that occurred on or before the Effective Time, including, without limitation, in respect of the Mergers and other Contemplated Transactions, at an aggregate cost for such six-year tail policies not to exceed 300% of the annual director’ and officers’ liability insurance premiums payable by the Company and its Subsidiaries beginning in September 2012 (the “Current Annual Premium”); provided, however, that if such insurance policies cannot be obtained at all or can be obtained only for an amount in excess of 300% of the Current Annual Premium therefor, prior to the Effective Time, the Surviving Entity and the Surviving Partnership may, in consultation with Parent, obtain as much director’ and officers’ liability insurance coverage as can be obtained for an amount equal to 300% of the Current Annual Premium therefor.
(d)    This Section 7.07 shall survive the consummation of the Mergers and the other Contemplated Transactions and shall be binding, jointly and severally, on all successors and assigns of Parent, Sub REIT, the Surviving Entity, the Surviving Partnership and their respective subsidiaries. If either the Surviving Entity or the Surviving Partnership or any of their respective successors or assigns (i) consolidates with or merges with or into any other person and shall not be the continuing or surviving corporation, partnership or other entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Entity or the Surviving Partnership assume the obligations set forth in this Section 7.07.
(e)    The provisions of this Section 7.07 shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 7.07 applies without the consent of such affected indemnitee and are intended to be for the benefit of, and will be enforceable by, each indemnified party and his or her heirs, successors, executors, trustees, fiduciaries, administrators and legal representatives. The Surviving Entity shall pay all reasonable expenses, including attorneys’ fees, that may be incurred by any indemnitee in successfully enforcing the indemnity and other obligations provided in this Section 7.07.
(f)    The rights of each indemnitee under this Section 7.07 shall be in addition to any rights such person or any employee of the Company or any Subsidiary may have under the Organizational Documents (or equivalent organization or governing documents) of the Company and the Subsidiaries, or the Surviving Entity or the Surviving Partnership or any of their respective subsidiaries, or under any applicable Law or under any agreement of any indemnitee or any employee with the Company or any of the Subsidiaries.
SECTION 7.08.    Employee Benefits Matters. (a)  After the Closing Date, with respect to each “employee benefit plan” as defined in Section 3(3) of ERISA and each vacation and severance plan maintained by Parent or any subsidiary of Parent (collectively, the “Parent Benefit Plans”) in which any director, officer, employee or independent contractor of the Company or any Subsidiary (the “Company Employees”) will participate after the Effective Time, Parent shall, or shall cause Sub REIT to cause the Surviving Entity to, recognize all service of the Company Employees with the Company or a Subsidiary, as the case may be, for purposes of eligibility, vesting and level of benefits (with respect to severance, vacation and other service-based benefits), but not for purposes of benefit accrual or computation, in any such Parent Benefit Plan (except to the extent such credit would result in a duplication of benefits for the same period of service). In addition, Parent shall use commercially reasonable efforts to, or shall cause the Surviving Entity to use commercially reasonable efforts to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Company Employees under any welfare benefit plans that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare benefit plan maintained for the Company Employees immediately prior to the Effective Time and (ii) provide each Company Employee with credit for any co-payments and deductibles paid prior to the Effective Time during the year in which the Closing occurs in satisfying any applicable deductible or out-of-pocket requirements for such year under any welfare plans that such employees are eligible to participate in after the Effective Time.
(b)    From and after the Effective Time, Parent shall cause Sub REIT to cause the Surviving Entity (or the Subsidiary party to such agreement) to honor in accordance with their terms all employment, severance, retention and termination plans and agreements (including, without limitation, any change-in-control provisions thereof) of employees or independent contractors of the Company and the Subsidiaries.
(c)    For a period of not less than one (1) year after the Closing Date, for each Company Employee who remains an employee of the Surviving Entity, Parent shall, or shall cause Sub REIT to cause the Surviving Entity to, maintain compensation and benefits (including, without limitation, group health, life, disability, bonus, and severance plans) (but excluding retention, sale, stay, special bonuses, other change of control payments or awards or bonuses based upon leasing, occupancy or rentals and any equity-based compensation) that are, in the aggregate, substantially comparable to such employee as the compensation and benefits the Company or such Subsidiary provided to such employee immediately prior to the Effective Time.
(d)    Prior to the Effective Time, the Company Board, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of the Company who is a covered person of the Company for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder (“Section 16”) of Company Common Shares or options to acquire Company Common Shares pursuant to this Agreement and the Mergers shall be an exempt transaction for purposes of Section 16.
(e)    Nothing in this Agreement shall (i) modify or amend any Plan of the Company or other agreement, plan, program, or document regarding employee benefits or compensation unless this Agreement explicitly states that the provision “amends” such Plan of the Company or other agreement, plan, program, or document or (ii) prohibit Parent, Sub REIT or the Surviving Entity from amending or terminating any particular Plan or other compensation or benefit plan, program, or arrangement. Nothing in this Section 7.08 shall obligate Parent to, or cause Sub REIT to cause the Surviving Entity to, employ any person for any period of time after the Effective Time, and this Section 7.08 shall not be construed to limit the ability of Parent to alter the terms and conditions of, or terminate, the employment of any person.

(f)    Notwithstanding anything to the contrary in this Agreement, immediately prior to, but conditioned on, the Effective Time, the Company and/or the Partnership shall pay to each employee who is a participant in the Company’s quarterly cash incentive bonus program a pro-rata portion (reflecting the number of days elapsed through the calendar quarter in which the Closing occurs) of the cash bonuses that would otherwise be payable to such employee as of the end of the applicable quarter in which the Closing occurs, pursuant to the terms and conditions of the program.
SECTION 7.09.    Transfer Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration and other fees and any similar taxes that become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to Tax, “Transfer Taxes”), and shall cooperate in attempting to minimize the amount of Transfer Taxes. From and after the Effective Time, the Surviving Entity shall pay or cause to be paid, without deduction or withholding from any consideration or amounts payable to holders of the Company Common Shares, Limited Partner Common Units and/or Company Stock Options, all Transfer Taxes.
SECTION 7.10.    Tax Matters.
(a)    The parties intend that, for U.S. federal and applicable state income Tax purposes, the REIT Merger will be treated as a taxable sale by the Company of all of the Company’s assets (subject to all of its liabilities) to REIT Merger Sub in exchange for (i) the Company Common Share Merger Consideration and (ii) the Sub REIT Preferred Shares or cash into which the Company Preferred Shares are converted pursuant to the REIT Merger, followed by a taxable liquidation of the Company. This Agreement shall constitute a “plan of liquidation” of the Company for U.S. federal income and applicable state Tax purposes. For U.S. federal and applicable state income Tax purposes, each of the parties hereto shall report and treat the Partnership Merger as a taxable sale of interests in the Partnership to the extent of Limited Partner Common Units exchanged for the Partnership Cash Merger Consideration.
(b)    During the Interim Period, at least thirty (30) days prior to the due date for filing any U.S. federal or California income Tax Return, the Company and each Subsidiary shall submit each such Tax Return to Parent for review by Parent. The Company and each Subsidiary shall consider in good faith any comment or revision reasonably requested by Parent.
(c)    Parent shall use its reasonable best efforts, and shall cause each of Sub REIT and Merger Sub to use its reasonable best efforts, to ensure that, prior to Closing, each of Sub REIT and Merger Sub is beneficially owned by at least 100 stockholders in accordance with Section 856(a)(5) of the Code, disregarding Section 856(h)(2) of the Code (including, as contemplated by Section 5.07, by issuing shares of preferred stock necessary to satisfy such requirements).
SECTION 7.11.    Officer’s Certificate. The Company shall use its best efforts to deliver to Latham & Watkins LLP an officer’s certificate dated as of the Closing Date, signed by an officer of the Company, in form and substance as set forth on Section 7.11 of the Company

Disclosure Schedule, with such changes as are reasonably determined by Latham & Watkins LLP to be necessary or appropriate to account for the operation of the Company after the execution of this Agreement and that are approved by Parent, such approval not to be unreasonably withheld, and such other changes as are mutually agreeable to Parent and the Company, to enable Latham & Watkins LLP to render the opinion described in Section 8.02(e) of this Agreement.
SECTION 7.12.    Partnership Redemptions. During the Interim Period, the Company shall (i) provide Parent written notice within three (3) days of receipt by the Company or the Partnership of a Notice of Redemption (as defined in the Partnership Agreement) with respect to the repurchase, redemption or other acquisition by the Company or the Partnership of any partnership interests in the Partnership, (ii) allow Parent or its designee, on one occasion, effective as of at least one day prior to the Specified Redemption Date (as defined in the Partnership Agreement), to purchase $10,000 in Limited Partner Common Units and (iii) cause Parent or such designee to be admitted as a partner in the Partnership, effective as of at least one day prior to the Specified Redemption Date, pursuant to the Partnership Agreement; provided, however, in the event of termination of this Agreement and abandonment of the Mergers and the other Contemplated Transactions pursuant to and in accordance with Section 9.01, Parent or such designee shall immediately tender such Limited Partner Common Units for redemption pursuant to the Partnership Agreement.
SECTION 7.13.    Director Resignations. The Company shall use its commercially reasonable efforts to obtain resignations, effective as of, but subject to the occurrence of, the Closing, from each director of the Company listed on Section 7.13 of the Company Disclosure Schedule. For the avoidance of doubt, solely in the event that all of the Company Preferred Shares are not purchased in the Tender Offer or are not cancelled pursuant to the proviso of Section 3.01(c), the two directors of the Company who were elected by the holders of the Company Preferred Shares prior to the Closing shall remain as directors of the Surviving Entity following the Closing.
SECTION 7.14.    Tender Offer.
(a)    Promptly after the date of this Agreement, Guarantor or Parent shall commence or shall cause REIT Merger Sub or another subsidiary of Guarantor or Parent to commence (such party to commence, the “Tender Offer Purchaser”), in accordance with the Exchange Act, a tender offer (the “Tender Offer”) to purchase, subject to the Offer Conditions, all of the Company Preferred Shares outstanding immediately prior to the Effective Time at a price per share equal to $25.00 (the “Offer Price”), payable net to the seller in cash, without interest, subject to any withholding of Taxes required by applicable Law (the time and date of acceptance for payment, the “Acceptance Time”).
(b)    Terms and Conditions of the Tender Offer. The Tender Offer shall be made by means of an offer to purchase (the “Offer to Purchase”) that contains the terms and conditions (and only such conditions) of the Tender Offer as set forth in Exhibit F to this Agreement (the “Offer Conditions”). The Offer Conditions are for the benefit of the Tender Offer Purchaser and the Tender Offer Purchaser may waive, in whole or in part, any Offer Condition at any time and from time to time, in its discretion, but subject to the provisions of this Section 7.14. Notwithstanding the foregoing, unless previously approved by the Company in writing, the Tender Offer Purchaser shall not (i) reduce the number of shares of Company

Preferred Shares sought to be purchased in the Tender Offer, (ii) reduce the Offer Price, (iii) change the form of consideration payable in the Tender Offer, (iv) consummate the Tender Offer except immediately prior to the Effective Time, (v) abandon or terminate the Tender Offer except as expressly provided in this Agreement, or (vi) amend, modify, supplement or waive any Offer Condition in a manner adverse to the holders of Company Preferred Shares without the Company’s prior written consent.
(c)    Expiration of the Tender Offer. Unless extended pursuant to and in accordance with Section 7.14(d) of this Agreement, the Tender Offer shall expire at midnight, New York City time, on the date that is twenty (20) Business Days following the commencement of the Tender Offer (the “Initial Expiration Date”) or, in the event the Initial Expiration Date has been extended pursuant to and in accordance with this Agreement, the date and time to which the Tender Offer has been so extended (the Initial Expiration Date, or such later date and time to which the Initial Expiration Date has been extended pursuant to and in accordance with this Agreement (the “Expiration Date”).
(d)    Extension of the Tender Offer. The Tender Offer shall be extended from time to time as follows:
(i)    If on or prior to any then-scheduled Expiration Date, any of the Offer Conditions shall not have been satisfied (other than conditions which by their nature are to be satisfied at the Acceptance Time), or waived by the Tender Offer Purchaser, if permitted hereunder, then the Tender Offer Purchaser shall extend the Tender Offer for one or more successive periods of up to ten (10) Business Days each (or such longer period to which the Company shall have agreed in writing, such agreement not to be unreasonably withheld, conditioned or delayed) in order to permit the satisfaction of such conditions; provided that such extension of the Tender Offer does not extend past the earlier of (A) the termination of this Agreement pursuant to Article IX, and (B) the Outside Date;
(ii)    If, within five (5) Business Days prior to any then-scheduled Expiration Date, the Company exercises its right to postpone or adjourn the Company Stockholder Meeting pursuant to Section 7.02(a) of this Agreement in order to consider an Acquisition Proposal, then the Tender Offer Purchaser shall extend the Tender Offer so that the Expiration Date does not occur until the date that is at least one (1) Business Day after the postponed Company Stockholder Meeting date; provided that such extension of the Tender Offer shall not extend past the earlier of (A) the termination of this Agreement pursuant to Article IX and (B) the Outside Date; and
(iii)    The Tender Offer Purchaser shall extend the Tender Offer for any period or periods required by applicable Law, by interpretation or position of the SEC or its staff or by the NYSE applicable to the Tender Offer.
The Tender Offer Purchaser shall not terminate the Tender Offer prior to any scheduled Expiration Date (including any rescheduled Expiration Date) without the prior written consent of the Company except in the event that this Agreement is terminated pursuant to Article IX or as provided in Section 7.14(f) below. Nothing in this Section 7.14 shall affect any of the termination rights set forth in Article IX.

(e)    Acceptance and Payment. Subject to the satisfaction, or waiver by the Tender Offer Purchaser, of the Offer Conditions, the Tender Offer Purchaser shall accept and pay for all Company Preferred Shares validly tendered and not validly withdrawn pursuant to the Tender Offer as soon as practicable after the Expiration Time (as it may be extended in accordance with this Agreement). The Tender Offer Purchaser expressly reserves the right to, in its sole discretion, following the closing of the Tender Offer, extend the Tender Offer for a “subsequent offering period” (and one or more extensions thereof) in accordance with Rule 14d-11 under the Exchange Act.
(f)    Termination of the Tender Offer. Notwithstanding the foregoing or any other provision of the Tender Offer, the Tender Offer Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, pay for, and may delay the acceptance for payment of or the payment for, any validly tendered shares of Company Preferred Shares and may (and in the case of the immediately following clause (i), shall) terminate the Tender Offer (i) on or at any time after this Agreement is validly terminated by Parent or the Company in accordance with Section 9.01, or (ii) on the Closing Date if the Company has not then sold the USBT Property subject to and in accordance with Section 6.01(b)(xx). If the Tender Offer is terminated or withdrawn by the Tender Offer Purchaser, or this Agreement is terminated pursuant to Article IX, the Tender Offer Purchaser shall promptly return, and shall cause any depository acting on behalf of the Tender Offer Purchaser to return, in accordance with applicable Law, all tendered Company Preferred Shares to the registered holders thereof.
(g)    Offer Documents. As soon as practicable on or after the date of commencement of the Tender Offer, the Tender Offer Purchaser shall file with the SEC, in accordance with Rule 14d-3 under the Exchange Act, a Tender Offer Statement on Schedule TO with respect to the Tender Offer (together with all amendments, supplements and exhibits thereto, the “Schedule TO”), which shall include, as exhibits, the Offer To Purchase, a form of letter of transmittal, a form of summary advertisement and other ancillary Tender Offer documents pursuant to which the Tender Offer will be made (such Schedule TO and the documents attached as exhibits thereto, together with any supplements or amendments thereto, collectively, the “Offer Documents”) and promptly thereafter shall mail the Offer Documents to the holders of the Company Preferred Shares as and to the extent required by the Exchange Act. The Company shall promptly furnish to the Tender Offer Purchaser in writing all information concerning the Company that may be required by applicable securities Laws or reasonably requested by the Tender Offer Purchaser for inclusion in the Offer Documents. Each of the Tender Offer Purchaser and the Company shall promptly correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect or as otherwise required by applicable Law. The Tender Offer Purchaser shall take all steps necessary to cause the Offer Documents, as so corrected, to be filed with the SEC and the other Offer Documents, as so corrected, to be disseminated to the holders of Company Preferred Shares, in each case as and to the extent required by applicable Laws. The Tender Offer Purchaser shall promptly notify the Company upon the receipt of any comments from the SEC or the staff of the SEC or any request from the SEC or the staff of the SEC for amendments or supplements to the Offer Documents, and shall provide the Company with copies of all written correspondence between the Tender Offer Purchaser and its respective Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Offer Documents. The Tender Offer Purchaser shall use commercially reasonable efforts to respond as promptly as reasonably practicable to any comments of the SEC or the staff of the SEC with respect to the Offer Documents, and the Tender Offer Purchaser shall provide the Company and its counsel a reasonable opportunity to participate in the formulation of any written response to any such written comments of the SEC or its staff. Prior to the filing of the Offer Documents (or any amendment, supplement or exhibit thereto) or the dissemination thereof to the holders of Company Preferred Shares, or responding to any comments of the SEC or the staff of the SEC with respect thereto, the Tender Offer Purchaser shall provide the Company and its counsel a reasonable opportunity to review and propose comments on such document or response, but the Tender Offer Purchaser shall not be required to accept such comments.
(h)    Schedule 14D-9. Contemporaneous with the filing of the Offer Documents with the SEC, the Company shall, in a manner that complies with Rule 14d-9 under the Exchange Act, file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Tender Offer (such Schedule 14D-9, together with any supplements, amendments and exhibits thereto, the “Schedule 14D-9”), and promptly thereafter shall mail the Schedule 14D-9 to the holders of the Company Preferred Shares. The Company may take no position with respect to the Tender Offer but shall not make a recommendation against the Tender Offer in Schedule 14D-9. In addition, the Company Board shall waive the “Ownership Limit” in the Company’s Charter for the Tender Offer Purchaser prior to the consummation of the Tender Offer. The Tender Offer Purchaser shall promptly furnish to the Company in writing all information concerning the Tender Offer Purchaser that may be required by applicable securities Laws for inclusion in the Schedule 14D-9. Each of the Tender Offer Purchaser and the Company shall promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect or as otherwise required by applicable Law. The Company shall take all steps necessary to cause the Schedule 14D-9, as so corrected, to be filed with the SEC and the Schedule 14D-9, as so corrected, to be disseminated to the holders of Company Preferred Shares, in each case as and to the extent required by applicable Laws. The Company shall promptly notify the Tender Offer Purchaser upon the receipt of any comments from the SEC or the staff of the SEC or any request from the SEC or the staff of the SEC for amendments or supplements to the Schedule 14D-9, and shall provide the Tender Offer Purchaser with copies of all written correspondence between the Company and its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand with respect to the Schedule 14D-9. The Company shall use commercially reasonable efforts to respond as promptly as reasonably practicable to any comments of the SEC or the staff of the SEC with respect to the Schedule 14D-9, and the Company shall provide the Tender Offer Purchaser and its respective counsel a reasonable opportunity to participate in the formulation of any written response to any such written comments of the SEC or its staff. Prior to the filing of the Schedule 14D-9 (or any amendment, supplement or exhibit thereto) or the dissemination thereof to the holders of Company Preferred Shares, or responding to any comments of the SEC or the staff of the SEC with respect thereto, the Company shall provide the Tender Offer Purchaser and its respective counsel a reasonable opportunity to review and to propose comments on such document or response, but the Company shall not be required to accept such comments.

(i)    Promptly after the date hereof and otherwise from time to time as requested by the Tender Offer Purchaser or its agents, the Company shall use reasonable efforts to (i) furnish or cause to be furnished to the Tender Offer Purchaser mailing labels, security position listings, and any other listings or computer files containing the names and addresses of the record or beneficial holders of the Company Preferred Shares as of the most recent practicable date, (ii) furnish the Tender Offer Purchaser with such information (including, but not limited to, updated lists of holders of the Company Preferred Shares and their addresses, mailing labels and security position listings) and (iii) provide such other assistance as the Tender Offer Purchaser or its agents may reasonably request in communicating with the record and beneficial holders of Company Preferred Shares. In addition, in connection with the Tender Offer, the Company shall, and shall use its reasonable efforts to cause any third parties to, cooperate with the Tender Offer Purchaser to disseminate the Offer Documents to holders of Company Preferred Shares.
(j)    To the extent neither Parent nor Guarantor is the Tender Offer Purchaser, Parent hereby agrees to cause the Tender Offer Purchaser to comply with this Section 7.14 and to guarantee the payment and performance of the Tender Offer Purchaser’s obligations under this Section 7.14, the Tender Offer and all applicable Laws.
SECTION 7.15.    Sub REIT Preferred Shares Registration Statement. (a)  If at any time after the date of this Agreement either (i) Sub REIT determines that it is so required under applicable Law, or (ii) the Company reasonably requests in writing (including a request intended to ensure that the Closing is not delayed), then, as soon as practicable thereafter, Sub REIT shall prepare and file with the SEC a registration statement on Form S-4 relating to the issuance (if any) of Sub REIT Preferred Shares to the holders of Company Preferred Shares pursuant to this Agreement (such registration statement, together with any amendments or supplements thereto, the “Form S-4”). Thereafter, Sub REIT shall use its commercially reasonable efforts to (x) have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, (y) ensure that the Form S-4 complies in all material respects with the applicable provisions of the Exchange Act or Securities Act, and (z) keep the Form S-4 effective for so long as necessary to complete the Contemplated Transactions.
(b)    If Sub REIT is required to file the Form S-4 in accordance with clause (a) immediately above, then:
(i)    Each party to this Agreement shall furnish to Sub REIT all information concerning itself, its Affiliates and the holders of its capital stock to the other and provide such other assistance as may be reasonably requested in connection with the preparation, filing and distribution of the Form S-4.
(ii)    Sub REIT shall promptly notify the Company upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Form S-4, and shall, as promptly as practicable after receipt thereof, provide the Company with copies of all correspondence between it and its Representatives, on one hand, and the SEC, on the other hand, and all written comments with respect to the Form S-4 received from the SEC and advise the Company of any oral comments with respect to the Form S-4 received from the SEC.

(iii)    Sub REIT shall use its commercially reasonable efforts to respond as promptly as practicable to any comments from the SEC with respect to the Form S-4.
(iv)    Notwithstanding the foregoing, prior to filing the Form S-4 (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, such filings and responses shall be subject to the reasonable prior review and comment of Parent (including the proposed final version of such document or response).
(v)    Sub REIT shall advise the Company, promptly after it receives notice thereof, of the time of effectiveness of the Form S-4, the issuance of any stop order relating thereto or the suspension of the qualification of the Sub REIT Preferred Shares for offering or sale in any jurisdiction, and Sub REIT shall use its commercially reasonable efforts to have any such stop order or suspension lifted, reversed or otherwise terminated.
(vi)    Sub REIT shall also take any other action required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or “blue sky” Laws and the rules and regulations thereunder in connection with the issuance of the Sub REIT Preferred Shares pursuant to this Agreement.
(vii)    If, at any time prior to the effectiveness of the Form S-4, any information relating to any party to this Agreement, or any of their respective Affiliates, should be discovered by any party to this Agreement which, in the reasonable judgment of such party, should be set forth in an amendment of, or a supplement to, the Form S-4, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto, and Sub REIT and the Company shall cooperate to effect the prompt filing with the SEC of any necessary amendment of, or supplement to, the Form S-4 and, to the extent required by Law, in disseminating the information contained in such amendment or supplement to holders of Company Preferred Shares.
ARTICLE VIII
CONDITIONS
SECTION 8.01.    Conditions to the Obligations of Each Party. The respective obligations of each party to effect the Mergers and to consummate the other Contemplated Transactions shall be subject to the satisfaction or waiver (in writing), at or prior to the Effective Time, of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Section 9.04 and applicable Law:
(a)    Company Stockholder Approval. The Company Stockholder Approval shall have been obtained in accordance with the MGCL and the Company’s Charter.
(b)    No Order. No court of competent jurisdiction or other Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, Order, stipulation, or other legal restraint (whether temporary, preliminary or permanent), in any case which is in effect and which prevents, makes illegal, enjoins or otherwise prohibits the consummation of the Mergers and the other Contemplated Transactions; provided, however, that the right to assert that the condition in this Section 8.01(b) has not been satisfied shall not be available to any party who has not used its reasonable best efforts to resist, appeal, obtain consent under, resolve or lift, as applicable, such Law, Order, stipulation, or other legal restraint, or who has not complied in all material respects with its obligations under Section 7.05.
SECTION 8.02.    Additional Conditions to the Obligations of Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub. The obligations of Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub to consummate the Mergers and to consummate the other Contemplated Transactions are subject to the satisfaction or waiver at or prior to the Effective Time of the following additional conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Section 9.04 and applicable Law:
(a)    Representations and Warranties. The representations and warranties of the Company and the Partnership in this Agreement (other than those covered in the immediately following sentence) that (i) are not made as of a specific date shall be true and correct as of the date of this Agreement and as of the Closing, as though made on and as of the Closing, and (ii) are made as of a specific date shall be true and correct as of such date, in each case, except where the failure of such representations or warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. In addition, (1) the representations and warranties of the Company set forth in Section 4.01(e), Section 4.02(a), the first, second, third, fourth, seventh and eighth sentences of Section 4.02(c), the first, second and third sentences of Section 4.02(f), and Section 4.02(g)(ii) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall have been true and correct in all respects as of that specified date), except where the failure to be so true and correct would not reasonably be expected to result in additional cost, expense or liability to the Company, Parent and their Affiliates, in the aggregate, of more than $500,000 and (2) the representations and warranties of the Company set forth in Section 4.01(a)-(b), Section 4.02(b), Section 4.02(h), Section 4.03(a) (except for Section 4.03(a)(II)), Section 4.03(b), Section 4.17, Section 4.18, Section 4.21 and Section 4.22 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing, as though made on and as of the Closing (except for such representations and warranties made as of a specified date, which shall have been true and correct in all material respects as of that specified date).
(b)    Agreements and Covenants. The Company and the Partnership shall have performed in all material respects, all obligations, and complied with, in all material respects, all agreements and covenants to be performed or complied with by them under this Agreement (except for Section 7.10(a)) on or prior to the Effective Time.
(c)    No Material Adverse Effect.    Since the execution and delivery of this Agreement, there has not occurred any event, circumstances, change or effect that, individually or in the aggregate, has resulted in, or would reasonably be expected to result in, a Material Adverse Effect.

(d)    Officer’s Certificate. The Company shall have delivered to Parent a certificate, dated the Closing Date, signed by the Chief Executive Officer or any Executive Vice President of the Company, certifying as to the satisfaction of the conditions specified in Section 8.02(a), Section 8.02(b) and Section 8.02(c).
(e)    Opinion of Counsel. Parent shall have received a written opinion of Latham & Watkins LLP, tax counsel to the Company, dated as of the Closing Date and in the form set forth on Section 8.02(e) of the Company Disclosure Schedule, to the effect that, commencing with the Company’s taxable year that ended on December 31, 2003, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and its actual method of operation has enabled the Company to meet, through the Closing Date, the requirements for qualification and taxation as a REIT under the Code, which opinion will be subject to customary exceptions, assumptions and qualifications and based on customary representations, warranties and covenants contained in the officer’s certificate executed by the Company.
(f)    Consents. The Company shall have obtained (i) the written consents set forth in Section 8.02(f) of the Company Disclosure Schedule (the “Required Consents”) which shall be in full force and effect as of the Closing Date (but which may be conditioned on the Closing) and Parent shall have received evidence reasonably satisfactory to Parent of the receipt thereof; provided, however, that no Required Consent shall be required with respect to any Loan Documents with respect to which Parent has given a Parent Loan Payment Notice pursuant to Section 7.05(f).
SECTION 8.03.    Additional Conditions to the Obligations of the Company and the Partnership. The obligations of the Company and the Partnership to consummate the Mergers and to consummate the other Contemplated Transactions are subject to the satisfaction at or prior to the Effective Time of the following additional conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Section 9.04 and applicable Law:
(a)    Representations and Warranties. The representations and warranties of Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub in this Agreement that (i) are not made as of a specific date shall be true and correct as of the date of this Agreement and as of the Closing, as though made on and as of the Closing, and (ii) are made as of a specific date shall be true and correct, as of such date, in each case, except where the failure of such representations or warranties to be true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” set forth therein) would not prevent or materially delay consummation of the Mergers or the other Contemplated Transactions.
(b)    Agreements and Covenants. Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub shall have performed in all material respects, all obligations, and complied with, in all material respects, all agreements and covenants to be performed or complied with by them under this Agreement (except for Section 7.10(a)) on or prior to the Effective Time.
(c)    Officer’s Certificate. Parent shall have delivered to the Company a certificate, dated the Closing Date, signed by the President, any Vice President or any executive officer of Parent, certifying as to the satisfaction of the conditions specified in Section 8.03(a) and Section 8.03(b).
(d)    Ancillary Agreement. The Ancillary Agreement to which each of Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub is a party shall have been duly executed and delivered by Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub, respectively.
(e)    Closing Payments. Parent will make (or cause to be made) the payments required to be made pursuant to Article III.
SECTION 8.04.    Frustration of Closing Conditions. None of the Company, the Partnership, Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub may rely on the failure of any condition set forth in this Article VIII to be satisfied if such failure was caused by such party’s failure to act in good faith to comply with this Agreement or use its reasonable best efforts in accordance with Section 7.05 to consummate and make effective the Mergers and the other Contemplated Transactions.
ARTICLE IX
TERMINATION AND WAIVER
SECTION 9.01.    Termination. This Agreement may be terminated at any time prior to the Effective Time in writing whether before or after the Company Stockholder Meeting (except as otherwise provided below) (the date of any such termination, the “Termination Date”):
(a)    by the mutual written consent of Parent and the Company;
(b)    by either the Company or Parent by written notice to the other party if any court of competent jurisdiction or other Governmental Authority with jurisdiction over such matters shall have issued an Order permanently restraining, enjoining or otherwise prohibiting the Mergers, and such Order shall have become final and unappealable; provided that the party terminating this Agreement pursuant to this Section 9.01(b) shall have used its reasonable best efforts to resist, appeal, obtain consent under, resolve or lift, as applicable, such Order and shall have complied in all material respects with its obligations under Section 7.05; provided, further, that the terms of this Section 9.01(b) shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, any such Order;
(c)    by either the Company or Parent by written notice to the other party if the Mergers shall not have been consummated on or before August 15, 2013 (the “Outside Date”); provided that the right to terminate this Agreement under this Section 9.01(c) shall not be available to any party if such party’s breach of this Agreement, including the failure to use commercially reasonable efforts to consummate the Mergers and the other Contemplated Transactions, has been the cause of the failure of the Mergers and the other Contemplated Transactions to be consummated on or before such date; provided, further, that if all conditions to the Closing have been satisfied (or waived by the applicable party) prior to the Outside Date other than the conditions set forth in Section 8.01(a) or Section 8.02(f)(i), then (i) the Company shall have the right, by delivery of written notice to Parent prior to the Outside Date to extend the Outside Date until September 16, 2013 and (ii) Parent shall have the right, by delivery of written notice to the Company prior to the Outside Date to extend the Outside Date until August 30, 2013;
(d)    by either the Company or Parent if the Company Stockholder Approval is not obtained at the Company Stockholder Meeting (after giving effect to any adjournment or postponement thereof required by applicable Law or as expressly permitted in this Agreement);
(e)    by Parent, prior to the Company Stockholder Approval, if the Company Board (or duly authorized committee thereof) shall have made an Adverse Recommendation Change;
(f)    by the Company, prior to the Company Stockholder Approval, if (i) the Company has received a Superior Proposal, (ii) the Company Board (or duly authorized committee thereof) has determined in good faith (after consulting with its outside legal counsel) that the failure to accept such Superior Proposal is reasonably likely to be inconsistent with the duties of the members of the Company Board (or such duly authorized committee’s) under applicable Law, (iii) the Company has complied in all material respects with Section 7.04(b), and (iv) prior to, or simultaneously with, such termination, the Company pays the Termination Fee and the Parent Expenses to Parent in accordance with Section 9.03(b)(iii) (any purported termination pursuant this Section 9.01(f) shall not become effective unless and until the Company shall have made such payment);
(g)    by Parent, in the event of a breach by the Company or the Partnership of any representation, warranty, covenant or other agreement contained herein (other than breaches arising under circumstances described in Section 9.01(e) above), or if a representation or warranty of the Company or the Partnership shall have become untrue, which in either case, (i) would result in a failure of a condition set forth in Section 8.02(a), (b) or (c) to be satisfied by the Closing, and (ii) cannot be cured by the Outside Date or, if capable of being cured, shall not have been cured within thirty (30) calendar days following receipt of written notice from Parent stating Parent’s intention to terminate this Agreement pursuant to this Section 9.01(g) and the basis for such termination; provided, however, that none of Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub is in material breach of any representation, warranty, covenant or other agreement contained herein that would result in the failure of a condition set forth in Section 8.03(a) or (b); or
(h)    by the Company, in the event of a breach by Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub of any representation, warranty, covenant or other agreement contained herein, or if a representation or warranty of Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub shall have become untrue, which in either case, (i) would result in a failure of a condition set forth in Section 8.03(a) or (b) to be satisfied by the Closing and (ii) cannot be cured by the Outside Date or, if capable of being cured, shall not have been cured within thirty (30) calendar days following receipt of written notice from the Company stating the Company’s intention to terminate this Agreement pursuant to this Section 9.01(h) and the basis for such termination; provided, however, that neither the Company nor the Partnership is in material breach of any representation, warranty, covenant or other agreement contained herein that would result in the failure of a condition set forth in Section 8.02(a), (b) or (c).

SECTION 9.02.    Effect of Termination. In the event of termination of this Agreement and abandonment of the Mergers and the other Contemplated Transactions pursuant to and in accordance with Section 9.01 by either Parent or the Company, this Agreement shall forthwith become void and of no further force or effect whatsoever and there shall be no liability on the part of any party, or their respective Representatives or Affiliates, except that the agreements set forth in Section 7.03(b), Section 7.06, Section 7.12, Section 9.02, Section 9.03 and Article X shall survive termination; provided, however, that nothing contained in this Agreement shall relieve any party to this Agreement from any liability resulting from or arising out of actual fraud or any willful and material breach of any agreement or covenant hereunder prior to such termination. If this Agreement is terminated as provided herein, all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other person to which they were made.
SECTION 9.03.    Fees and Expenses. (a)  Except as otherwise explicitly set forth in this Section 9.03 or elsewhere in this Agreement, all costs and expenses incurred in connection with this Agreement, the Ancillary Agreement or the Contemplated Transactions shall be paid by the party incurring such expenses, whether or not the Contemplated Transactions are consummated; provided, however, that each of Parent and the Company shall pay one-half of the expenses related to printing, filing and mailing the Proxy Statement (and any amendments or supplements thereto) and any Other Filings.
(b)    The parties hereto agree that if this Agreement shall be terminated:
(i)    by Parent or the Company pursuant to Section 9.01(d), (A) the Company shall pay Parent, within three (3) Business Days following the date of such termination, the Parent Expenses and the No Vote Termination Fee and (B) if (1) a bona fide Acquisition Proposal was publicly announced after the date of this Agreement and prior to the date of the Company Stockholder Meeting or any adjournment or postponement thereof giving rise to Parent’s or the Company’s right to terminate pursuant to Section 9.01(d), (2) such Acquisition Proposal was not withdrawn prior to the date of such Company Stockholder Meeting or any adjournment or postponement thereof (provided that for purposes of this Section 9.03(b)(i), each reference in the definition of Acquisition Proposal to “20%” will be deemed to be references to “40%”), and (3) within twelve (12) months after termination of this Agreement pursuant to Section 9.01(d), the Company (x) consummates an Acquisition Proposal that results in the sale of (I) 40% or more of the Company’s common stock, and at the time of consummation of such Acquisition Proposal the Company owns directly or indirectly at least three of Gas Company Tower, Wells Fargo Tower, KPMG Tower and 777 Tower (together with the 755 South Figueroa land parcel); provided that a Company Property shall not qualify as “owned” for purposes of this clause (I) if, at the time of consummation of the Acquisition Proposal, (a) such Company Property is under a bona fide binding contract to be sold to any unrelated third party other than the maker of the Acquisition Proposal or (b) a definitive agreement has been reached with lenders or servicers to relinquish ownership of, hold for sale or hold in receivership such Company Property or (II) three or more of Gas Company Tower, Wells Fargo Tower, KPMG Tower and 777 Tower (together with the 755 South Figueroa land parcel) to the same person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) in a transaction or series of related transactions (other than the acquisition by the same person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) pursuant to separate fully marketed transactions for each Company Property); or (y) enters into an agreement for such an Acquisition Proposal that is subsequently consummated, then the Company shall pay Parent, within three (3) Business Days following the consummation of an Acquisition Proposal that satisfies the criteria set forth in clause (3) immediately above, the Termination Fee (provided that the Termination Fee so payable shall be reduced to the extent of the amount of any No Vote Termination Fee paid to Parent pursuant to this Section 9.03(b)(i));
(ii)    by Parent pursuant to Section 9.01(e), then the Company shall pay Parent, within three (3) Business Days after such termination is effective, the Termination Fee and the Parent Expenses; or
(iii)    by the Company pursuant to Section 9.01(f), then the Company shall deliver to Parent before or simultaneously with the termination of this Agreement, the Termination Fee and the Parent Expenses, and such payment shall be a condition to the effectiveness of such termination.
(c)    For purposes of this Agreement, (i) the “No Vote Termination Fee” shall mean an amount equal to four million ($4,000,000) dollars in cash, (ii) “Termination Fee” shall mean an amount equal to seventeen million ($17,000,000) dollars in cash and (iii) “Parent Expenses” shall mean all reasonable and documented out-of-pocket third-party expenses, including the reasonable fees and expenses of lawyers, investment bankers or financial advisors, accountants, engineers, experts, advisors and consultants, incurred by Parent, the Equity Sources and their respective Affiliates in connection with this Agreement and the Contemplated Transactions, up to an aggregate maximum amount of six million ($6,000,000) dollars; provided, however, that in no event shall Parent Expenses include any ticking fees, capital commitment fees, advisory fees or investment banking fees payable to Parent, the Equity Sources or any of their respective Affiliates. All payments under this Section 9.03 shall be made by wire transfer of immediately available funds.
(d)    The Company acknowledges that the agreements contained in this Section 9.03 are a material inducement to the entrance into this Agreement by Parent and, accordingly, if the Company shall fail to pay the Termination Fee or Parent Expenses when due, the Company shall reimburse Parent for all reasonable costs and expenses incurred by Parent (including reasonable fees and expenses of counsel) in connection with the collection and enforcement of this Section 9.03. In addition, if the Company fails to pay the Termination Fee and/or Parent Expenses when due, the Company shall also pay to Parent any interest on the unpaid amount under this Section 9.03, accruing from its due date, at an interest rate per annum equal to two percentage points in excess of the prime commercial lending rate quoted by The Wall Street Journal. Any change in the interest rate hereunder resulting from a change in such prime rate will be effective at the beginning of the date of such change in such prime rate.
(e)    Notwithstanding anything to the contrary in this Agreement but subject to Section 9.03(d), Section 10.07 and Section 10.09, (x) in connection with any termination of this Agreement pursuant to Section 9.01(d), Section 9.01(e) or Section 9.01(f), Parent’s right to receive payment from the Company of the Termination Fee, the No Vote Termination Fee and the Parent Expenses, as applicable, pursuant to Sections 9.03(b)(i), 9.03(b)(ii), or 9.03(b)(iii) shall be the sole and exclusive remedy of Parent, Sub REIT, REIT Merger Sub, Partnership

Merger Sub and their respective Affiliates (the “Parent Parties”) against the Company and the Subsidiaries and any of their respective former, current or future officers, directors, partners, stockholders, managers, members or Affiliates (the “Company Parties”) for the loss suffered as a result of the failure of the Contemplated Transactions to be consummated or for a breach or failure to perform hereunder or otherwise and (y) any payment of the Termination Fee, the No Vote Termination Fee and/or the Parent Expenses shall be reduced by an amount of any damages or other monetary awards payable or paid by any of the Company Parties to any of the Parent Parties; provided, however, that unless the Company promptly pays to Parent when due, and does not dispute the amount or payment of, the Termination Fee or No Vote Termination Fee, nothing contained in this Section 9.03(e) shall relieve the Company Parties from any liability resulting from or arising out of (i) actual fraud or (ii) any material and willful breach of any agreement or covenant contained in Section 7.04 that causes actual harm.
SECTION 9.04.    Waiver. At any time prior to the Effective Time, Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub, on the one hand, and the Company and the Partnership, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
ARTICLE X
GENERAL PROVISIONS
SECTION 10.01.    Non-Survival of Representations, Warranties and Agreements. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 10.01 shall not limit any covenant or agreement of the parties to the extent its terms contemplate performance after the Effective Time, but any other covenants and agreements shall not survive the Effective Time.
SECTION 10.02.    Notices. Any notices or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly given when delivered in person or upon electronic confirmation of receipt when transmitted by electronic mail (but only if followed by transmittal by national overnight courier or by hand for delivery on the next Business Day) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next Business Day if transmitted by national overnight courier, in each case as follows:
if to Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub:
Brookfield Office Properties Inc.
Brookfield Place
250 Vesey Street, 15th Floor
New York, NY 10281-1023

Attention:           Mark Brown
                           Kathleen Kane

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004-1980
Attention:           Joshua Mermelstein, Esq.
                           Lee S. Parks

if to the Company or the Partnership:

MPG Office Trust, Inc.
355 South Grand Ave., Suite 3300
Los Angeles, CA 90071
Attention:           Christopher M. Norton, Executive Vice President

with a copy to:

Latham & Watkins LLP
355 South Grand Ave.
Los Angeles, CA 90071
Attention:           Julian Kleindorfer, Esq.
                           Brad Helms, Esq.

SECTION 10.03.    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible and the relevant provision may be given effect to the fullest extent consistent with applicable Law.
SECTION 10.04.    Amendment. This Agreement may be amended by the parties hereto by action taken by their respective boards of directors (or similar governing body or entity) at any time prior to the Effective Time, whether before or after the Company Stockholder Approval; provided, however, that, after the Company Stockholder Approval, no amendment may be made without further stockholder approval which, by Law or in accordance with the rules of the NYSE, requires further approval by such stockholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

SECTION 10.05.    Entire Agreement; Assignment. This Agreement (together with the Exhibits, the Company Disclosure Schedule and the Parent Disclosure Schedule), the Ancillary Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede, except as set forth in Section 7.03(b), all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise (except after the Closing the Surviving Entity and Partnership Merger Sub may assign its rights to one or more Affiliates of Parent) by any of the parties hereto without the prior written consent of the other parties hereto, and any purported assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.
SECTION 10.06.    Parties In Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement other than (a) as specifically provided in Section 7.07 and (b) after the Effective Time, the rights of the Company’s stockholders, the holders of Company Stock Options, Restricted Shares and Restricted Stock Units, and the holders of Partnership Units to receive the consideration specified in Article III of this Agreement. Notwithstanding the foregoing, the parties agree that, in the event of Parent’s, Sub REIT’s, REIT Merger Sub’s or Partnership Merger Sub’s material breach, wrongful repudiation or termination of this Agreement or fraud, the Company shall have the right, on behalf of the Company’s stockholders, the holders of Company Stock Options, Restricted Shares and Restricted Stock Units and/or the holders of Partnership Units by the Company or the Partnership, as applicable, to pursue claims for damages against Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub (including, to the extent established by the Company, claims for damages based on loss of the economic benefits of the Contemplated Transactions to the Company’s stockholders, the holders of Company Stock Options, Restricted Shares and Restricted Stock Units and/or the holders of Partnership Units). Except as set forth in the parenthetical in the immediately preceding sentence, neither party shall have the right to bring any claims for consequential, punitive or exemplary damages or any claims sounding in tort.
SECTION 10.07.    Specific Performance. Notwithstanding anything in this Agreement to the contrary, the parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.
SECTION 10.08.    Governing Law. This Agreement, and all claims and causes of action arising out of, based upon, or related to this Agreement or the negotiation, execution or performance hereof, shall be governed by, construed, interpreted and enforced in accordance with, the Laws of the State of Maryland, without regard to laws that may be applicable under conflicts of laws principles. All Actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Maryland state or federal court.

Each of the parties hereto hereby irrevocably and unconditionally (a) submits to the exclusive jurisdiction of any Maryland state or federal court, for the purpose of any Action arising out of or relating to this Agreement or any Ancillary Agreement brought by any party hereto, (b) agrees not to commence any such action or proceeding except in such courts, (c) agrees that any claim in respect of any such action or proceeding may be heard and determined in any Maryland state or federal court, (d) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding, and (e) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.02. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.
SECTION 10.09.    Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement, any Ancillary Agreement or the Contemplated Transactions. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.09.
SECTION 10.10.    Headings; Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to an Article, a Section, or an Exhibit, such reference shall be to an Article of, a Section of, or an Exhibit to, this Agreement unless otherwise indicated. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The words “include” and “including,” and other words of similar import when used herein shall not be deemed to be terms of limitation but rather shall be deemed to be followed in each case by the words “without limitation.” The word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if.” The words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Article, Section or other subdivision of this Agreement. Any reference herein to “dollars” or “$” shall mean United States dollars. The words “as of the date of this Agreement” and words of similar import shall be deemed in each case to refer to the date of this Agreement as set forth in the Preamble hereto. The words “consistent with past practice” and words of similar import, when used in reference to the Company and/or its Subsidiaries, shall mean the ordinary course of business of the Company and/or its Subsidiaries since January 1, 2011.

SECTION 10.11.    Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
SECTION 10.12.    Mutual Drafting. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.
SECTION 10.13.    Tax Advice. Neither Parent, Sub REIT, REIT Merger Sub, Partnership Merger Sub or their respective advisors, on the one hand, nor the Company, the Partnership or their respective advisors, on the other hand, make any representations or warranties to the other regarding the Tax treatment of the REIT Merger, the Partnership Merger or any other transaction contemplated pursuant to this Agreement, and each of the parties acknowledges that it is relying solely on its own Tax advisors in connection with this Agreement.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BROOKFIELD DTLA HOLDINGS L.P.

By: Brookfield DTLA GP LLC, its general partner

By:		BOP Management Inc., its sole member

	By:	/s/ G. MARK BROWN
Name: G. Mark Brown Title: Global Chief Investment Officer

BROOKFIELD DTLA FUND OFFICE TRUST INVESTOR INC.

By:		/s/ G. MARK BROWN
Name: G. Mark Brown Title: Global Chief Investment Officer

BROOKFIELD DTLA FUND OFFICE TRUST INC.

By:		/s/ G. MARK BROWN
Name: G. Mark Brown Title: Global Chief Investment Officer

BROOKFIELD DTLA FUND PROPERTIES LLC
By:		/s/ G. MARK BROWN
Name: G. Mark Brown Title: Global Chief Investment Officer

MPG OFFICE TRUST, INC.

	By:	/s/ CHRISTOPHER M. NORTON
Name: Christopher M. Norton Title: EVP & General Counsel

MPG OFFICE, L.P.

By:	MPG Office Trust, Inc.
a Maryland corporation, its sole general partner

	By:	/s/ CHRISTOPHER M. NORTON
Name: Christopher M. Norton Title: EVP & General Counsel

EXHIBIT A

Form of Surviving Entity’s Charter

[See Attached]

EXHIBIT A

ARTICLES OF INCORPORATION

BROOKFIELD DTLA FUND OFFICE TRUST INC.
The undersigned J.W. Thompson Webb, whose address is ________________________, being at least 18 years of age, does hereby form a corporation under the general laws of the State of Maryland.
ARTICLE I
NAME
The name of the corporation (the “Corporation”) is:
Brookfield DTLA Fund Office Trust Inc.
ARTICLE II
PURPOSE
The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of this charter (as amended, the “Articles of Incorporation”), “REIT” means a real estate investment trust under Sections 856 through 860 of the Code.
ARTICLE III
PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT
The address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, MD 21202. The name of the resident agent of the Corporation in the State of Maryland is CSC - Lawyers Incorporating Service Company whose address is 7 St. Paul Street, Suite 1660, Baltimore, MD 21202. The resident agent is a citizen of and resides in the State of Maryland.
ARTICLE IV
PROVISIONS FOR DEFINING, LIMITING
AND REGULATING CERTAIN POWERS OF THE
CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS
Section 4.1    Number of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation initially shall be four (4), which number may be increased or decreased pursuant to the bylaws of the Corporation (the “Bylaws”), but shall never be less than the minimum number required by the Maryland General Corporation Law. The names of the directors who shall serve until the first annual meeting of stockholders and until their successors are duly elected and qualified are:
G. Mark Brown
Bryan K. Davis
Bret M. Fox
Mitchell E. Rudin
These directors may increase the number of directors and may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors occurring before the first annual meeting of stockholders in the manner provided in the Bylaws.
Section 4.2    Extraordinary Actions. Except as specifically provided in Section 4.8 (relating to removal of directors) and in Article VII (relating to amendments and transactions outside the ordinary course of business), notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.
Section 4.3    Authorization by Board of Stock Issuance. The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in these Articles of Incorporation or the Bylaws.
Section 4.4    Preemptive Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 5.4 or as may otherwise be provided by contract, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.
Section 4.5    Indemnification. The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or

2

which such person may incur by reason of his status as a present or former director or officer of the Corporation. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.
Section 4.6    Determinations by Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with these Articles of Incorporation and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; or any other matter relating to the business and affairs of the Corporation.
Section 4.7    REIT Qualification. So long as the Corporation has elected to qualify for federal income tax treatment as a REIT, the Board of Directors shall use its commercially reasonable efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article VI is no longer required for REIT qualification.
Section 4.8    Removal of Directors. Subject to the rights of holders of one or more classes or series of Preferred Stock to elect or remove one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of at least two thirds of the votes entitled to be cast generally in the election of directors. For the purpose of this paragraph, “cause” shall mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.
Section 4.9    Rights of Objecting Stockholders. Holders of shares of stock of the Corporation shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the Maryland General Corporation Law unless the Board of Directors of the Corporation, upon the affirmative vote of a majority of the entire Board of Directors, shall determine that such rights shall apply, with respect to all or any classes or series

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of stock, to a particular transaction or all transactions occurring after the date of such determination in connection with which holders of such shares of stock of the Corporation would otherwise be entitled to exercise such rights.
ARTICLE V
COMMON STOCK
Section 5.1    Authorized Shares. The Corporation has authority to issue 21,000,125 shares of stock, consisting of 1,000 shares of Common Stock, $0.01 par value per share (“Common Stock”) and 20,000,125 shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”). The aggregate par value of all authorized shares of stock having par value is $210,001.25. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to this Article V, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. To the extent permitted by Maryland law, the Board of Directors, without any action by the stockholders of the Corporation, may amend these Articles of Incorporation from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.
Section 5.2    Common Stock. Subject to the provisions of Article VI, each share of Common Stock shall entitle the holder thereof to one vote. The Board of Directors may reclassify any unissued shares of Common Stock from time to time in one or more classes or series of stock.
Section 5.3    Preferred Stock. The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, in one or more classes or series of stock.
Section 5.4    Classified or Reclassified Shares. Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes arid series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VI and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, including, without limitation, restrictions on transferability, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland (“SDAT”). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 5.4 may be made dependent upon facts or events ascertainable outside these Articles of Incorporation (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts,

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events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary filed with the SDAT.
Section 5.5    Articles of Incorporation and Bylaws. All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation and the Bylaws.
ARTICLE VI
RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES
Section 6.1    Definitions. For the purposes of Article VI, the following terms shall have the following meanings:
“Beneficial Ownership” shall mean ownership of Common Stock by a Person who is or would be treated as an owner of such Common Stock either actually or constructively through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Own,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.
“Charitable Beneficiary” shall mean one or more beneficiaries of a Trust, as determined pursuant to Section 6.3.6 of this Article VI.
“Code” shall mean the Internal Revenue Code of 1986, as amended. All section references to the Code shall include any successor provisions thereof as may be adopted from time to time.
“Constructive Ownership” shall mean ownership of Common Stock by a Person who is or would be treated as an owner of such Common Stock either actually or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Own,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.
“Corporation” shall have the meaning set forth in Article I.
“Individual” means an individual, a trust qualified under Section 401(a) or 501(c)(17) of the Code, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, or a private foundation within the meaning of Section 509(a) of the Code, provided that a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code shall be excluded from this definition.
“IRS” means the United States Internal Revenue Service.
“Market Price” means the last reported sales price reported on the New York Stock Exchange of the Common Stock on the trading day immediately preceding the relevant date, or if the Common Stock is not then traded on the New York Stock Exchange, the last reported sales price of the Common Stock on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Common Stock may be traded, or

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if the Common Stock is not then traded over any exchange or quotation system, then the market price of the Common Stock on the relevant date as determined in good faith by the Board of Directors of the Corporation.
“Ownership Limit” shall mean 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding Common Stock of the Corporation, excluding any such outstanding Common Stock which is not treated as outstanding for federal income tax purposes. The number and value of shares of outstanding Common Stock of the Corporation shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.
“Parent” shall mean Brookfield DTLA Holdings, L.P., a Delaware limited partnership.
“Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity; but does not include an underwriter acting in a capacity as such in a public offering of shares of Common Stock provided that the ownership of such shares of Common Stock by such underwriter would not result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or otherwise result in the Corporation failing to qualify as a REIT.
“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section 6.2.2 of this Article VI, the Purported Record Transferee, unless the Purported Record Transferee would have acquired or owned shares of Common Stock for another Person who is the beneficial transferee or owner of such shares, in which case the Purported Beneficial Transferee shall be such Person.
“Purported Record Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section 6.2.2 of this Article VI, the record holder of the shares of Common Stock if such Transfer had been valid under Section 6.2.1 of this Article VI.
“REIT” shall mean a real estate investment trust under Sections 856 through 860 of the Code.
“Restriction Termination Date” shall mean the first day on which the Board of Directors of the Corporation determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.
“Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise, other disposition of Common Stock as well as any other event that causes any Person to Beneficially Own or Constructively Own Common Stock, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Common Stock or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Common Stock), whether voluntary or involuntary, whether such transfer has

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occurred of record or beneficially or Beneficially or Constructively (including but not limited to transfers of interests in other entities which result in changes in Beneficial or Constructive Ownership of Common Stock), and whether such transfer has occurred by operation of law or otherwise.

“Trust” shall mean each of the trusts provided for in Section 6.3.

“Trustee” shall mean any Person unaffiliated with the Corporation, or a Purported Beneficial Transferee, or a Purported Record Transferee, that is appointed by the Corporation to serve as trustee of a Trust.

Section 6.2    Restriction on Ownership and Transfers.

6.2.1    Prior to the Restriction Termination Date:

(a)    except as provided in Section 6.9 of this Article VI, no Person, other than Parent, another subsidiary of Parent or any Person who owns a direct or indirect interest in Parent, shall Beneficially Own Common Stock in excess of the Ownership Limit;

(b)    except as provided in Section 6.9 of this Article VI, no Person, other than Parent, another subsidiary of Parent or any Person who owns a direct or indirect interest in Parent, shall Constructively Own Common Stock in excess of the Ownership Limit; and

(c)    no Person shall Beneficially or Constructively Own Common Stock to the extent that such Beneficial or Constructive Ownership would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT (including but not limited to ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

6.2.2    If, prior to the Restriction Termination Date, any Transfer occurs that, if effective, would result in any Person Beneficially or Constructively Owning Common Stock in violation of Section 6.2.1 of this Article VI, (i) then that number of shares of Common Stock that otherwise would cause such Person to violate Section 6.2.1 of this Article VI (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 6.3, effective as of the close of business on the business day prior to the date of such Transfer or other event, and such Purported Beneficial Transferee shall thereafter have no rights in such shares or (ii) if, for any reason, the transfer to the Trust described in clause (i) of this sentence is not automatically effective as provided therein to prevent any Person from Beneficially or Constructively Owning Common Stock in violation of Section 6.2.1 of this Article VI, then the Transfer of that number of shares of Common Stock that otherwise would cause any Person to violate Section 6.2.1 shall be void ab initio, and the Purported Beneficial Transferee shall have no rights in such shares.

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6.2.3    Notwithstanding any other provisions contained herein, prior to the Restriction Termination Date, any Transfer of Common Stock that, if effective, would result in the capital stock of the Corporation being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such Common Stock.
6.2.4    It is expressly intended that the restrictions on ownership and Transfer described in this Section 6.2 of Article VI shall apply to restrict the rights of any members or partners in limited liability companies or partnerships to exchange their interest in such entities for Common Stock of the Corporation.
Section 6.3    Transfers of Common Stock in Trust.
6.3.1    Upon any purported Transfer or other event described in Section 6.2.2 of this Article VI, such Common Stock shall be deemed to have been transferred to the Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the purported Transfer or other event that results in a transfer to the Trust pursuant to Section 6.2.2. The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation, any Purported Beneficial Transferee, and any Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 6.3.6 of this Article VI.
6.3.2    Common Stock held by the Trustee shall be issued and outstanding Common Stock of the Corporation. The Purported Beneficial Transferee or Purported Record Transferee shall have no rights in the shares of Common Stock held by the Trustee. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of Common Stock held in the Trust.
6.3.3    The Trustee shall have all voting rights and rights to dividends with respect to Common Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that shares of Common Stock have been transferred to the Trustee shall be paid to the Trustee upon demand, and any dividend or distribution declared but unpaid shall be paid when due to the Trustee with respect to such Common Stock. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Purported Record Transferee and Purported Beneficial Transferee shall have no voting rights with respect to the Common Stock held in the Trust and, subject to Maryland law, effective as of the date the Common Stock has been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Purported Record Transferee with respect to such Common Stock prior to the discovery by the Corporation that the Common Stock has been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this

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Article VI, until the Corporation has received notification that the Common Stock has been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.
6.3.4    Within 20 days of receiving notice from the Corporation that shares of Common Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares of Common Stock held in the Trust to a person, designated by the Trustee, whose ownership of the shares of Common Stock will not violate the ownership limitations set forth in Section 6.2.1. Upon such sale, the interest of the Charitable Beneficiary in the shares of Common Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this Section 6.3.4. The Purported Record Transferee shall receive the lesser of (i) the price paid by the Purported Record Transferee for the shares of Common Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Common Stock at Market Price, the Market Price of such shares of Common Stock on the day of the event which resulted in the transfer of such shares of Common Stock and (ii) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares of Common Stock held in the Trust. Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary together with any dividends or other distributions thereon. If, prior to the discovery by the Corporation that shares of such Common Stock have been transferred to the Trustee, such shares of Common Stock are sold by a Purported Record Transferee then (x) such shares of Common Stock shall be deemed to have been sold on behalf of the Trust and (y) to the extent that the Purported Record Transferee received an amount for such shares of Common Stock that exceeds the amount that such Purported Record Transferee was entitled to receive pursuant to this Section 6.3.4, such excess shall be paid to the Trustee upon demand.
6.3.5    Common Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price paid by the Purported Record Transferee for the shares of Common Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Common Stock at Market Price, the Market Price of such shares of Common Stock on the day of the event which resulted in the transfer of such shares of Common Stock to the Trust) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the shares of Common Stock held in the Trust pursuant to Section 6.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares of Common Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and any dividends or other distributions held by the Trustee with respect to such Common Stock shall thereupon be paid to the Charitable Beneficiary.
6.3.6    By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the shares of Common Stock held in the Trust would not violate the restrictions set

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forth in Section 6.2.1 in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.
Section 6.4    Remedies For Breach. If the Board of Directors or a committee thereof or other designees if permitted by the MGCL shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 6.2 of this Article VI or that a Person intends to acquire, has attempted to acquire or may acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of the Corporation in violation of Section 6.2 of this Article VI, the Board of Directors or a committee thereof or other designees if permitted by the MGCL shall take such action as it deems or they deem advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, causing the Corporation to redeem shares of Common Stock, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers (or, in the case of events other than a Transfer, ownership or Constructive Ownership or Beneficial Ownership) in violation of Section 6.2.1 of this Article VI, shall automatically result in the transfer to a Trust as described in Section 6.2.2 and any Transfer in violation of Section 6.2.3 shall automatically be void ab initio irrespective of any action (or non-action) by the Board of Directors.
Section 6.5    Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares in violation of Section 6.2 of this Article VI, or any Person who is a Purported Beneficial Transferee such that an automatic transfer to a Trust results under Section 6.2.2 of this Article VI, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Corporation’s status as a REIT.
Section 6.6    Owners Required to Provide Information. Prior to the Restriction Termination Date, each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of shares of Common Stock and each Person (including the stockholder of record) who is holding shares of Common Stock for a beneficial owner or Beneficial Owner or Constructive Owner shall, on demand, provide to the Corporation a completed questionnaire containing the information regarding their ownership of such shares, as set forth in the regulations (as in effect from time to time) of the U.S. Department of Treasury under the Code. In addition, each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of shares of Common Stock and each Person (including the stockholder of record) who is holding shares of Common Stock for a beneficial owner or Beneficial Owner or Constructive Owner shall, on demand, be required to disclose to the Corporation in writing such information as the Corporation may request in order to determine the effect, if any, of such stockholder’s actual and constructive ownership of shares of Common Stock on the Corporation’s status as a REIT and to ensure compliance with the Ownership Limit, or as otherwise permitted by the Board of Directors.
Section 6.7    Remedies Not Limited. Nothing contained in this Article VI shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation’s status as a REIT.

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Section 6.8    Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article VI, including any definition contained in Section 6.1, the Board of Directors shall have the power to determine the application of the provisions of this Article VI with respect to any situation based on the facts known to it. In the event Article VI requires an action by the Board of Directors and these Articles of Incorporation fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Article VI. Absent a decision to the contrary by the Board of Directors (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 6.2.2) acquired Beneficial or Constructive Ownership of Common Stock in violation of Section 6.2.1, such remedies (as applicable) shall apply first to the shares of Common Stock which, but for such remedies, would have been actually owned by such Person, and second to shares of Common Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Common Stock based upon the relative number of the shares of Common Stock held by each such Person.
Section 6.9    Exceptions.
6.9.1    Subject to Section 6.2.1(c) of this Article VI, the Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the limitation on a Person Beneficially Owning shares of Common Stock in excess of the Ownership Limit set forth in Section 6.2.1(a) of this Article VI if the Board determines that such exemption will not cause any Individual’s Beneficial Ownership of shares of Common Stock to violate the Ownership Limit and that any such exemption will not cause the Corporation to fail to qualify as a REIT under the Code.
6.9.2    Subject to Section 6.2.1(c) of this Article VI, the Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the limitation on a Person Constructively Owning Common Stock in excess of the Ownership Limit set forth in Section 6.2.1(b) of this Article VI if the Board determines that such Person does not and will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned in whole or in part by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant or that any such ownership would not cause the Corporation to fail to qualify as a REIT under the Code.
6.9.3    Subject to Section 6.2.1(c) and the remainder of this Section 6.9.3, the Board of Directors may from time to time increase the Ownership Limit for one or more Persons and decrease the Ownership Limit for all other Persons; provided, however, that the decreased Ownership Limit will not be effective for any Person whose percentage ownership in Common Stock is in excess of such decreased Ownership Limit until such time as such Person’s percentage of Common Stock equals or falls below the decreased Ownership Limit, but any further acquisition of Common Stock in excess of such percentage ownership of Common Stock will be in violation of the Ownership Limit, and, provided further, that the new Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49% in value of the outstanding Common Stock.

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6.9.4    In granting a person an exemption under Section 6.9.1 or 6.9.2 above, the Board of Directors may require such Person to make certain representations or undertakings or to agree that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Section 6.2 of this Article VI) will result in such Common Stock being transferred to a Trust in accordance with Section 6.2.2 of this Article VI. Prior to granting any exception pursuant to Section 6.9.1 or 6.9.2 of this Article VI, the Board of Directors may require a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT.
Section 6.10    Legend.
6.10.1    Each certificate for Common Stock shall bear substantially the following legends in addition to any legends required to comply with federal and state securities law:
Restriction on Ownership and Transfer
THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION’S ARTICLES OF INCORPORATION, (i) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF THE CORPORATION’S COMMON STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING COMMON STOCK OF THE CORPORATION; (ii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF COMMON STOCK THAT WOULD RESULT IN THE CORPORATION BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (iii) NO PERSON MAY TRANSFER SHARES OF COMMON STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF COMMON STOCK IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP IS VIOLATED, THE SHARES OF COMMON STOCK REPRESENTED HEREBY IN VIOLATION OF SUCH RESTRICTIONS WILL BE AUTOMATICALLY TRANSFERRED TO THE TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE,

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UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND THAT ARE DEFINED IN THE CORPORATION’S ARTICLES OF INCORPORATION SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE CORPORATION’S ARTICLES OF INCORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SHARES OF COMMON STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.
Section 6.11    Severability. If any provision of this Article VI or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provision shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.
Section 6.12    Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VI.
Section 6.13    Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.
ARTICLE VII
AMENDMENTS AND TRANSACTIONS OUTSIDE
THE ORDINARY COURSE OF BUSINESS
The Corporation reserves the right from time to time to make any amendment to these Articles of Incorporation, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in these Articles of Incorporation, of any shares of outstanding stock. All rights and powers conferred by the charter on stockholders, directors and officers are granted subject to this reservation. The holders of a class or series of stock shall have exclusive voting rights on a charter amendment that would alter only the contract rights, as expressly set forth in the charter, of the specified class or series of stock. Any amendment to the charter shall be valid only if approved by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter. In addition, the Corporation shall not dissolve, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of not less than two-thirds of all votes entitled to be cast on the matter.

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ARTICLE VIII
SEVERABILITY OF PROVISIONS
If any preferences or other rights, voting powers restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the stock of any class set forth in these Articles of Incorporation are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of stock set forth in these Articles of Incorporation which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preference or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the stock herein set forth in these Articles of Incorporation shall be deemed dependent upon any other provision thereof unless so expressed therein.
ARTICLE IX
LIMITATION OF LIABILITY
To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article IX, nor the adoption or amendment of any other provision of these Articles of Incorporation or the Bylaws inconsistent with this Article IX, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
[Signature page follows]

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IN WITNESS WHEREOF, the undersigned has signed these Articles of Incorporation and acknowledges the same to be his act on this ___ day of ____, 20__.

J.W. Thompson Webb

BROOKFIELD DTLA FUND OFFICE TRUST INC.
ARTICLES SUPPLEMENTARY
10,000,000 SHARES OF
7.625% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK
Brookfield DTLA Fund Office Trust Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland (the “Department”) that:
FIRST: Pursuant to the authority expressly vested in the board of directors of the Corporation (the “Board of Directors”) by Article V of the charter of the Corporation, filed with the Department on April 19, 2013, and Section 2-105 of the Maryland General Corporation Law (the “MGCL”), the Board of Directors, by resolutions duly adopted on April 19, 2013, has (i) authorized the classification and designation of 10,000,000 shares of the authorized but unissued preferred stock of the Corporation, par value $0.01 per share (“Preferred Stock”), as a separate class of Preferred Stock, (ii) authorized filing of these Articles Supplementary with the Department in order to set forth the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, transfers, qualifications, terms and conditions of redemption and other terms and conditions of such class of Preferred Stock, and (iii) authorized the issuance of a maximum of 10,000,000 shares of such class of Preferred Stock that shall be issued to Brookfield DTLA Fund Office Trust Investor Inc., a Maryland corporation (“Sub REIT”), at the same time that Sub REIT issues to the former holders of the 7.625% Series A Cumulative Redeemable Preferred Stock issued by MPG Office Trust, Inc., a Maryland corporation (“MPG”) Series A Preferred Stock (as defined in the charter of Sub REIT, the “Sub REIT Series A Preferred Stock”) pursuant to the charter of Sub REIT.
SECOND: The Board of Directors has unanimously adopted the resolutions classifying and designating the Preferred Stock as a separate class of Preferred Stock to be known as the “7.625% Series A Cumulative Redeemable Preferred Stock” and setting the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption and other terms and conditions of such 7.625% Series A Cumulative Redeemable Preferred Stock and authorizing the issuance of up to 10,000,000 shares of 7.625% Series A Cumulative Redeemable Preferred Stock.
THIRD: The designation, number of shares, preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption and other terms and conditions of the separate class of Preferred Stock of the Corporation designated as 7.625% Series A Cumulative Redeemable Preferred Stock are as follows (the “Series A Terms”), which upon any restatement of the charter shall be made a part of or incorporated by reference into the charter with any necessary or appropriate changes to the enumeration or lettering of sections or subsections thereof:
Section 1. Designation and Number. A series of Preferred Stock, designated the “7.625% Series A Cumulative Redeemable Preferred Stock” (the “Series A Preferred Stock”) is hereby established, which for all purposes shall be treated as having the same terms as the Sub

REIT Series A Preferred Stock (subject to the additional voting rights of the Series A Preferred Stock herein pursuant to Section 6). The number of shares of Series A Preferred Stock shall be 10,000,000.
Section 2. Rank. The Series A Preferred Stock will, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, rank: (i) senior to all classes or series of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”), the 12.5% Series B Cumulative Nonvoting Preferred Stock of the Corporation, par value $0.01 per share (the “Series B Preferred Stock”), and all classes or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding expressly designated as ranking junior to the Series A Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding-up of the Corporation; (ii) on parity with any class or series of capital stock of the Corporation expressly designated as ranking on parity with the Series A Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding-up of the Corporation; and (iii) junior to any class or series of capital stock of the Corporation expressly designated as ranking senior to the Series A Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding-up of the Corporation. The term “capital stock” does not include debt securities, which will rank senior to the Preferred Stock (including Series A Preferred Stock and the Series B Preferred Stock) prior to conversion.
Section 3. Dividends.
(a)    Subject to the preferential rights of the holders of any class or series of capital stock of the Corporation ranking senior to the Series A Preferred Stock as to dividends, the holders of shares of the Series A Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 7.625% per annum of the $25.00 liquidation preference per share of the Series A Preferred Stock (equivalent to the fixed annual amount of $1.90625 per share of the Series A Preferred Stock). Such dividends shall accrue and be cumulative from and including the first date on which any shares of Series A Preferred Stock are issued (as applicable, the “Original Issue Date”) and shall be payable quarterly in arrears on each Dividend Payment Date, commencing [________], 2013; provided, however, that if any Dividend Payment Date is not a Business Day, then the dividend which would otherwise have been payable on such Dividend Payment Date may be paid on the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if paid on such Dividend Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from such Dividend Payment Date to such next succeeding Business Day. The Corporation agrees that any and all accrued but unpaid dividends (whether or not declared) with respect to the MPG Preferred Accrual (as defined in the charter of Sub REIT) for each share of Sub REIT Series A Preferred Stock shall be deemed accrued on each share of Series A Preferred Stock (the “Preferred Accrual”). The amount of any dividend payable on the Series A Preferred Stock for any partial Dividend Period shall be prorated and computed on the basis of a 360‑day year consisting of twelve 30‑day months, Dividends will be payable to holders of record as they appear in the stockholder records of the Corporation at the close of business on the applicable Dividend

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Record Date. Notwithstanding any provision to the contrary contained herein, each outstanding share of Series A Preferred Stock shall be entitled to receive a dividend with respect to any Dividend Record Date equal to the dividend paid with respect to each other share of Series A Preferred Stock that is outstanding on such date. “Dividend Record Date” shall mean the date designated by the Board of Directors for the payment of dividends that is not more than 35 or less than 10 days prior to the applicable Dividend Payment Date. “Dividend Payment Date” shall mean the last calendar day of each January, April, July and October, commencing on [________], 2013. “Dividend Period” shall mean the respective periods commencing on and including the first day of February, May, August and November of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Original Issue Date and end on and include [________], 2013, and other than the Dividend Period during which any shares of Series A Preferred Stock shall be redeemed pursuant to Section 5, which shall end on and include the call date with respect to the shares of Preferred Stock being redeemed). For the avoidance of doubt, the Preferred Accrual shall be a payment obligation of the Corporation and treated as if constituting dividends accrued (whether or not declared) on such Series A Preferred Stock in accordance with this Section 3(a).
The term “Business Day” shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.
(b)    Notwithstanding anything contained herein to the contrary, dividends on the Series A Preferred Stock shall accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are authorized or declared.
(c)    Except as provided in Section 3(d) below, no dividends shall be declared or paid or set apart for payment and no other distribution of cash or other property may be declared or made, directly or indirectly, on or with respect to any shares of Common Stock or shares of any other class or series of capital stock of the Corporation ranking, as to dividends, on parity with or junior to the Series A Preferred Stock (other than a dividend paid in shares of Common Stock or in shares of any other class or series of capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) for any period, nor shall any shares of Common Stock or any other shares of any other class or series of capital stock of the Corporation ranking, as to dividends or upon liquidation, on parity with or junior to the Series A Preferred Stock be redeemed, purchased or otherwise acquired for any consideration and no other distribution of cash or other property may be made, directly or indirectly, on or with respect thereto by the Corporation (except by conversion into or exchange for other shares of any class or series of capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and upon liquidation and except for the acquisition of shares made pursuant to the provisions of Article VI of the charter or Section 7 hereof), unless full cumulative dividends on the Series A Preferred Stock for all past dividend periods (including the Preferred Accrual) and the then current dividend period shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for such payment.

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(d)    When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and the shares of any other class or series of capital stock ranking, as to dividends, on parity with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and each such other class or series of capital stock ranking, as to dividends, on parity with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other class or series of capital stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other class or series of capital stock (which shall not include any accrual in respect of unpaid dividends on such other class or series of capital stock for prior dividend periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears (including the Preferred Accrual).
(e)    Holders of shares of Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or shares of stock, in excess of full cumulative dividends on the Series A Preferred Stock as provided herein. Any dividend payment made on the Series A Preferred Stock shall first be credited against the Preferred Accrual and then against the earliest accrued but unpaid dividends due with respect to such shares which remains payable. Accrued but unpaid distributions on the Series A Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable.
Section 4. Liquidation Preference.
(a)    Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, before any distribution or payment shall be made to holders of shares of Common Stock or any other class or series of capital stock of the Corporation ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, junior to the Series A Preferred Stock, the holders of shares of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders, after payment or provision of the debts and other liabilities of the Corporation, a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to the date of payment (including the Preferred Accrual). In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Corporation ranking, as to liquidation rights, on parity with the Series A Preferred Stock in the distribution of assets, then the holders of the Series A Preferred Stock and each such other class or series of shares of capital stock ranking, as to voluntary or involuntary liquidation rights, on parity with the Series A Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of shares of Series A Preferred Stock at the respective addresses of such

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holders as the same shall appear on the stock transfer records of the Corporation. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation, trust or entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding-up of the affairs of the Corporation.
(b)    In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise, is permitted under the MGCL, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series A Preferred Stock shall not be added to the Corporation’s total liabilities.
Section 5. Redemption.
(a)    The Series A Preferred Stock shall be subject to the provisions of Section 7 pursuant to which the Series A Preferred Stock owned by a stockholder in excess of the Ownership Limit shall automatically be transferred to a Trust with the exclusive benefit of a Charitable Beneficiary (as defined in Section 7).
(b)    From and after the date hereof, the Corporation, at its option upon not less than 30 nor more than 60 days’ written notice, may redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends (whether or not declared) thereon up to and including the date fixed for redemption (including the Preferred Accrual), without interest, to the extent the Corporation has funds legally available therefor. If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares of Series A Preferred Stock to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares) by lot or by any other equitable method determined by the Corporation that will not result in a violation of the Ownership Limit. If redemption is to be by lot and, as a result, any holder of shares of Series A Preferred Stock would have actual ownership or Constructive Ownership (as defined in Section 7(a)) in excess of the Ownership Limit (as defined in Section 7(a)), or such other limit as permitted by the Board of Directors or the Committee pursuant to Section 7(i), because such holder’s shares of Series A Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the charter, the Corporation shall redeem the requisite number of shares of Series A Preferred Stock of such holder such that no holder will hold an amount of Series A Preferred Stock in excess of the Ownership Limit or such other limit, as applicable, subsequent to such redemption. Holders of Series A Preferred Stock to be redeemed shall surrender such Series A Preferred Stock at the place designated in such notice and shall be entitled to the redemption price of $25.00 per share and any accrued and unpaid dividends payable upon such redemption (including the Preferred Accrual) following such surrender. If (i) notice of redemption of any shares of Series A Preferred Stock has been given, (ii) the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of any shares of Series A Preferred Stock so called for redemption and (iii) irrevocable instructions have been given to pay the redemption price and all

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accrued and unpaid dividends (including the Preferred Accrual), then from and after the redemption date, dividends shall cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price plus any accrued and unpaid dividends (including the Preferred Accrual) payable upon such redemption, without interest. So long as no dividends are in arrears, nothing herein shall prevent or restrict the Corporation’s right or ability to purchase, from time to time either at a public or a private sale, all or any part of the Series A Preferred Stock at such price or prices as the Corporation may determine, subject to the provisions of applicable law, including the repurchase of shares of Series A Preferred Stock in open-market transactions duly authorized by the Board of Directors.
(c)    In the event of any redemption of the Series A Preferred Stock in order to preserve the status of the Corporation as a REIT for United States federal income tax purposes, such redemption shall be made in accordance with the terms and conditions set forth in this Section 5(c). If the Corporation calls for redemption any shares of Series A Preferred Stock pursuant to and in accordance with this Section 5(c), then the redemption price for such shares will be an amount in cash equal to $25.00 per share together with all accrued and unpaid dividends to and including the dated fixed for redemption (including the Preferred Accrual).
(d)    Unless full cumulative dividends (including the Preferred Accrual) on all Series A Preferred Stock shall have been or contemporaneously are authorized, declared and paid in cash or declared and a sum sufficient for the payment thereof in cash set apart for payment for all past dividend periods and the then current dividend period, no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock or any class or series of capital stock of the Corporation ranking, as to dividends or upon liquidation, on parity with or junior to the Series A Preferred Stock (except by exchange for shares of capital stock of the Corporation ranking, as to dividends and upon liquidation, junior to the Series A Preferred Stock); provided, however, that the foregoing shall not prevent the purchase of Series A Preferred Stock by the Corporation in accordance with the terms of Section 5(c) and Section 7 or otherwise in order to ensure that the Corporation remains qualified as a REIT for United States federal income tax purposes or the purchase or acquisition of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock.
(e)    Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. A similar notice will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records of the Corporation. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series A Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Stock may be listed or admitted to trading, each such notice shall state: (i) the redemption date, (ii) the redemption price, (iii) the number of shares of Series A Preferred Stock to be redeemed, (iv) the

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place or places where the certificates representing shares of Series A Preferred Stock are to be surrendered for payment of the redemption price, (v) that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accumulate on such redemption date and (vi) that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series A Preferred Stock. If fewer than all of the shares of Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed.
(f)    If a redemption date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of Series A Preferred Stock at the close of business of such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or prior to such Dividend Payment Date, and each holder of Series A Preferred Stock that surrenders its shares on such redemption date will be entitled to the dividends accruing after the end of the Dividend Period to which such Dividend Payment Date relates up to and including the redemption date. Except as provided herein, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Stock for which a notice of redemption has been given.
(g)    All shares of the Series A Preferred Stock redeemed or repurchased pursuant to this Section 5(g) shall be retired and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series or class.
(h)    The Series A Preferred Stock shall have no stated maturity and shall not be subject to any sinking fund or mandatory redemption; provided, however, that the Series A Preferred Stock owned by a stockholder in excess of the Ownership Limit shall be subject to the provisions of this Sections 5(h) and Section 7.
Section 6. Voting Rights.
(a)    Holders of the Series A Preferred Stock shall not have any voting rights, except as set forth in this Section 6.
(b)    From the Original Issue Date, the holders of Series A Preferred Stock (voting as a single class with all other classes or series of parity preferred stock of the Corporation upon which like voting rights have been conferred and are exercisable (“Parity Preferred”)) shall be entitled to vote for the election of a total of two additional directors of the Corporation (the “Preferred Directors”) (i) on the Original Issue Date, at which time the entire Board of Directors will be increased by two directors, and (ii) at each subsequent meeting of stockholders.
(c)    The Preferred Directors will be elected by a plurality of the votes cast in the election for a one-year term and each Preferred Director will serve until his or her successor is duly elected and qualified or until such Preferred Director’s right to hold the office terminates, whichever occurs earlier, subject to such Preferred Director’s earlier death, disqualification, resignation or removal. The election will take place at (i) either (A) a special meeting called in

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accordance with Section 6(d) below if the request is received more than 90 before the date fixed for the Corporation’s next annual or special meeting of stockholders or (B) the next annual or special meeting of stockholders if the request is received within 90 days of the date fixed for the Corporation’s next annual or special meeting of stockholders and (ii) at each subsequent annual meeting of stockholders or special meeting held in place thereof.
(d)    From the Original Issue Date, a proper officer of the Corporation shall call or cause to be called, upon written request of holders of record of at least 10% of the outstanding shares of Series A Preferred Stock, a special meeting of the holders of Series A Preferred Stock and each class or series of other Parity Preferred by mailing or causing to be mailed to such holders a notice of such special meeting to be held not less than ten and not more than 45 days after the date such notice is given. The record date for determining holders of the Parity Preferred entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. At any such annual or special meeting, all of the holders of the Series A Preferred Stock and other Parity Preferred, by plurality vote, voting together as a single class without regard to class or series will be entitled to elect two directors on the basis of one vote per $25.00 of liquidation preference to which such Parity Preferred are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of one-third of the Parity Preferred then outstanding, present in person or by proxy, will constitute a quorum for the election of the Preferred Directors except as otherwise provided by law. Notice of all meetings at which holders of the Series A Preferred Stock shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, a majority of the holders of the Parity Preferred present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Dividend Default shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Corporation shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Preferred Stock that would have been entitled to vote at such special meeting.
(e)    Any Preferred Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series A Preferred Stock and other Parity Preferred entitled to vote thereon when they have the voting rights set forth in Section 6(d) (voting separately as a single class with all other classes or series of Parity Preferred). Any vacancy in the office of a Preferred Director may be filled by written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series A Preferred Stock when they have the voting rights described above (voting as a single class with all other classes or series of Parity Preferred). Each of the Preferred Directors shall be entitled to one vote on any matter.
(f)    The affirmative vote or consent of the holders of two-thirds of the shares of Series A Preferred Stock and each other class or series of Parity Preferred outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting as a single class) will be required to: (i) authorize, create, issue or increase (or cause or permit to be authorized,

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created, issued or increased) the authorized or issued amount of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up of the affairs of the Corporation or reclassify any authorized shares of capital stock of the Corporation into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such capital stock or (ii) amend, alter or repeal (or cause to be amended, altered or repealed) the provisions of the charter or the terms of the Series A Preferred Stock, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock; provided however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series A Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, the Corporation may not be the surviving entity, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series A Preferred Stock, and in such case such holders shall not have any voting rights with respect to the occurrence of any of the Events set forth in (ii) above. In addition, if the holders of the Series A Preferred Stock receive the greater of the full trading price of the Series A Preferred Stock on the date of an Event set forth in (ii) above or the $25.00 liquidation preference per share of the Series A Preferred Stock pursuant to the occurrence of any of the Events set forth in (ii) above, then such holders shall not have any voting rights with respect to the Events set forth in (ii) above. Holders of shares of Series A Preferred Stock shall not be entitled to vote with respect to (A) any increase in the total number of authorized shares of Common Stock or Preferred Stock of the Corporation, or (B) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other class or series of capital stock, or (C) any increase in the number of authorized shares of any other class or series of capital stock, in each case referred to in clause (A), (B) or (C) above ranking on parity with or junior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding-up of the Corporation. Except as set forth herein, holders of the Series A Preferred Stock shall not have any voting rights with respect to, and the consent of the holders of the Series A Preferred Stock shall not be required for, the taking of any corporate action, including an Event, regardless of the effect that such corporate action or Event may have upon the powers, preferences, voting power or other rights or privileges of the Series A Preferred Stock.
(g)    The foregoing voting provisions of this Section 6 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds, in cash, shall have been deposited in trust to effect such redemption.
(h)    In any matter in which the Series A Preferred Stock may vote (as expressly provided herein), each share of Series A Preferred Stock shall be entitled to one vote per $25.00 of liquidation preference.

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Section 7. Restrictions on Ownership and Transfer to Preserve Tax Benefit.
(a)    Definitions. For the purposes of Section 5 and this Section 7, the following terms shall have the following meanings:
“Beneficial Ownership” shall mean ownership of Series A Preferred Stock by a Person who is or would be treated as an owner of such Series A Preferred Stock either actually or constructively through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Own,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.
“Charitable Beneficiary” shall mean one or more beneficiaries of a Trust, as determined pursuant to Section 7(c)(6).
“Code” shall mean the Internal Revenue Code of 1986, as amended. All section references to the Code shall include any successor provisions thereof as may be adopted from time to time.
“Constructive Ownership” shall mean ownership of Series A Preferred Stock by a Person who is or would be treated as an owner of such Series A Preferred Stock either actually or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Own,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.
“Individual” means an individual, a trust qualified under Section 401(a) or 501(c)(17) of the Code, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, or a private foundation within the meaning of Section 509(a) of the Code, provided that a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code shall be excluded from this definition.
“IRS” means the United States Internal Revenue Service.
“Market Price” means the last reported sales price reported on the New York Stock Exchange of the Series A Preferred Stock on the trading day immediately preceding the relevant date, or if the Series A Preferred Stock is not then traded on the New York Stock Exchange, the last reported sales price of the Series A Preferred Stock on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Series A Preferred Stock may be traded, or if the Series A Preferred Stock is not then traded over any exchange or quotation system, then the market price of the Series A Preferred Stock on the relevant date as determined in good faith by the Board of Directors of the Corporation.
“Ownership Limit” shall mean 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding Series A Preferred Stock of the Corporation, excluding any such outstanding Series A Preferred Stock which is not treated as outstanding for federal income tax purposes. The number and value of shares of outstanding Series A Preferred Stock of the Corporation shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

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“Parent” shall mean Brookfield DTLA Holdings, L.P., a Delaware limited partnership.
“Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity; but does not include an underwriter acting in a capacity as such in a public offering of shares of Series A Preferred Stock provided that the ownership of such shares of Series A Preferred Stock by such underwriter would not result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or otherwise result in the Corporation failing to qualify as a REIT.
“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section 7(b)(2), the Purported Record Transferee, unless the Purported Record Transferee would have acquired or owned shares of Series A Preferred Stock for another Person who is the beneficial transferee or owner of such shares, in which case the Purported Beneficial Transferee shall be such Person.
“Purported Record Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section 7(b)(2), the record holder of the shares of Series A Preferred Stock if such Transfer had been valid under Section 7(b)(1).
“REIT” shall mean a real estate investment trust under Sections 856 through 860 of the Code.
“Restriction Termination Date” shall mean the first day on which the Board of Directors of the Corporation determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

“Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise, other disposition of Series A Preferred Stock as well as any other event that causes any Person to Beneficially Own or Constructively Own Series A Preferred Stock, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Series A Preferred Stock or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Series A Preferred Stock), whether voluntary or involuntary, whether such transfer has occurred of record or beneficially or Beneficially or Constructively (including but not limited to transfers of interests in other entities which result in changes in Beneficial or Constructive Ownership of Series A Preferred Stock), and whether such transfer has occurred by operation of law or otherwise.

“Trust” shall mean each of the trusts provided for in Section 7(c).

“Trustee” shall mean any Person unaffiliated with the Corporation, or a Purported Beneficial Transferee, or a Purported Record Transferee, that is appointed by the Corporation to serve as trustee of a Trust.

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(b)    Restriction on Ownership and Transfers.
1.    Prior to the Restriction Termination Date:
i.    except as provided in Section 7(i), no Person, other than Parent, another subsidiary of Parent or any Person who owns a direct or indirect interest in Parent, shall Beneficially Own Series A Preferred Stock in excess of the Ownership Limit;
ii.    except as provided in Section 7(i), no Person, other than Parent, another subsidiary of Parent or any Person who owns a direct or indirect interest in Parent, shall Constructively Own Series A Preferred Stock in excess of the Ownership Limit; and
iii.    no Person shall Beneficially or Constructively Own Series A Preferred Stock to the extent that such Beneficial or Constructive Ownership would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT (including but not limited to ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).
2.    If, prior to the Restriction Termination Date, any Transfer occurs that, if effective, would result in any Person Beneficially or Constructively Owning Series A Preferred Stock in violation of Section 7(b)(1), (i) then that number of shares of Series A Preferred Stock that otherwise would cause such Person to violate Section 7(b)(1) (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 7(c), effective as of the close of business on the business day prior to the date of such Transfer or other event, and such Purported Beneficial Transferee shall thereafter have no rights in such shares or (ii) if, for any reason, the transfer to the Trust described in clause (i) of this sentence is not automatically effective as provided therein to prevent any Person from Beneficially or Constructively Owning Series A Preferred Stock in violation of Section 7(b)(1), then the Transfer of that number of shares of Series A Preferred Stock that otherwise would cause any Person to violate Section 7(b)(1) shall be void ab initio, and the Purported Beneficial Transferee shall have no rights in such shares.
3.    notwithstanding any other provisions contained herein, prior to the Restriction Termination Date, any Transfer of Series A Preferred Stock that, if effective, would result in the capital stock of the Corporation being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such Series A Preferred Stock.
4.    It is expressly intended that the restrictions on ownership and Transfer described in this Section 7(b)(2) shall apply to restrict the rights of any members or partners in limited liability companies or partnerships to exchange their interest in such entities for Series A Preferred Stock of the Corporation.

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(c)    Transfers of Series A Preferred Stock in Trust.
1.    Upon any purported Transfer or other event described in Section 7(b)(2), such Series A Preferred Stock shall be deemed to have been transferred to the Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the purported Transfer or other event that results in a transfer to the Trust pursuant to Section 7(b)(2). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation, any Purported Beneficial Transferee, and any Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 7(c)(6).
2.    Series A Preferred Stock held by the Trustee shall be issued and outstanding Series A Preferred Stock of the Corporation. The Purported Beneficial Transferee or Purported Record Transferee shall have no rights in the shares of Series A Preferred Stock held by the Trustee. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of Series A Preferred Stock held in the Trust.
3.    The Trustee shall have all voting rights and rights to dividends with respect to Series A Preferred Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that shares of Series A Preferred Stock have been transferred to the Trustee shall be paid to the Trustee upon demand, and any dividend or distribution declared but unpaid shall be paid when due to the Trustee with respect to such Series A Preferred Stock. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Purported Record Transferee and Purported Beneficial Transferee shall have no voting rights with respect to the Series A Preferred Stock held in the Trust and, subject to Maryland law, effective as of the date the Series A Preferred Stock has been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Purported Record Transferee with respect to such Series A Preferred Stock prior to the discovery by the Corporation that the Series A Preferred Stock has been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Section 7, until the Corporation has received notification that the Series A Preferred Stock has been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.
4.    Within 20 days of receiving notice from the Corporation that shares of Series A Preferred Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares of Series A Preferred Stock held in the Trust to a person, designated by the Trustee, whose ownership of the shares of Series A Preferred Stock will not violate the ownership limitations set forth in Section 7(b)(1). Upon such sale, the interest of the Charitable

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Beneficiary in the shares of Series A Preferred Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this Section 7(c)(4). The Purported Record Transferee shall receive the lesser of (i) the price paid by the Purported Record Transferee for the shares of Series A Preferred Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Series A Preferred Stock at Market Price, the Market Price of such shares of Series A Preferred Stock on the day of the event which resulted in the transfer of such shares of Series A Preferred Stock to the Trust) and (ii) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares of Series A Preferred Stock held in the Trust. Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary together with any dividends or other distributions thereon. If, prior to the discovery by the Corporation that shares of such Series A Preferred Stock have been transferred to the Trustee, such shares of Series A Preferred Stock are sold by a Purported Record Transferee then (x) such shares of Series A Preferred Stock shall be deemed to have been sold on behalf of the Trust and (y) to the extent that the Purported Record Transferee received an amount for such shares of Series A Preferred Stock that exceeds the amount that such Purported Record Transferee was entitled to receive pursuant to this Section 7(c)(4), such excess shall be paid to the Trustee upon demand.
5.    Series A Preferred Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price paid by the Purported Record Transferee for the shares of Series A Preferred Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Series A Preferred Stock at Market Price, the Market Price of such shares of Series A Preferred Stock on the day of the event which resulted in the transfer of such shares of Series A Preferred Stock to the Trust) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the shares of Series A Preferred Stock held in the Trust pursuant to Section 7(c)(4). Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares of Series A Preferred Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and any dividends or other distributions held by the Trustee with respect to such Series A Preferred Stock shall thereupon be paid to the Charitable Beneficiary.
6.    By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the shares of Series A Preferred Stock held in the Trust would not violate the restrictions set forth in Section 7(b)(1) in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.
(d)    Remedies For Breach. If the Board of Directors or a committee thereof or other designees if permitted by the MGCL shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 7(b) or that a Person intends to acquire, has attempted to acquire or may acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any

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shares of the Corporation in violation of Section 7(b), the Board of Directors or a committee thereof or other designees if permitted by the MGCL shall take such action as it deems or they deem advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, causing the Corporation to redeem shares of Series A Preferred Stock, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers (or, in the case of events other than a Transfer, ownership or Constructive Ownership or Beneficial Ownership) in violation of Section 7(b)(1), shall automatically result in the transfer to a Trust as described in Section 7(b)(2) and any Transfer in violation of Section 7(b)(3) shall automatically be void ab initio irrespective of any action (or non-action) by the Board of Directors.
(e)    Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares in violation of Section 7(b)(1), or any Person who is a Purported Beneficial Transferee such that an automatic transfer to a Trust results under Section 7(b)(2), shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Corporation’s status as a REIT.
(f)    Owners Required to Provide Information. Prior to the Restriction Termination Date, each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of shares of Series A Preferred Stock and each Person (including the stockholder of record) who is holding shares of Series A Preferred Stock for a beneficial owner or Beneficial Owner or Constructive Owner shall, on demand, provide to the Corporation a completed questionnaire containing the information regarding their ownership of such shares, as set forth in the regulations (as in effect from time to time) of the U.S. Department of Treasury under the Code. In addition, each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of shares of Series A Preferred Stock and each Person (including the stockholder of record) who is holding shares of Series A Preferred Stock for a beneficial owner or Beneficial Owner or Constructive Owner shall, on demand, be required to disclose to the Corporation in writing such information as the Corporation may request in order to determine the effect, if any, of such stockholder’s actual and constructive ownership of shares of Series A Preferred Stock on the Corporation’s status as a REIT and to ensure compliance with the Ownership Limit, or as otherwise permitted by the Board of Directors.
(g)    Remedies Not Limited. Nothing contained in this Section 7 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation’s status as a REIT.
(h)    Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7, including any definition contained in Section 7(a), the Board of Directors shall have the power to determine the application of the provisions of this Section 7 with respect to any situation based on the facts known to it. In the event this Section 7 requires an action by the Board of Directors and the charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Section 7. Absent a decision to the contrary by the Board of Directors (which the Board may make in its sole and absolute

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discretion), if a Person would have (but for the remedies set forth in Section 7(b)(2)) acquired Beneficial or Constructive Ownership of Series A Preferred Stock in violation of Section 7(b)(1), such remedies (as applicable) shall apply first to the shares of Series A Preferred Stock which, but for such remedies, would have been actually owned by such Person, and second to shares of Series A Preferred Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Series A Preferred Stock based upon the relative number of the shares of Series A Preferred Stock held by each such Person.
(i)    Exceptions.
1.    Subject to Section 7(b)(1)(iii), the Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the limitation, set forth in Section 7(b)(1)(i), on a Person Beneficially Owning shares of Series A Preferred Stock in excess of the Ownership Limit, if the Board of Directors determines that such exemption will not cause any Individual’s Beneficial Ownership of shares of Series A Preferred Stock to violate the Ownership Limit and that any such exemption will not cause the Corporation to fail to qualify as a REIT under the Code.
2.    Subject to Section 7(b)(1)(iii), the Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the limitation, set forth in Section 7(b)(1)(ii), on a Person Constructively Owning Series A Preferred Stock in excess of the Ownership Limit, if the Board of Directors determines that such Person does not and will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned in whole or in part by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant or that any such ownership would not cause the Corporation to fail to qualify as a REIT under the Code.
3.    Subject to Section 7(b)(1)(iii) and the remainder of this Section 7(i)(3), the Board of Directors may from time to time increase the Ownership Limit for one or more Persons and decrease the Ownership Limit for all other Persons; provided, however, that the decreased Ownership Limit will not be effective for any Person whose percentage ownership in Series A Preferred Stock is in excess of such decreased Ownership Limit until such time as such Person’s percentage of Series A Preferred Stock equals or falls below the decreased Ownership Limit, but any further acquisition of Series A Preferred Stock in excess of such percentage ownership of Series A Preferred Stock will be in violation of the Ownership Limit, and, provided further, that the new Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49% in value of the outstanding Series A Preferred Stock.
4.    In granting a person an exemption under Section 7(i)(1) or 7(i)(2) above, the Board of Directors may require such Person to make certain representations or undertakings or to agree that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Section 7(b)) will result in such Series A Preferred Stock being transferred to a Trust in accordance with Section 7(b)(2). Prior to granting any exception pursuant to Section 7(i)(1) or 7(i)(2), the Board of Directors may require a ruling from the IRS, or an opinion of counsel, in either case in form and

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substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT.
(j)    Legend.
1.    Each certificate for Series A Preferred Stock shall bear substantially the following legends in addition to any legends required to comply with federal and state securities law:
Classes of Stock
THE CORPORATION IS AUTHORIZED TO ISSUE CAPITAL STOCK OF MORE THAN ONE CLASS, CONSISTING OF COMMON STOCK AND ONE OR MORE CLASSES OF PREFERRED STOCK. THE BOARD OF DIRECTORS IS AUTHORIZED TO DETERMINE THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF ANY CLASS OF THE PREFERRED STOCK BEFORE THE ISSUANCE OF SHARES OF SUCH CLASS OF PREFERRED STOCK. THE CORPORATION WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER MAKING A WRITTEN REQUEST THEREFOR, A COPY OF THE CORPORATION’S CHARTER AND A WRITTEN STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, CONVERSION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION HAS THE AUTHORITY TO ISSUE AND, IF THE CORPORATION IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS AND SERIES, (i) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (ii) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. REQUESTS FOR SUCH WRITTEN STATEMENT MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.
Restriction on Ownership and Transfer
THE SHARES OF SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THIS ARTICLES SUPPLEMENTARY FOR THE SERIES A PREFERRED STOCK, (i) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF THE CORPORATION’S SERIES A PREFERRED STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING SERIES A PREFERRED STOCK OF THE CORPORATION; (ii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES A PREFERRED STOCK THAT WOULD RESULT IN THE CORPORATION BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE

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THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (iii) NO PERSON MAY TRANSFER SERIES A PREFERRED STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES A PREFERRED STOCK IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SERIES A PREFERRED STOCK REPRESENTED HEREBY IN VIOLATION OF SUCH RESTRICTIONS WILL BE AUTOMATICALLY TRANSFERRED TO THE TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND WHICH ARE DEFINED IN THE CORPORATION’S ARTICLES SUPPLEMENTARY SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE ARTICLES SUPPLEMENTARY, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SERIES A PREFERRED STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.
(k)    Severability. If any provision of this Section 7 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provision shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.
(l)    Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Section 7.
(m)    Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.
Section 8. No Conversion Rights. The shares of Series A Preferred Stock shall not be convertible into or exchangeable for any other property or securities of the Corporation or any other entity.
Section 9. Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any Series A Preferred Stock as the true and lawful owner thereof for all

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purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.
Section 10. No Maturity or Sinking Fund. The Series A Preferred Stock has no maturity date, and no sinking fund has been established for the retirement or redemption of Series A Preferred Stock.
Section 11. Exclusion of Other Rights. The Series A Preferred Stock shall not have any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than expressly set forth in the charter.
Section 12. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.
Section 13. Severability of Provisions. If any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Stock set forth in the charter and these Articles Supplementary are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of Series A Preferred Stock set forth in the charter which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and the effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.
Section 14. No Preemptive Rights. No holder of Series A Preferred Stock shall be entitled to any preemptive rights to subscribe for or acquire any unissued shares of capital stock of the Corporation (whether now or hereafter authorized) or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of capital stock of the Corporation.
FOURTH: The Series A Preferred Stock have been classified and designated by the Board of Directors under the authority contained in the charter.
FIFTH: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.
SIXTH: These Articles Supplementary shall be effective at the time he Department accepts these Articles Supplementary for record.
SEVENTH: The undersigned ____________________________________ of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned _____________ __________________ acknowledges that to the best of his knowledge,

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information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its ______________________________ and attested to by its _____________________________________ on this ____ of ________, 2013.

BROOKFIELD DTLA FUND OFFICE TRUST
INC.
By:___________________________________
Name:
Title:
(SEAL)
ATTEST:
__________________________________
Name:
Title:

ARTICLES SUPPLEMENTARY
OF
BROOKFIELD DTLA FUND OFFICE TRUST INC.
125 Shares
12.5% Series B Cumulative Non-Voting Preferred Stock
BROOKFIELD DTLA FUND OFFICE TRUST INC., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Article V of the charter of the Corporation (as amended, the “Articles of Incorporation”), the Board of Directors of the Corporation (the “Board”), by duly adopted resolutions, classified and designated One Hundred and Twenty Five (125) shares of the authorized but unissued preferred stock of the Corporation (the “Preferred Stock”) as 12.5% Series B Cumulative Non‑Voting Preferred Stock, par value $0.01 per share, with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption, which, upon filing of these Articles Supplementary, shall become part of the Articles of Incorporation, with any necessary or appropriate renumbering or relettering of the sections or subsections hereof:

(1)    DESIGNATION AND NUMBER. A series of Preferred Stock, designated the “12.5% Series B Cumulative Non-Voting Preferred Stock” (the “Series B Preferred Stock”), is hereby established. The total number of authorized shares of Series B Preferred Stock shall be One Hundred and Twenty Five (125).

(2)    RANK. Except for the 7.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), which shall rank senior to the Series B Preferred Stock with respect to dividend and redemption rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Series B Preferred Stock shall, with respect to dividend and redemption rights and rights upon liquidation, dissolution or winding up of the Corporation, rank senior to all classes or series of shares of Common Stock (“Common Shares”) of the Corporation and to all other equity securities issued by the Corporation from time to time (together with the Common Shares, the “Junior Securities”). The term “equity securities” shall not include convertible debt securities unless and until such securities are converted into equity securities of the Corporation.

(3)    DIVIDENDS.

(a)    Subject to the preferential rights of the holders of any class or series of capital stock of the Corporation ranking senior to the Series B Preferred Stock as to dividends (including the Series A Preferred Stock), each holder of the then outstanding shares of Series B Preferred Stock shall be entitled to receive, when and as authorized by the Board, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 12.5% per annum of the total of $1,000.00 per share plus all accumulated and unpaid dividends thereon. Such dividends shall accrue on a daily basis and be cumulative from the first date on which any Series B Preferred Share is issued, such issue date to be contemporaneous with the receipt by the Corporation of subscription funds for the Series B Preferred Stock (the “Original Issue Date”), and shall be payable semi-annually in arrears on or before June 30 and December 31 of each year (each a “Dividend Payment Date”); provided, however, that (i) if any Dividend Payment Date is not a business day, then the dividend which would otherwise have been payable on such Dividend Payment Date may be paid on the preceding business day or the following business day with the same force and effect as if paid on such Dividend Payment Date and (ii) until all accrued dividends for all past dividend periods are paid to the holders of any class or series of capital stock of the Corporation ranking senior to the Series B Preferred Stock as to dividends, including the Series A Preferred Stock and the Preferred Accrual (as defined in the charter) thereon, no dividends shall be paid to the Series B Preferred Stock. Any dividend payable on the Series B Preferred Stock will be computed on the basis of a 360‑day year consisting of twelve 30‑day months. A “dividend period” shall mean, with respect to the first “dividend period,” the period from and including the Original Issue Date to and including the first Dividend Payment Date, and with respect to each subsequent “dividend period,” the period from but excluding a Dividend Payment Date to and including the next succeeding Dividend Payment Date or other date as of which accrued dividends are to be calculated. Dividends will be payable to holders of record as they appear in the share records of the Corporation at the close of business on the applicable record date, which shall be the fifteenth day of the calendar month in which the applicable Dividend Payment Date falls or on such other date designated by the Board for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).
(b)    No dividends on shares of Series B Preferred Stock shall be declared by the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any written agreement between the Corporation and any party that is not an affiliate of the Corporation, including any agreement relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law. For purposes of these Articles Supplementary, “affiliate” shall mean any party that controls, is controlled by or is under common control with the Corporation.
(c)    Notwithstanding the foregoing, dividends on the Series B Preferred Stock shall accrue whether or not the terms and provisions set forth in Section 3(b) hereof at any time prohibit the current payment of dividends, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared. Furthermore, dividends will be declared and paid when due in all events to the fullest extent permitted by law and except as provided in Section 3(b) above. Accrued but unpaid dividends on the Series B Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable.
(d)    Unless full cumulative dividends on all outstanding shares of the Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, no

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dividends shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon any shares of Series B Preferred Stock or Junior Securities, respectively, nor shall any shares of Series B Preferred Stock or Junior Securities, respectively, be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for other shares of Series B Preferred Stock or Junior Securities, respectively, and except for transfers made pursuant to the provisions of Article VI of the Articles of Incorporation).
(e)    Unless full cumulative dividends on all outstanding shares of the Series B Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, no dividends shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon any shares of Junior Securities nor shall any shares of Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for other shares of Junior Securities and except for transfers made pursuant to the provisions of Article VI of the Articles of Incorporation).
(f)    When dividends are not paid in full (or a sum sufficient for such full payment is not set apart) on the Series B Preferred Stock, all dividends declared upon the Series B Preferred Stock shall be declared and paid pro rata based on the number of shares of Series B Preferred Stock then outstanding.
(g)    Any dividend payment made on shares of the Series B Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable. Holders of the Series B Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends on the Series B Preferred Stock as described above.
(4)    LIQUIDATION PREFERENCE.
(a)    Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (each a “Liquidation Event”), the holders of shares of Series B Preferred Stock then outstanding are entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders, after payment or provision of the debts and other liabilities of the Corporation and after any payment due to the holders of shares of the Series A Preferred Stock and any class or series of capital stock of the Corporation ranking senior to the Series B Preferred Stock as to dividends, a liquidation preference equal to the sum of the following (collectively, the “Liquidation Preference”): (i) $1,000.00 per share, (ii) all accrued and unpaid dividends thereon through and including the date of payment, and (iii) if the Liquidation Event occurs before the Redemption Premium (as defined below) right expires, the per share Redemption Premium in effect on the date of payment of the Liquidation Preference, before any distribution of assets is made to holders of any Junior Securities. In the event that the Corporation elects to set aside the Liquidation Preference for payment, the Series B Preferred Shares shall remain outstanding until the holders thereof are paid the full Liquidation Preference, which payment shall be made no later than immediately prior to the Corporation making its final

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liquidating distribution on the Common Shares. In the event that the Redemption Premium in effect on the payment date is less than the Redemption Premium on the date that the Liquidation Preference was set apart for payment, the Corporation may make a corresponding reduction to the funds set apart for payment of the Liquidation Preference.
(b)    If, upon any such Liquidation Event, the available assets of the Corporation are insufficient to pay the full amount of the Liquidation Preference on all outstanding shares of Series B Preferred Stock, then the holders of the Series B Preferred Stock shall share ratably in any such distribution of assets in proportion to the full Liquidation Preference to which they would otherwise be respectively entitled.
(c)    After payment of the full amount of the Liquidation Preference to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.
(d)    Upon the Corporation’s provision of written notice as to the effective date of any such Liquidation Event, accompanied by a check in the amount of the full Liquidation Preference to which each record holder of the Series B Preferred Stock is entitled, the Series B Preferred Stock shall no longer be deemed outstanding shares of the Corporation and all rights of the holders of such shares will terminate. Such notice shall be given by first class mail, postage pre‑paid, to each record holder of the Series B Preferred Stock at the respective mailing addresses of such holders as the same shall appear on the share transfer records of the Corporation.
(e)    The consolidation or merger of the Corporation with or into any other business enterprise or of any other business enterprise with or into the Corporation, or the sale, lease or conveyance of all or substantially all of the assets or business of the Corporation, shall not be deemed to constitute a Liquidation Event; provided, however, that any such transaction which results in an amendment, restatement or replacement of the charter that has a material adverse effect on the rights and preferences of the Series B Preferred Stock, or that increases the number of authorized or issued shares of Series B Preferred Stock, shall be deemed a Liquidation Event for purposes of determining whether the Liquidation Preference is payable unless the right to receive payment is waived by holders of a majority of the outstanding shares of Series B Preferred Stock voting as a separate class.
(5)    REDEMPTION.
(a)    Right of Optional Redemption. The Corporation, at its option, may redeem shares of the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price (the “Redemption Price”) equal to $1,000.00 per share plus all accrued and unpaid dividends thereon to and including the date fixed for redemption (except as provided in Section 5(c) below), plus a redemption premium per share (each, a “Redemption Premium”) calculated as follows based on the date fixed for redemption:
(1) until December 31, 2015, $100, and
(2) thereafter, no Redemption Premium.

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If less than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the shares of Series B Preferred Stock to be redeemed may be selected by any equitable method determined by the Corporation provided that such method does not result in the creation of fractional shares.
(b)    Limitations on Redemption.
(i) Unless full cumulative dividends (including the Preferred Accrual) on all Series A Preferred Stock shall have been or contemporaneously are authorized, declared and paid in cash or declared and a sum sufficient for the payment thereof in cash set apart for payment for all past dividend periods and the then current dividend period, no shares of Series B Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase of Series B Preferred Stock by the Corporation in order to ensure that the Corporation remains qualified as a REIT for United States federal income tax purposes.
(ii) Unless full cumulative dividends on all Series B Preferred Stock shall have been or contemporaneously are authorized, declared and paid in cash or declared and a sum sufficient for the payment thereof in cash set apart for payment for all past dividend periods and the then current dividend period, no shares of Series B Preferred Stock shall be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock or any class or series of capital stock of the Corporation ranking, as to dividends or upon liquidation, on parity with or junior to the Series B Preferred Stock (except by exchange for shares of capital stock of the Corporation ranking, as to dividends and upon liquidation, junior to the Series B Preferred Stock); provided, however, that the foregoing shall not prevent the purchase of Series B Preferred Stock by the Corporation in order to ensure that the Corporation remains qualified as a REIT for United States federal income tax purposes or the purchase or acquisition of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock.
(c)    Rights to Dividends on Shares Called for Redemption. Immediately prior to or upon any redemption of Series B Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends to and including the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series B Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.

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(d)    Procedures for Redemption.
(i)    Upon the Corporation’s provision of written notice as to the effective date of the redemption, accompanied by a check in the amount of the full Redemption Price through such effective date to which each record holder of Series B Preferred Stock is entitled, the Series B Preferred Stock shall be redeemed and shall no longer be deemed outstanding shares of the Corporation and all rights of the holders of such shares will terminate. Such notice shall be given by first class mail, postage pre-paid, to each record holder of the Series B Preferred Stock at the respective mailing addresses of such holders as the same shall appear on the share transfer records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock except as to the holder to whom notice was defective or not given.
(ii)    In addition to any information required by law or by the applicable rules of any exchange upon which Series B Preferred Stock may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the Redemption Price; (C) the number of shares of Series B Preferred Stock to be redeemed; (D) the place or places where the Series B Preferred Stock are to be surrendered (if so required in the notice) for payment of the Redemption Price (if not otherwise included with the notice); and (E) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the Series B Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series B Preferred Stock held by such holder to be redeemed.
(iii)    If notice of redemption of any shares of Series B Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Corporation for the benefit of the holders of any shares of Series B Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such shares of Series B Preferred Stock, such shares of Series B Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the Redemption Price. If the Corporation shall so require and the notice shall so state, holders of Series B Preferred Stock to be redeemed shall surrender the certificates evidencing such Series B Preferred Stock, to the extent that such shares are certificated, at the place designated in such notice and, upon surrender in accordance with said notice of the certificates for shares of Series B Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares of Series B Preferred Stock shall be redeemed by the Corporation at the Redemption Price. In case less than all of the shares of Series B Preferred Stock evidenced by any such certificate are redeemed, a new certificate or certificates shall be issued evidencing the unredeemed shares of Series B Preferred Stock without cost to the holder thereof. In the event that the shares of Series B Preferred Stock to be redeemed are uncertificated, such shares shall be redeemed in accordance with the

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notice and no further action on the part of the holders of such shares shall be required.
(iv)    The deposit of funds with a bank or trust corporation for the purpose of redeeming Series B Preferred Stock shall be irrevocable except that:
(A)    the Corporation shall be entitled to receive from such bank or trust corporation the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and
(B)    any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series B Preferred Stock entitled thereto at the expiration of two years from the applicable redemption dates shall be repaid, together with any interest or other earnings thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment of the Redemption Price without interest or other earnings.
(e)    Status of Redeemed Shares. Any shares of Series B Preferred Stock that shall at any time have been redeemed or otherwise acquired by the Corporation shall, after such redemption or acquisition, have the status of authorized but unissued shares of Series B Preferred Stock which may be issued by the Board from time to time at its discretion.
(6)    VOTING RIGHTS. Except as provided in this Section, the holders of the Series B Preferred Stock shall not be entitled to vote on any matter submitted to the stockholders of the Corporation for a vote. Notwithstanding the foregoing, the consent of the holders of a majority of the outstanding Series B Preferred Stock, voting as a separate class, shall be required for (a) except for the Series A Preferred Stock, authorization or issuance of any equity security of the Corporation senior to or on a parity with the Series B Preferred Stock, (b) any amendment to the Corporation’s charter which has a material adverse effect on the rights and preferences of the Series B Preferred Stock or which increases the number of authorized or issued shares of Series B Preferred Stock, or (c) any reclassification of the Series B Preferred Stock.
(7)    CONVERSION. The shares of Series B Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation.
SECOND: The Series B Preferred Stock has been classified and designated by the Board under the authority contained in Article V of the charter.
THIRD: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.
FOURTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

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[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to by its Secretary on this __ day of _____, 20__.

ATTEST:	BROOKFIELD DTLA FUND OFFICE TRUST INC.

By: ___________________________	By: ___________________________(SEAL)
Name:	Name:
Title: Secretary	Title:

EXHIBIT B

Form of Surviving Entity’s Bylaws

[See Attached]

EXHIBIT B

BROOKFIELD DTLA FUND OFFICE TRUST INC.
(the “Corporation”)
BYLAWS
ARTICLE I
OFFICES
Section 1    Principal Office. The principal office of the Corporation in the State of Maryland shall be located at such place as the board of directors (the “Board of Directors”) of the Corporation may designate.
Section 2    Additional Offices. The Corporation may have additional offices, including a principal executive office, at such place or places as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 1    Place. All meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place as shall be set by the Board of Directors and stated in the notice of the meeting.
Section 2    Annual Meeting. An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on the date and at the time set by the Board of Directors. Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid corporate acts.
Section 3    Special Meetings. Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors or the chief executive officer and shall be held at such place, on such date, and at such time as they or he or she shall fix.
Section 4    Notice. Not less than ten (10) nor more than ninety (90) days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote but who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. A single notice shall be effective as to all stockholders who share an address, except to the extent that a stockholder at such address objects to such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II, or the validity of any proceedings at any such meeting.
Subject to Section 11 of this Article II, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Corporation may postpone or cancel a meeting of stockholders by giving written notice to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote but who is entitled to notice of such meeting.
Section 5    Organization and Conduct. Such person as the Board of Directors may have designated or, in the absence of such a person, the president of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.
Section 6    Quorum; Adjournments. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this Section 6 shall not affect any requirement under any statute or the charter of the Corporation for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the stockholders, the chairman of the meeting or the stockholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than one hundred twenty (120) days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.
The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum was established, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
Section 7    Voting. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any

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other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the charter of the Corporation. Unless otherwise provided by statute or the charter of the Corporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.
Section 8    Proxies. A stockholder may cast the votes entitled to be cast by the holder of the shares of stock owned of record by the stockholder in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.
Section 9    Voting of Stock by Certain Holders. Stock of the Corporation registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or other fiduciary may vote stock registered in his or her name in his or her capacity as such fiduciary, either in person or by proxy.
Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.
The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.
Section 10    Inspectors. The Board of Directors may appoint, before or at the meeting, one or more inspectors for the meeting and any successor thereto. The inspectors, if any, shall (i) determine the number of shares of stock represented at the meeting, in person or by proxy and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chair of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to conduct the election or vote with fairness to all stockholders. Each such report shall be

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in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
Section 11    Consent of Stockholders in Lieu of Meeting. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Maryland, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.
Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this Section. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section to the extent permitted by law. Any such consent shall be delivered in accordance with the MGCL.
Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing
Section 12    Voting by Ballot. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.
Section 13    Meeting by Conference Telephone. Stockholders may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.
Section 14    Control Share Acquisition Act. Notwithstanding any other provision of the charter of the Corporation or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law (the “MGCL”) (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation. This Section 14 may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares

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and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.
ARTICLE III
DIRECTORS
Section 1    General Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the stockholders by statute or by the charter of the Corporation or Bylaws.
Section 2    Number and Term of Office. The number of directors constituting the initial Board of Directors shall be four (4). Thereafter, the number of directors may be fixed, from time to time, by the affirmative vote of a majority of the entire Board of Directors or by action of the stockholders of the Corporation. Any decrease in the number of directors shall be effective at the time of the next succeeding annual meeting of stockholders unless there shall be vacancies in the Board of Directors, in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of such vacancies. Directors need not be stockholders. Except as otherwise provided by statute or these Bylaws, the directors (other than members of the initial Board of Directors) shall be elected at the annual meeting of stockholders. Each director shall hold office until his successor shall have been elected and qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these Bylaws.
Section 3    Resignation. Any director may resign at any time by sending a written notice of such resignation to the principal executive office of the Corporation addressed to the chairman of the board or the president. Unless otherwise specified therein such resignation shall take effect upon receipt thereof by the chairman of the board or the president.
Section 4    Removal of Director. Any director or the entire Board of Directors may be removed only in accordance with the provisions of the charter of the Corporation.
Section 5    Annual and Regular Meetings. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors. The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings of the Board of Directors without other notice than such resolution.
Section 6    Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the chief executive officer or by a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution.

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Section 7    Notice. Except as provided in Article III, Sections 5 and 6 of these Bylaws, notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.
Section 8    Quorum. A majority of the directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors is present at such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided, further, that it pursuant to applicable law, the charter of the Corporation or these Bylaws, the vote of a majority or other percentage of a particular group of directors is required for action, a quorum must also include a majority of such group.
The directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.
Section 9    Voting. The action of the majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the charter of the Corporation or these Bylaws. If enough directors have withdrawn from a meeting to leave less than a quorum but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable laws, the charter of the Corporation or these Bylaws.
Section 10    Intentionally Omitted.
Section 11    Organization. At each meeting of the Board of Directors, the chief executive officer or in the absence of the chief executive officer, a director chosen by a majority of the directors present, shall act as chairman of the Board meeting. The secretary or, in his or her absence, an assistant secretary of the Corporation, or in the absence of the secretary and all assistant secretaries, an individual appointed by the chairman of the Board meeting, shall act as

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secretary of the meeting. Agendas for meetings of the Board of Directors shall be set by the chairman of the board in consultation with the chief executive officer.
Section 12    Telephone and Internet Meetings. Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
Section 13    Consent by Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each director and filed with the minutes of proceedings of the Board of Directors.
Section 14    Vacancies. If for any reason any or all the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder (even if fewer than three directors remain). Except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any vacancy on the Board of Directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy shall hold office until the next annual election of directors and until a successor is elected and qualifies.
Section 15    Compensation. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.
Section 16    Loss of Deposits. No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or stock have been deposited.
Section 17    Surety Bonds. Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.
Section 18    Reliance. Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.
Section 19    Certain Rights of Directors, Officers, Employees and Agents. A director shall have no responsibility to devote his or her full time to the affairs of the

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Corporation. Any director or officer, employee or agent of the Corporation, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the Corporation.
Section 20    Ratification. The Board of Directors or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.
ARTICLE IV
COMMITTEES
Section 1    Committees of the Board of Directors. The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.
Section 2    Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one‑third (1/3) of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

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ARTICLE V
OFFICERS
Section 1    General Provisions. The officers of the Corporation shall include a president, a secretary and a treasurer and may include a chief executive officer, one or more vice presidents, a chief operating officer, a chief financial officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers. Each officer shall serve until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. In its discretion, the Board of Directors may leave unfilled any office except that of president, treasurer and secretary. Any two or more offices except president and vice president may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.
Section 2    Removal and Resignation. Any officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the chairman of the board, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the notice of resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.
Section 3    Vacancies. A vacancy in any office may be filled by the Board of Directors for the balance of the term.
Section 4    Chief Executive Officer. The Board of Directors may designate a chief executive officer. In the absence of such designation, the chairman of the board shall be the chief executive officer of the Corporation. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation.
Section 5    Chief Operating Officer. The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.
Section 6    Chief Financial Officer. The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

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Section 7    President. In the absence of a chief executive officer, the president shall in general supervise and control all of the business and affairs of the Corporation. In the absence of a designation of a chief operating officer by the Board of Directors, the president shall be the chief operating officer. He may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.
Section 8    Vice Presidents. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to such vice president by the president or by the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president, senior vice president or vice president for particular areas of responsibility.
Section 9    Secretary. The secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him by the chief executive officer, the president or by the Board of Directors.
Section 10    Treasurer. The treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. In the absence of a designation of a chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the Corporation.
The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.
Section 11    Assistant Secretaries and Assistant Treasurers. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the Board of Directors.

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Section 12    Salaries. The salaries and other compensation of the officers shall be fixed from time to time by or under the authority of the Board of Directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director.
ARTICLE VI
CONTRACTS, LOANS, CHECKS AND DEPOSITS
Section 1    Contracts. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when duly authorized or ratified by action of the Board of Directors and executed by an authorized person.
Section 2    Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.
Section 3    Deposits. All funds of the Corporation not otherwise employed shall be deposited or invested from time to time to the credit of the Corporation as the Board of Directors, the chief executive officer, the chief financial officer or any other officer designated by the Board of Directors may determine.
ARTICLE VII
STOCK
Section 1    Certificates. The Corporation may issue some or all of the shares of any or all of the Corporation’s classes or series of stock without certificates if authorized by the Board of Directors. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in the manner permitted by the MGCL. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates. If a class or series of stock is authorized by the Board of Directors to be issued without certificates, no stockholder shall be entitled to a certificate or certificates representing any shares of such class or series of stock held by such stockholder unless otherwise determined by the Board of Directors and then only upon written request by such stockholder to the secretary of the Corporation.

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Section 2    Transfers. All transfers of shares of stock shall be made on the books of the Corporation, by the holder of the shares, in person or by his or her attorney, in such manner as the Board of Directors or any officer of the Corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors that such shares shall no longer be represented by certificates. Upon the transfer of uncertificated shares, to the extent then required by the MGCL, the Corporation shall provide to record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.
The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.
Notwithstanding the foregoing, transfers of shares of any class of stock will be subject in all respects to the charter of the Corporation and all of the terms and conditions contained therein.
Section 3    Replacement Certificate. Any officer of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors has determined that such certificates may be issued. Unless otherwise determined by an officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.
Section 4    Closing of Transfer Books or Fixing of Record Date. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.
When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 4, such determination shall apply to any adjournment or postponement thereof, except when the meeting is adjourned or postponed to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

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Section 5    Stock Ledger. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.
Section 6    Fractional Stock: Issuance of Units. The Board of Directors may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the charter of the Corporation or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.
ARTICLE VIII
ACCOUNTING YEAR
The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.
ARTICLE IX
DISTRIBUTIONS
Section 1    Authorization. Dividends and other distributions upon the stock of the Corporation may be authorized by the Board of Directors, subject to the provisions of law and the charter of the Corporation. Dividends and other distributions may be paid in cash, property or stack of the Corporation, subject to the provisions of law and the charter of the Corporation.
Section 2    Contingencies. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine, and the Board of Directors may modify or abolish any such reserve.
ARTICLE X
INVESTMENT POLICY
Subject to the provisions of the charter of the Corporation, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.
ARTICLE XI
SEAL

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Section 1    Seal. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words “Incorporated Maryland.” The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.
Section 2    Affixing Seal. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.
ARTICLE XII
INDEMNIFICATION AND ADVANCE OF EXPENSES
To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. The Corporation may, with the approval of its Board of Directors or any duly authorized committee thereof, provide such indemnification and advance for expenses to an individual who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, regulation, insurance, agreement or otherwise.
Neither the amendment nor repeal of this Article XII, nor the adoption or amendment of any other provision of the Bylaws or charter of the Corporation inconsistent with this Article XII, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
ARTICLE XIII
WAIVER OF NOTICE
Whenever any notice is required to be given pursuant to the charter of the Corporation or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by

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statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
ARTICLE XIV
AMENDMENT OF BYLAWS
The Board of Directors shall have the exclusive power to adopt, alter, or repeal any provision of these Bylaws and to make new Bylaws.
ARTICLE XV
MISCELLANEOUS
Section 1    Books and Records. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of an executive or other committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the for of a reproduction. The original or a certified copy of these Bylaws shall be kept at the principal office of the Corporation.
Section 2    Voting of Stock in Other Companies. Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the president, a vice president, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.
Section 3    Mail. Any notice or other document which is required by these Bylaws to be mailed shall be deposited in the United States mails, postage prepaid.
Section 4    Execution of Documents. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

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THIS IS TO CERTIFY:

That I am the duly elected, qualified and acting [__________] of Brookfield DTLA Fund Office Trust Inc. and that the foregoing Bylaws were adopted as the Bylaws of the Corporation as of [______], 2013 by the Board of Directors of the Corporation.

Dated: [_______], 2013

By: __________________________________
Name:
Title:

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EXHIBIT C

Form of Sub REIT Charter

[See Attached]

Exhibit C

ARTICLES OF INCORPORATION
BROOKFIELD DTLA FUND OFFICE TRUST INVESTOR INC.

The undersigned J.W. Thompson Webb, whose address is ________________________, being at least 18 years of age, does hereby form a corporation under the general laws of the State of Maryland.

ARTICLE I
NAME
The name of the corporation (the “Corporation”) is:
Brookfield DTLA Fund Office Trust Investor Inc.
ARTICLE II
PURPOSE
The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of this charter (as amended, the “Articles of Incorporation”), “REIT” means a real estate investment trust under Sections 856 through 860 of the Code.
ARTICLE III
PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT
The address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, MD 21202. The name of the resident agent of the Corporation in the State of Maryland is CSC - Lawyers Incorporating Service Company whose address is 7 St. Paul Street, Suite 1660, Baltimore, MD 21202. The resident agent is a citizen of and resides in the State of Maryland.
ARTICLE IV
PROVISIONS FOR DEFINING, LIMITING
AND REGULATING CERTAIN POWERS OF THE
CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS
Section 4.1    Number of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the

Corporation initially shall be four (4), which number may be increased or decreased pursuant to the bylaws of the Corporation (the “Bylaws”), but shall never be less than the minimum number required by the Maryland General Corporation Law. The names of the directors who shall serve until the first annual meeting of stockholders and until their successors are duly elected and qualified are:
G. Mark Brown
Bryan K. Davis
Bret M. Fox
Mitchell E. Rudin
These directors may increase the number of directors and may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors occurring before the first annual meeting of stockholders in the manner provided in the Bylaws.
Section 4.2    Extraordinary Actions. Except as specifically provided in Section 4.8 (relating to removal of directors) and in Article VII (relating to amendments and transactions outside the ordinary course of business), notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.
Section 4.3    Authorization by Board of Stock Issuance. The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in these Articles of Incorporation or the Bylaws.
Section 4.4    Preemptive Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 5.4 or as may otherwise be provided by contract, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.
Section 4.5    Indemnification. The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other

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enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of the Corporation. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.
Section 4.6    Determinations by Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with these Articles of Incorporation and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; or any other matter relating to the business and affairs of the Corporation.
Section 4.7    REIT Qualification. So long as the Corporation has elected to qualify for federal income tax treatment as a REIT, the Board of Directors shall use its commercially reasonable efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article VI is no longer required for REIT qualification.
Section 4.8    Removal of Directors. Subject to the rights of holders of one or more classes or series of Preferred Stock to elect or remove one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of at least two thirds of the votes entitled to be cast generally in the election of directors. For the purpose of this paragraph, “cause” shall mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.
Section 4.9    Rights of Objecting Stockholders. Holders of shares of stock of the Corporation shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the Maryland General Corporation Law unless the Board of Directors of the Corporation, upon the affirmative vote of a majority of the entire Board of

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Directors, shall determine that such rights shall apply, with respect to all or any classes or series of stock, to a particular transaction or all transactions occurring after the date of such determination in connection with which holders of such shares of stock of the Corporation would otherwise be entitled to exercise such rights.
ARTICLE V
COMMON STOCK
Section 5.1    Authorized Shares. The Corporation has authority to issue 21,000,125 shares of stock, consisting of 1,000 shares of Common Stock, $0.01 par value per share (“Common Stock”) and 20,000,125 shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”). The aggregate par value of all authorized shares of stock having par value is $210,001.25. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to this Article V, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. To the extent permitted by Maryland law, the Board of Directors, without any action by the stockholders of the Corporation, may amend these Articles of Incorporation from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.
Section 5.2    Common Stock. Subject to the provisions of Article VI, each share of Common Stock shall entitle the holder thereof to one vote. The Board of Directors may reclassify any unissued shares of Common Stock from time to time in one or more classes or series of stock.
Section 5.3    Preferred Stock. The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, in one or more classes or series of stock.
Section 5.4    Classified or Reclassified Shares. Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes arid series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VI and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, including, without limitation, restrictions on transferability, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland (“SDAT”). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 5.4 may be made dependent upon facts or events ascertainable outside these Articles of Incorporation (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts,

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events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary filed with the SDAT.
Section 5.5    Articles of Incorporation and Bylaws. All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation and the Bylaws.
ARTICLE VI
RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES
Section 6.1    Definitions. For the purposes of Article VI, the following terms shall have the following meanings:
“Beneficial Ownership” shall mean ownership of Common Stock by a Person who is or would be treated as an owner of such Common Stock either actually or constructively through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Own,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.
“Charitable Beneficiary” shall mean one or more beneficiaries of a Trust, as determined pursuant to Section 6.3.6 of this Article VI.
“Code” shall mean the Internal Revenue Code of 1986, as amended. All section references to the Code shall include any successor provisions thereof as may be adopted from time to time.
“Constructive Ownership” shall mean ownership of Common Stock by a Person who is or would be treated as an owner of such Common Stock either actually or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Own,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.
“Corporation” shall have the meaning set forth in Article I.
“Individual” means an individual, a trust qualified under Section 401(a) or 501(c)(17) of the Code, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, or a private foundation within the meaning of Section 509(a) of the Code, provided that a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code shall be excluded from this definition.
“IRS” means the United States Internal Revenue Service.
“Market Price” means the last reported sales price reported on the New York Stock Exchange of the Common Stock on the trading day immediately preceding the relevant date, or if the Common Stock is not then traded on the New York Stock Exchange, the last reported sales price of the Common Stock on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Common Stock may be traded, or

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if the Common Stock is not then traded over any exchange or quotation system, then the market price of the Common Stock on the relevant date as determined in good faith by the Board of Directors of the Corporation.
“Ownership Limit” shall mean 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding Common Stock of the Corporation, excluding any such outstanding Common Stock which is not treated as outstanding for federal income tax purposes. The number and value of shares of outstanding Common Stock of the Corporation shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.
“Parent” shall mean Brookfield DTLA Holdings, L.P., a Delaware limited partnership.
“Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity; but does not include an underwriter acting in a capacity as such in a public offering of shares of Common Stock provided that the ownership of such shares of Common Stock by such underwriter would not result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or otherwise result in the Corporation failing to qualify as a REIT.
“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section 6.2.2 of this Article VI, the Purported Record Transferee, unless the Purported Record Transferee would have acquired or owned shares of Common Stock for another Person who is the beneficial transferee or owner of such shares, in which case the Purported Beneficial Transferee shall be such Person.
“Purported Record Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section 6.2.2 of this Article VI, the record holder of the shares of Common Stock if such Transfer had been valid under Section 6.2.1 of this Article VI.
“REIT” shall mean a real estate investment trust under Sections 856 through 860 of the Code.
“Restriction Termination Date” shall mean the first day on which the Board of Directors of the Corporation determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

“Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise, other disposition of Common Stock as well as any other event that causes any Person to Beneficially Own or Constructively Own Common Stock, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Common Stock or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Common Stock), whether voluntary or involuntary, whether such transfer has

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occurred of record or beneficially or Beneficially or Constructively (including but not limited to transfers of interests in other entities which result in changes in Beneficial or Constructive Ownership of Common Stock), and whether such transfer has occurred by operation of law or otherwise.
“Trust” shall mean each of the trusts provided for in Section 6.3.
“Trustee” shall mean any Person unaffiliated with the Corporation, or a Purported Beneficial Transferee, or a Purported Record Transferee, that is appointed by the Corporation to serve as trustee of a Trust.
Section 6.2    Restriction on Ownership and Transfers.
6.2.1    Prior to the Restriction Termination Date:
(a)    except as provided in Section 6.9 of this Article VI, no Person, other than Parent, another subsidiary of Parent or any Person who owns a direct or indirect interest in Parent, shall Beneficially Own Common Stock in excess of the Ownership Limit;
(b)    except as provided in Section 6.9 of this Article VI, no Person, other than Parent, another subsidiary of Parent or any Person who owns a direct or indirect interest in Parent, shall Constructively Own Common Stock in excess of the Ownership Limit; and
(c)    no Person shall Beneficially or Constructively Own Common Stock to the extent that such Beneficial or Constructive Ownership would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT (including but not limited to ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).
6.2.2    If, prior to the Restriction Termination Date, any Transfer occurs that, if effective, would result in any Person Beneficially or Constructively Owning Common Stock in violation of Section 6.2.1 of this Article VI, (i) then that number of shares of Common Stock that otherwise would cause such Person to violate Section 6.2.1 of this Article VI (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 6.3, effective as of the close of business on the business day prior to the date of such Transfer or other event, and such Purported Beneficial Transferee shall thereafter have no rights in such shares or (ii) if, for any reason, the transfer to the Trust described in clause (i) of this sentence is not automatically effective as provided therein to prevent any Person from Beneficially or Constructively Owning Common Stock in violation of Section 6.2.1 of this Article VI, then the Transfer of that number of shares of Common Stock that otherwise would cause any Person to violate Section 6.2.1 shall be void ab initio, and the Purported Beneficial Transferee shall have no rights in such shares.

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6.2.3    Notwithstanding any other provisions contained herein, prior to the Restriction Termination Date, any Transfer of Common Stock that, if effective, would result in the capital stock of the Corporation being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such Common Stock.
6.2.4    It is expressly intended that the restrictions on ownership and Transfer described in this Section 6.2 of Article VI shall apply to restrict the rights of any members or partners in limited liability companies or partnerships to exchange their interest in such entities for Common Stock of the Corporation.
Section 6.3    Transfers of Common Stock in Trust.
6.3.1    Upon any purported Transfer or other event described in Section 6.2.2 of this Article VI, such Common Stock shall be deemed to have been transferred to the Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the purported Transfer or other event that results in a transfer to the Trust pursuant to Section 6.2.2. The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation, any Purported Beneficial Transferee, and any Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 6.3.6 of this Article VI.
6.3.2    Common Stock held by the Trustee shall be issued and outstanding Common Stock of the Corporation. The Purported Beneficial Transferee or Purported Record Transferee shall have no rights in the shares of Common Stock held by the Trustee. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of Common Stock held in the Trust.
6.3.3    The Trustee shall have all voting rights and rights to dividends with respect to Common Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that shares of Common Stock have been transferred to the Trustee shall be paid to the Trustee upon demand, and any dividend or distribution declared but unpaid shall be paid when due to the Trustee with respect to such Common Stock. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Purported Record Transferee and Purported Beneficial Transferee shall have no voting rights with respect to the Common Stock held in the Trust and, subject to Maryland law, effective as of the date the Common Stock has been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Purported Record Transferee with respect to such Common Stock prior to the discovery by the Corporation that the Common Stock has been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this

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Article VI, until the Corporation has received notification that the Common Stock has been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.
6.3.4    Within 20 days of receiving notice from the Corporation that shares of Common Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares of Common Stock held in the Trust to a person, designated by the Trustee, whose ownership of the shares of Common Stock will not violate the ownership limitations set forth in Section 6.2.1. Upon such sale, the interest of the Charitable Beneficiary in the shares of Common Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this Section 6.3.4. The Purported Record Transferee shall receive the lesser of (i) the price paid by the Purported Record Transferee for the shares of Common Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Common Stock at Market Price, the Market Price of such shares of Common Stock on the day of the event which resulted in the transfer of such shares of Common Stock and (ii) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares of Common Stock held in the Trust. Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary together with any dividends or other distributions thereon. If, prior to the discovery by the Corporation that shares of such Common Stock have been transferred to the Trustee, such shares of Common Stock are sold by a Purported Record Transferee then (x) such shares of Common Stock shall be deemed to have been sold on behalf of the Trust and (y) to the extent that the Purported Record Transferee received an amount for such shares of Common Stock that exceeds the amount that such Purported Record Transferee was entitled to receive pursuant to this Section 6.3.4, such excess shall be paid to the Trustee upon demand.
6.3.5    Common Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price paid by the Purported Record Transferee for the shares of Common Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Common Stock at Market Price, the Market Price of such shares of Common Stock on the day of the event which resulted in the transfer of such shares of Common Stock to the Trust) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the shares of Common Stock held in the Trust pursuant to Section 6.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares of Common Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and any dividends or other distributions held by the Trustee with respect to such Common Stock shall thereupon be paid to the Charitable Beneficiary.
6.3.6    By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the shares of Common Stock held in the Trust would not violate the restrictions set

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forth in Section 6.2.1 in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.
Section 6.4    Remedies For Breach. If the Board of Directors or a committee thereof or other designees if permitted by the MGCL shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 6.2 of this Article VI or that a Person intends to acquire, has attempted to acquire or may acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of the Corporation in violation of Section 6.2 of this Article VI, the Board of Directors or a committee thereof or other designees if permitted by the MGCL shall take such action as it deems or they deem advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, causing the Corporation to redeem shares of Common Stock, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers (or, in the case of events other than a Transfer, ownership or Constructive Ownership or Beneficial Ownership) in violation of Section 6.2.1 of this Article VI, shall automatically result in the transfer to a Trust as described in Section 6.2.2 and any Transfer in violation of Section 6.2.3 shall automatically be void ab initio irrespective of any action (or non-action) by the Board of Directors.
Section 6.5    Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares in violation of Section 6.2 of this Article VI, or any Person who is a Purported Beneficial Transferee such that an automatic transfer to a Trust results under Section 6.2.2 of this Article VI, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Corporation’s status as a REIT.
Section 6.6    Owners Required to Provide Information. Prior to the Restriction Termination Date, each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of shares of Common Stock and each Person (including the stockholder of record) who is holding shares of Common Stock for a beneficial owner or Beneficial Owner or Constructive Owner shall, on demand, provide to the Corporation a completed questionnaire containing the information regarding their ownership of such shares, as set forth in the regulations (as in effect from time to time) of the U.S. Department of Treasury under the Code. In addition, each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of shares of Common Stock and each Person (including the stockholder of record) who is holding shares of Common Stock for a beneficial owner or Beneficial Owner or Constructive Owner shall, on demand, be required to disclose to the Corporation in writing such information as the Corporation may request in order to determine the effect, if any, of such stockholder’s actual and constructive ownership of shares of Common Stock on the Corporation’s status as a REIT and to ensure compliance with the Ownership Limit, or as otherwise permitted by the Board of Directors.
Section 6.7    Remedies Not Limited. Nothing contained in this Article VI shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation’s status as a REIT.

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Section 6.8    Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article VI, including any definition contained in Section 6.1, the Board of Directors shall have the power to determine the application of the provisions of this Article VI with respect to any situation based on the facts known to it. In the event Article VI requires an action by the Board of Directors and these Articles of Incorporation fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Article VI. Absent a decision to the contrary by the Board of Directors (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 6.2.2) acquired Beneficial or Constructive Ownership of Common Stock in violation of Section 6.2.1, such remedies (as applicable) shall apply first to the shares of Common Stock which, but for such remedies, would have been actually owned by such Person, and second to shares of Common Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Common Stock based upon the relative number of the shares of Common Stock held by each such Person.
Section 6.9    Exceptions.
6.9.1    Subject to Section 6.2.1(c) of this Article VI, the Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the limitation on a Person Beneficially Owning shares of Common Stock in excess of the Ownership Limit set forth in Section 6.2.1(a) of this Article VI if the Board determines that such exemption will not cause any Individual’s Beneficial Ownership of shares of Common Stock to violate the Ownership Limit and that any such exemption will not cause the Corporation to fail to qualify as a REIT under the Code.
6.9.2    Subject to Section 6.2.1(c) of this Article VI, the Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the limitation on a Person Constructively Owning Common Stock in excess of the Ownership Limit set forth in Section 6.2.1(b) of this Article VI if the Board determines that such Person does not and will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned in whole or in part by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant or that any such ownership would not cause the Corporation to fail to qualify as a REIT under the Code.
6.9.3    Subject to Section 6.2.1(c) and the remainder of this Section 6.9.3, the Board of Directors may from time to time increase the Ownership Limit for one or more Persons and decrease the Ownership Limit for all other Persons; provided, however, that the decreased Ownership Limit will not be effective for any Person whose percentage ownership in Common Stock is in excess of such decreased Ownership Limit until such time as such Person’s percentage of Common Stock equals or falls below the decreased Ownership Limit, but any further acquisition of Common Stock in excess of such percentage ownership of Common Stock will be in violation of the Ownership Limit, and, provided further, that the new Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49% in value of the outstanding Common Stock.

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6.9.4    In granting a person an exemption under Section 6.9.1 or 6.9.2 above, the Board of Directors may require such Person to make certain representations or undertakings or to agree that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Section 6.2 of this Article VI) will result in such Common Stock being transferred to a Trust in accordance with Section 6.2.2 of this Article VI. Prior to granting any exception pursuant to Section 6.9.1 or 6.9.2 of this Article VI, the Board of Directors may require a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT.
Section 6.10    Legend.
6.10.1    Each certificate for Common Stock shall bear substantially the following legends in addition to any legends required to comply with federal and state securities law:
Restriction on Ownership and Transfer
THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION’S ARTICLES OF INCORPORATION, (i) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF THE CORPORATION’S COMMON STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING COMMON STOCK OF THE CORPORATION; (ii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF COMMON STOCK THAT WOULD RESULT IN THE CORPORATION BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (iii) NO PERSON MAY TRANSFER SHARES OF COMMON STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF COMMON STOCK IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP IS VIOLATED, THE SHARES OF COMMON STOCK REPRESENTED HEREBY IN VIOLATION OF SUCH RESTRICTIONS WILL BE AUTOMATICALLY TRANSFERRED TO THE TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE.

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FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND THAT ARE DEFINED IN THE CORPORATION’S ARTICLES OF INCORPORATION SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE CORPORATION’S ARTICLES OF INCORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SHARES OF COMMON STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE
Section 6.11    Severability. If any provision of this Article VI or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provision shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.
Section 6.12    Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VI.
Section 6.13    Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.
ARTICLE VII
AMENDMENTS AND TRANSACTIONS OUTSIDE
THE ORDINARY COURSE OF BUSINESS
The Corporation reserves the right from time to time to make any amendment to these Articles of Incorporation, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in these Articles of Incorporation, of any shares of outstanding stock. All rights and powers conferred by the charter on stockholders, directors and officers are granted subject to this reservation. The holders of a class or series of stock shall have exclusive voting rights on a charter amendment that would alter only the contract rights, as expressly set forth in the charter, of the specified class or series of stock. Any amendment to the charter shall be valid only if approved by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter. In addition, the Corporation shall not dissolve, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of not less than two-thirds of all votes entitled to be cast on the matter.

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ARTICLE VIII
SEVERABILITY OF PROVISIONS
If any preferences or other rights, voting powers restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the stock of any class set forth in these Articles of Incorporation are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of stock set forth in these Articles of Incorporation which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preference or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the stock herein set forth in these Articles of Incorporation shall be deemed dependent upon any other provision thereof unless so expressed therein.
ARTICLE IX
LIMITATION OF LIABILITY
To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article IX, nor the adoption or amendment of any other provision of these Articles of Incorporation or the Bylaws inconsistent with this Article IX, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
[Signature page follows]

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IN WITNESS WHEREOF, the undersigned has signed these Articles of Incorporation and acknowledges the same to be his act on this ___ day of ____, 20__.

J.W. Thompson Webb

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BROOKFIELD DTLA FUND OFFICE TRUST INVESTOR INC.

ARTICLES SUPPLEMENTARY

10,000,000 SHARES OF
7.625% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK

Brookfield DTLA Fund Office Trust Investor Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland (the “Department”) that:

FIRST: Pursuant to the authority expressly vested in the board of directors of the Corporation (the “Board of Directors”) by Article V of the charter of the Corporation, filed with the Department on April 19, 2013, and Section 2-105 of the Maryland General Corporation Law (the “MGCL”), the Board of Directors, by resolutions duly adopted on April 19, 2013, has (i) authorized the classification and designation of 10,000,000 shares of the authorized but unissued preferred stock of the Corporation, par value $0.01 per share (“Preferred Stock”), as a separate class of Preferred Stock, (ii) authorized filing of these Articles Supplementary with the Department in order to set forth the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, transfers, qualifications, terms and conditions of redemption and other terms and conditions of such class of Preferred Stock, and (iii) authorized the issuance of a maximum of 10,000,000 shares of such class of Preferred Stock to former holders of the 7.625% Series A Cumulative Redeemable Preferred Stock issued by MPG Office Trust, Inc., a Maryland corporation (“MPG”), in exchange for shares of such preferred stock of MPG pursuant to the merger (the “Merger”) of MPG with and into the Surviving REIT (as defined below) contemplated by the Agreement and Plan of Merger, dated as of April 24, 2013 (the “Merger Agreement”), by and among Brookfield DTLA Holdings L.P., a Delaware limited partnership, the Corporation, Brookfield DTLA Fund Office Trust Inc., a Maryland corporation (the “Surviving REIT”), Brookfield DTLA Fund Properties LLC, a Maryland limited liability company, MPG and MPG Office, L.P., a Maryland limited partnership.

SECOND: The Board of Directors has unanimously adopted the resolutions classifying and designating the Preferred Stock as a separate class of Preferred Stock to be known as the “7.625% Series A Cumulative Redeemable Preferred Stock” and setting the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption and other terms and conditions of such 7.625% Series A Cumulative Redeemable Preferred Stock and authorizing the issuance of up to 10,000,000 shares of 7.625% Series A Cumulative Redeemable Preferred Stock.

THIRD: The designation, number of shares, preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption and other terms and conditions of the separate class of Preferred Stock of the Corporation designated as 7.625% Series A Cumulative Redeemable Preferred Stock are as follows (the “Series A Terms”), which upon any restatement of the charter shall be made a part of or incorporated by reference into the charter with any necessary or appropriate changes to the enumeration or lettering of sections or subsections thereof:

Section 1. Designation and Number. A series of Preferred Stock, designated the “7.625% Series A Cumulative Redeemable Preferred Stock” (the “Series A Preferred Stock”) is hereby established, which for all purposes shall (i) be treated as a continuation of the authorized preferred stock issued by MPG (the “MPG Preferred Stock”) in accordance with that certain board resolution adopted on January 9, 2004 by the board of directors of MPG, and that certain Articles Supplementary of MPG, dated as of January 15, 2004 and filed with SDAT on January 16, 2004 (the “MPG Preferred Articles”), such MPG Preferred Stock to be cancelled and exchanged for Series A Preferred Stock in accordance with the Merger Agreement and (ii) subject to certain waivers of the Ownership Limits set forth in Section 7, have the same terms and conditions as the Series A Terms (as defined in the MPG Preferred Articles). The number of shares of Series A Preferred Stock shall be 10,000,000.

Section 2. Rank. The Series A Preferred Stock will, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, rank: (i) senior to all classes or series of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”), the 12.5% Series B Cumulative Nonvoting Preferred Stock of the Corporation, par value $0.01 per share (the “Series B Preferred Stock”), and all classes or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding expressly designated as ranking junior to the Series A Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding-up of the Corporation; (ii) on parity with any class or series of capital stock of the Corporation expressly designated as ranking on parity with the Series A Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding-up of the Corporation; and (iii) junior to any class or series of capital stock of the Corporation expressly designated as ranking senior to the Series A Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding-up of the Corporation. The term “capital stock” does not include debt securities, which will rank senior to the Preferred Stock (including Series A Preferred Stock and the Series B Preferred Stock) prior to conversion.
Section 3. Dividends.
(a)    Subject to the preferential rights of the holders of any class or series of capital stock of the Corporation ranking senior to the Series A Preferred Stock as to dividends, the holders of shares of the Series A Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 7.625% per annum of the $25.00 liquidation preference per share of the Series A Preferred Stock (equivalent to the fixed annual amount of $1.90625 per share of the Series A Preferred Stock). Such dividends shall accrue and be cumulative from and including the first date on which any shares of Series A Preferred Stock are issued (as applicable, the “Original Issue Date”) and shall be payable quarterly in arrears on each Dividend Payment Date, commencing [________], 2013; provided, however, that if any Dividend Payment Date is not a Business Day, then the dividend which would otherwise have been payable on such Dividend Payment Date may be paid on the next succeeding Business Day, except that, if such Business Day is in the next succeeding

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calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if paid on such Dividend Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from such Dividend Payment Date to such next succeeding Business Day. The Corporation agrees that any and all accrued but unpaid dividends (whether or not declared) on each share of MPG Preferred Stock in exchange for which a share of Series A Preferred Stock is issued pursuant to the Merger, shall be treated for purposes of these Articles Supplementary as if accrued by the Corporation with respect to such share of the Series A Preferred Stock and shall continue to be deemed accrued thereon as if accrued on the Series A Preferred Stock prior to the Original Issue Date and otherwise in accordance with this Section 3(a) (such amount with respect to each share of Series A Preferred Stock, the “MPG Preferred Accrual”). The amount of any dividend payable on the Series A Preferred Stock for any partial Dividend Period shall be prorated and computed on the basis of a 360‑day year consisting of twelve 30‑day months, Dividends will be payable to holders of record as they appear in the stockholder records of the Corporation at the close of business on the applicable Dividend Record Date. Notwithstanding any provision to the contrary contained herein, each outstanding share of Series A Preferred Stock shall be entitled to receive a dividend with respect to any Dividend Record Date equal to the dividend paid with respect to each other share of Series A Preferred Stock that is outstanding on such date. “Dividend Record Date” shall mean the date designated by the Board of Directors for the payment of dividends that is not more than 35 or less than 10 days prior to the applicable Dividend Payment Date. “Dividend Payment Date” shall mean the last calendar day of each January, April, July and October, commencing on [________], 2013. “Dividend Period” shall mean the respective periods commencing on and including the first day of February, May, August and November of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Original Issue Date and end on and include [________], 2013, and other than the Dividend Period during which any shares of Series A Preferred Stock shall be redeemed pursuant to Section 5, which shall end on and include the call date with respect to the shares of Preferred Stock being redeemed). For the avoidance of doubt, the MPG Preferred Accrual with respect to each share of MPG Preferred Stock as of the date such MPG Preferred Stock is exchanged for Series A Preferred Stock shall be a payment obligation of the Corporation and treated as if constituting dividends accrued (whether or not declared) on such Series A Preferred Stock in accordance with this Section 3(a).
The term “Business Day” shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.
(b)    Notwithstanding anything contained herein to the contrary, dividends on the Series A Preferred Stock shall accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are authorized or declared.
(c)    Except as provided in Section 3(d) below, no dividends shall be declared or paid or set apart for payment and no other distribution of cash or other property may be declared or made, directly or indirectly, on or with respect to any shares of Common Stock or shares of any other class or series of capital stock of the Corporation ranking, as to dividends, on parity with or junior to the Series A Preferred Stock (other than a dividend paid in shares of

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Common Stock or in shares of any other class or series of capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) for any period, nor shall any shares of Common Stock or any other shares of any other class or series of capital stock of the Corporation ranking, as to dividends or upon liquidation, on parity with or junior to the Series A Preferred Stock be redeemed, purchased or otherwise acquired for any consideration and no other distribution of cash or other property may be made, directly or indirectly, on or with respect thereto by the Corporation (except by conversion into or exchange for other shares of any class or series of capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and upon liquidation and except for the acquisition of shares made pursuant to the provisions of Article VI of the charter or Section 7 hereof), unless full cumulative dividends on the Series A Preferred Stock for all past dividend periods (including the MPG Preferred Accrual) and the then current dividend period shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for such payment.
(d)    When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and the shares of any other class or series of capital stock ranking, as to dividends, on parity with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and each such other class or series of capital stock ranking, as to dividends, on parity with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other class or series of capital stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other class or series of capital stock (which shall not include any accrual in respect of unpaid dividends on such other class or series of capital stock for prior dividend periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears (including the MPG Preferred Accrual).
(e)    Holders of shares of Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or shares of stock, in excess of full cumulative dividends on the Series A Preferred Stock as provided herein. Any dividend payment made on the Series A Preferred Stock shall first be credited against the MPG Preferred Accrual and then against the earliest accrued but unpaid dividends due with respect to such shares which remains payable. Accrued but unpaid distributions on the Series A Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable.
Section 4. Liquidation Preference.
(a)    Upon any voluntary or involuntary liquidation, dissolution or winding‑up of the affairs of the Corporation, before any distribution or payment shall be made to holders of shares of Common Stock or any other class or series of capital stock of the Corporation ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, junior to the Series A Preferred Stock, the holders of shares of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders, after payment or provision of the debts and other liabilities of the Corporation, a liquidation preference of $25.00 per share, plus an amount equal

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to any accrued and unpaid dividends (whether or not declared) to the date of payment (including the MPG Preferred Accrual). In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Corporation ranking, as to liquidation rights, on parity with the Series A Preferred Stock in the distribution of assets, then the holders of the Series A Preferred Stock and each such other class or series of shares of capital stock ranking, as to voluntary or involuntary liquidation rights, on parity with the Series A Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of shares of Series A Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation, trust or entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding-up of the affairs of the Corporation.
(b)    In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise, is permitted under the MGCL, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series A Preferred Stock shall not be added to the Corporation’s total liabilities.
Section 5. Redemption.
(a)    The Series A Preferred Stock shall be subject to the provisions of Section 7 pursuant to which the Series A Preferred Stock owned by a stockholder in excess of the Ownership Limit shall automatically be transferred to a Trust with the exclusive benefit of a Charitable Beneficiary (as defined in Section 7).
(b)    From and after the date hereof, the Corporation, at its option upon not less than 30 nor more than 60 days’ written notice, may redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends (whether or not declared) thereon up to and including the date fixed for redemption (including the MPG Preferred Accrual), without interest, to the extent the Corporation has funds legally available therefor. If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares of Series A Preferred Stock to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares) by lot or by any other equitable method determined by the Corporation that will not result in a violation of the Ownership Limit. If redemption is to be by

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lot and, as a result, any holder of shares of Series A Preferred Stock would have actual ownership or Constructive Ownership (as defined in Section 7(a)) in excess of the Ownership Limit (as defined in Section 7(a)), or such other limit as permitted by the Board of Directors or the Committee pursuant to Section 7(i), because such holder’s shares of Series A Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the charter, the Corporation shall redeem the requisite number of shares of Series A Preferred Stock of such holder such that no holder will hold an amount of Series A Preferred Stock in excess of the Ownership Limit or such other limit, as applicable, subsequent to such redemption. Holders of Series A Preferred Stock to be redeemed shall surrender such Series A Preferred Stock at the place designated in such notice and shall be entitled to the redemption price of $25.00 per share and any accrued and unpaid dividends payable upon such redemption (including the MPG Preferred Accrual) following such surrender. If (i) notice of redemption of any shares of Series A Preferred Stock has been given, (ii) the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of any shares of Series A Preferred Stock so called for redemption and (iii) irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends (including the MPG Preferred Accrual), then from and after the redemption date, dividends shall cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price plus any accrued and unpaid dividends (including the MPG Preferred Accrual) payable upon such redemption, without interest. So long as no dividends are in arrears, nothing herein shall prevent or restrict the Corporation’s right or ability to purchase, from time to time either at a public or a private sale, all or any part of the Series A Preferred Stock at such price or prices as the Corporation may determine, subject to the provisions of applicable law, including the repurchase of shares of Series A Preferred Stock in open-market transactions duly authorized by the Board of Directors.
(c)    In the event of any redemption of the Series A Preferred Stock in order to preserve the status of the Corporation as a REIT for United States federal income tax purposes, such redemption shall be made in accordance with the terms and conditions set forth in this Section 5(c). If the Corporation calls for redemption any shares of Series A Preferred Stock pursuant to and in accordance with this Section 5(c), then the redemption price for such shares will be an amount in cash equal to $25.00 per share together with all accrued and unpaid dividends to and including the dated fixed for redemption (including the MPG Preferred Accrual).
(d)    Unless full cumulative dividends (including the MPG Preferred Accrual) on all Series A Preferred Stock shall have been or contemporaneously are authorized, declared and paid in cash or declared and a sum sufficient for the payment thereof in cash set apart for payment for all past dividend periods and the then current dividend period, no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock or any class or series of capital stock of the Corporation ranking, as to dividends or upon liquidation, on parity with or junior to the Series A Preferred Stock (except by exchange for shares of capital stock of the Corporation ranking, as to dividends and upon liquidation, junior to the Series A Preferred Stock); provided, however, that the foregoing shall not prevent the purchase of Series A Preferred Stock by the Corporation in

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accordance with the terms of Section 5(c) and Section 7 or otherwise in order to ensure that the Corporation remains qualified as a REIT for United States federal income tax purposes or the purchase or acquisition of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock.
(e)    Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. A similar notice will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records of the Corporation. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series A Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Stock may be listed or admitted to trading, each such notice shall state: (i) the redemption date, (ii) the redemption price, (iii) the number of shares of Series A Preferred Stock to be redeemed, (iv) the place or places where the certificates representing shares of Series A Preferred Stock are to be surrendered for payment of the redemption price, (v) that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accumulate on such redemption date and (vi) that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series A Preferred Stock. If fewer than all of the shares of Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed.
(f)    If a redemption date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of Series A Preferred Stock at the close of business of such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or prior to such Dividend Payment Date, and each holder of Series A Preferred Stock that surrenders its shares on such redemption date will be entitled to the dividends accruing after the end of the Dividend Period to which such Dividend Payment Date relates up to and including the redemption date. Except as provided herein, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Stock for which a notice of redemption has been given.
(g)    All shares of the Series A Preferred Stock redeemed or repurchased pursuant to this Section 5(g) shall be retired and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series or class.
(h)    The Series A Preferred Stock shall have no stated maturity and shall not be subject to any sinking fund or mandatory redemption; provided, however, that the Series A Preferred Stock owned by a stockholder in excess of the Ownership Limit shall be subject to the provisions of this Sections 5(h) and Section 7.

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Section 6. Voting Rights.
(a)    Holders of the Series A Preferred Stock shall not have any voting rights, except as set forth in this Section 6.
(b)    Whenever (i) dividends on any shares of Series A Preferred Stock shall be in arrears for six or more consecutive or non-consecutive quarterly periods (a “Preferred Dividend Default”), or (ii) any of the MPG Preferred Accrual remains unpaid with respect to any shares of the Series A Preferred Stock, the holders of such Series A Preferred Stock (voting as a single class with all other classes or series of parity preferred stock of the Corporation upon which like voting rights have been conferred and are exercisable (“Parity Preferred”)) shall be entitled to vote for the election of a total of two additional directors of the Corporation (the “Preferred Directors”) at the next annual or special meeting of stockholders and at each subsequent meeting until all dividends accumulated on such Series A Preferred Stock and Parity Preferred for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Directors will be increased by two directors. For the avoidance of doubt, the holders of such Series A Preferred Stock shall be entitled to vote for the election of the Preferred Directors as described in the foregoing sentence from the Original Issue Date.
(c)    The Preferred Directors will be elected by a plurality of the votes cast in the election for a one‑year term and each Preferred Director will serve until his or her successor is duly elected and qualified or until such Preferred Director’s right to hold the office terminates, whichever occurs earlier, subject to such Preferred Director’s earlier death, disqualification, resignation or removal. The election will take place at (i) either (A) a special meeting called in accordance with Section 6(d) below if the request is received more than 90 before the date fixed for the Corporation’s next annual or special meeting of stockholders or (B) the next annual or special meeting of stockholders if the request is received within 90 days of the date fixed for the Corporation’s next annual or special meeting of stockholders and (ii) at each subsequent annual meeting of stockholders or special meeting held in place thereof, until all such dividends in arrears and dividends for the current quarterly period and the MPG Preferred Accrual on the Series A Preferred Stock and each such class or series of outstanding Parity Preferred have been paid in full. A dividend in respect of Series A Preferred Stock shall be considered timely made if made within two Business Days after the applicable Dividend Payment Date if at the time of such late payment date there shall not be any prior quarterly dividend periods in respect of which full dividends were not timely made at the applicable Dividend Payment Date.
(d)    At any time when such voting rights shall have vested, a proper officer of the Corporation shall call or cause to be called, upon written request of holders of record of at least 10% of the outstanding shares of Series A Preferred Stock, a special meeting of the holders of Series A Preferred Stock and each class or series of other Parity Preferred by mailing or causing to be mailed to such holders a notice of such special meeting to be held not less than ten and not more than 45 days after the date such notice is given. The record date for determining holders of the Parity Preferred entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. At any such annual or special meeting, all of the holders of the Series A Preferred Stock and other Parity Preferred, by plurality vote, voting together as a single class without regard to class or

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series will be entitled to elect two directors on the basis of one vote per $25.00 of liquidation preference to which such Parity Preferred are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of one‑third of the Parity Preferred then outstanding, present in person or by proxy, will constitute a quorum for the election of the Preferred Directors except as otherwise provided by law. Notice of all meetings at which holders of the Series A Preferred Stock shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, a majority of the holders of the Parity Preferred present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Dividend Default shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Corporation shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Preferred Stock that would have been entitled to vote at such special meeting.
(e)    If and when all accumulated dividends and the MPG Preferred Accrual shall have been paid on the Series A Preferred Stock and all accumulated dividends shall have been paid on all classes or series of Parity Preferred, the right of the holders of Series A Preferred Stock and the Parity Preferred to elect such additional two directors shall immediately cease (subject to revesting in the event of each and every Preferred Dividend Default), and the term of office of each Preferred Director so elected shall terminate and the entire Board of Directors shall be reduced accordingly. Any Preferred Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series A Preferred Stock and other Parity Preferred entitled to vote thereon when they have the voting rights set forth in Section 6(d) (voting separately as a single class with all other classes or series of Parity Preferred). So long as a Preferred Dividend Default shall continue or the MPG Preferred Accrual shall remain unpaid, any vacancy in the office of a Preferred Director may be filled by written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series A Preferred Stock when they have the voting rights described above (voting as a single class with all other classes or series of Parity Preferred). Each of the Preferred Directors shall be entitled to one vote on any matter.
(f)    So long as any shares of Series A Preferred Stock remain outstanding, the affirmative vote or consent of the holders of two-thirds of the shares of Series A Preferred Stock and each other class or series of Parity Preferred outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting as a single class) will be required to: (i) authorize, create, issue or increase (or cause or permit to be authorized, created, issued or increased) the authorized or issued amount of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding‑up of the affairs of the Corporation or reclassify any authorized shares of capital stock of the Corporation into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such capital stock; (ii) authorize, create, issue or increase (or caused to be authorized, created, issued or increased) the authorized or issued amount of, any class or series of capital stock ranking senior to the 7.625% Series A Cumulative Redeemable Preferred Stock of the Surviving REIT

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(the “Surviving REIT Series A Preferred Stock”) with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up of the affairs of the Surviving REIT or reclassify any authorized shares of capital stock of the Surviving REIT into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such capital stock or (iii) amend, alter or repeal (or cause to be amended, altered or repealed) the provisions of the charter, the terms of the Series A Preferred Stock, the charter of the Surviving REIT or the terms of the Surviving REIT Series A Preferred Stock, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock; provided however, with respect to the occurrence of any of the Events set forth in (iii) above, so long as the Series A Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, the Corporation or the Surviving REIT, as applicable, may not be the surviving entity, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series A Preferred Stock, and in such case such holders shall not have any voting rights with respect to the occurrence of any of the Events set forth in (iii) above. In addition, if the holders of the Series A Preferred Stock receive the greater of the full trading price of the Series A Preferred Stock on the date of an Event set forth in (iii) above or the $25.00 liquidation preference per share of the Series A Preferred Stock pursuant to the occurrence of any of the Events set forth in (iii) above, then such holders shall not have any voting rights with respect to the Events set forth in (iii) above. Holders of shares of Series A Preferred Stock shall not be entitled to vote with respect to (A) any increase in the total number of authorized shares of Common Stock or Preferred Stock of the Corporation, or (B) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other class or series of capital stock, or (C) any increase in the number of authorized shares of any other class or series of capital stock, in each case referred to in clause (A), (B) or (C) above ranking on parity with or junior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding‑up of the Corporation. Except as set forth herein, holders of the Series A Preferred Stock shall not have any voting rights with respect to, and the consent of the holders of the Series A Preferred Stock shall not be required for, the taking of any corporate action, including an Event, regardless of the effect that such corporate action or Event may have upon the powers, preferences, voting power or other rights or privileges of the Series A Preferred Stock.
(g)    The foregoing voting provisions of this Section 6 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds, in cash, shall have been deposited in trust to effect such redemption.
(h)    In any matter in which the Series A Preferred Stock may vote (as expressly provided herein), each share of Series A Preferred Stock shall be entitled to one vote per $25.00 of liquidation preference.

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Section 7. Restrictions on Ownership and Transfer to Preserve Tax Benefit.

(a)    Definitions. For the purposes of Section 5 and this Section 7, the following terms shall have the following meanings:
“Beneficial Ownership” shall mean ownership of Series A Preferred Stock by a Person who is or would be treated as an owner of such Series A Preferred Stock either actually or constructively through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Own,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.
“Charitable Beneficiary” shall mean one or more beneficiaries of a Trust, as determined pursuant to Section 7(c)(6).
“Code” shall mean the Internal Revenue Code of 1986, as amended. All section references to the Code shall include any successor provisions thereof as may be adopted from time to time.
“Constructive Ownership” shall mean ownership of Series A Preferred Stock by a Person who is or would be treated as an owner of such Series A Preferred Stock either actually or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Own,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.
“Individual” means an individual, a trust qualified under Section 401(a) or 501(c)(17) of the Code, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, or a private foundation within the meaning of Section 509(a) of the Code, provided that a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code shall be excluded from this definition.
“IRS” means the United States Internal Revenue Service.
“Market Price” means the last reported sales price reported on the New York Stock Exchange of the Series A Preferred Stock on the trading day immediately preceding the relevant date, or if the Series A Preferred Stock is not then traded on the New York Stock Exchange, the last reported sales price of the Series A Preferred Stock on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Series A Preferred Stock may be traded, or if the Series A Preferred Stock is not then traded over any exchange or quotation system, then the market price of the Series A Preferred Stock on the relevant date as determined in good faith by the Board of Directors of the Corporation.
“Ownership Limit” shall mean 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding Series A Preferred Stock of the Corporation, excluding any such outstanding Series A Preferred Stock which is not treated as outstanding for federal income tax purposes. The number and value of shares of outstanding Series A Preferred Stock of the Corporation shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

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“Parent” shall mean Brookfield DTLA Holdings, L.P., a Delaware limited partnership.
“Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity; but does not include an underwriter acting in a capacity as such in a public offering of shares of Series A Preferred Stock provided that the ownership of such shares of Series A Preferred Stock by such underwriter would not result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or otherwise result in the Corporation failing to qualify as a REIT.
“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section 7(b)(2), the Purported Record Transferee, unless the Purported Record Transferee would have acquired or owned shares of Series A Preferred Stock for another Person who is the beneficial transferee or owner of such shares, in which case the Purported Beneficial Transferee shall be such Person.
“Purported Record Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section 7(b)(2), the record holder of the shares of Series A Preferred Stock if such Transfer had been valid under Section 7(b)(1).
“REIT” shall mean a real estate investment trust under Sections 856 through 860 of the Code.
“Restriction Termination Date” shall mean the first day on which the Board of Directors of the Corporation determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

“Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise, other disposition of Series A Preferred Stock as well as any other event that causes any Person to Beneficially Own or Constructively Own Series A Preferred Stock, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Series A Preferred Stock or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Series A Preferred Stock), whether voluntary or involuntary, whether such transfer has occurred of record or beneficially or Beneficially or Constructively (including but not limited to transfers of interests in other entities which result in changes in Beneficial or Constructive Ownership of Series A Preferred Stock), and whether such transfer has occurred by operation of law or otherwise.
“Trust” shall mean each of the trusts provided for in Section 7(c).
“Trustee” shall mean any Person unaffiliated with the Corporation, or a Purported Beneficial Transferee, or a Purported Record Transferee, that is appointed by the Corporation to serve as trustee of a Trust.

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(b)    Restriction on Ownership and Transfers.
1.    Prior to the Restriction Termination Date:
i.    except as provided in Section 7(i), no Person, other than Parent, another subsidiary of Parent or any Person who owns a direct or indirect interest in Parent, shall Beneficially Own Series A Preferred Stock in excess of the Ownership Limit;
ii.    except as provided in Section 7(i), no Person, other than Parent, another subsidiary of Parent or any Person who owns a direct or indirect interest in Parent, shall Constructively Own Series A Preferred Stock in excess of the Ownership Limit; and
iii.    no Person shall Beneficially or Constructively Own Series A Preferred Stock to the extent that such Beneficial or Constructive Ownership would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT (including but not limited to ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).
2.    If, prior to the Restriction Termination Date, any Transfer occurs that, if effective, would result in any Person Beneficially or Constructively Owning Series A Preferred Stock in violation of Section 7(b)(1), (i) then that number of shares of Series A Preferred Stock that otherwise would cause such Person to violate Section 7(b)(1) (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 7(c), effective as of the close of business on the business day prior to the date of such Transfer or other event, and such Purported Beneficial Transferee shall thereafter have no rights in such shares or (ii) if, for any reason, the transfer to the Trust described in clause (i) of this sentence is not automatically effective as provided therein to prevent any Person from Beneficially or Constructively Owning Series A Preferred Stock in violation of Section 7(b)(1), then the Transfer of that number of shares of Series A Preferred Stock that otherwise would cause any Person to violate Section 7(b)(1) shall be void ab initio, and the Purported Beneficial Transferee shall have no rights in such shares.
3.    notwithstanding any other provisions contained herein, prior to the Restriction Termination Date, any Transfer of Series A Preferred Stock that, if effective, would result in the capital stock of the Corporation being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such Series A Preferred Stock.
4.    It is expressly intended that the restrictions on ownership and Transfer described in this Section 7(b)(2) shall apply to restrict the rights of any members or partners in limited liability companies or partnerships to exchange their interest in such entities for Series A Preferred Stock of the Corporation.

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(c)    Transfers of Series A Preferred Stock in Trust.
1.    Upon any purported Transfer or other event described in Section 7(b)(2), such Series A Preferred Stock shall be deemed to have been transferred to the Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the purported Transfer or other event that results in a transfer to the Trust pursuant to Section 7(b)(2). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation, any Purported Beneficial Transferee, and any Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 7(c)(6).
2.    Series A Preferred Stock held by the Trustee shall be issued and outstanding Series A Preferred Stock of the Corporation. The Purported Beneficial Transferee or Purported Record Transferee shall have no rights in the shares of Series A Preferred Stock held by the Trustee. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of Series A Preferred Stock held in the Trust.
3.    The Trustee shall have all voting rights and rights to dividends with respect to Series A Preferred Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that shares of Series A Preferred Stock have been transferred to the Trustee shall be paid to the Trustee upon demand, and any dividend or distribution declared but unpaid shall be paid when due to the Trustee with respect to such Series A Preferred Stock. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Purported Record Transferee and Purported Beneficial Transferee shall have no voting rights with respect to the Series A Preferred Stock held in the Trust and, subject to Maryland law, effective as of the date the Series A Preferred Stock has been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Purported Record Transferee with respect to such Series A Preferred Stock prior to the discovery by the Corporation that the Series A Preferred Stock has been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Section 7, until the Corporation has received notification that the Series A Preferred Stock has been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.
4.    Within 20 days of receiving notice from the Corporation that shares of Series A Preferred Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares of Series A Preferred Stock held in the Trust to a person, designated by the Trustee, whose ownership of the shares of Series A Preferred Stock will not violate the ownership limitations set forth in Section 7(b)(1). Upon such sale, the interest of the Charitable

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Beneficiary in the shares of Series A Preferred Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this Section 7(c)(4). The Purported Record Transferee shall receive the lesser of (i) the price paid by the Purported Record Transferee for the shares of Series A Preferred Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Series A Preferred Stock at Market Price, the Market Price of such shares of Series A Preferred Stock on the day of the event which resulted in the transfer of such shares of Series A Preferred Stock to the Trust )and (ii) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares of Series A Preferred Stock held in the Trust. Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary together with any dividends or other distributions thereon. If, prior to the discovery by the Corporation that shares of such Series A Preferred Stock have been transferred to the Trustee, such shares of Series A Preferred Stock are sold by a Purported Record Transferee then (x) such shares of Series A Preferred Stock shall be deemed to have been sold on behalf of the Trust and (y) to the extent that the Purported Record Transferee received an amount for such shares of Series A Preferred Stock that exceeds the amount that such Purported Record Transferee was entitled to receive pursuant to this Section 7(c)(4), such excess shall be paid to the Trustee upon demand.
5.    Series A Preferred Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price paid by the Purported Record Transferee for the shares of Series A Preferred Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Series A Preferred Stock at Market Price, the Market Price of such shares of Series A Preferred Stock on the day of the event which resulted in the transfer of such shares of Series A Preferred Stock to the Trust) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the shares of Series A Preferred Stock held in the Trust pursuant to Section 7(c)(4). Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares of Series A Preferred Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and any dividends or other distributions held by the Trustee with respect to such Series A Preferred Stock shall thereupon be paid to the Charitable Beneficiary.
6.    By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the shares of Series  A Preferred Stock held in the Trust would not violate the restrictions set forth in Section 7(b)(1) in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.
(d)    Remedies For Breach. If the Board of Directors or a committee thereof or other designees if permitted by the MGCL shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 7(b) or that a Person intends to acquire, has attempted to acquire or may acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any

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shares of the Corporation in violation of Section 7(b), the Board of Directors or a committee thereof or other designees if permitted by the MGCL shall take such action as it deems or they deem advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, causing the Corporation to redeem shares of Series A Preferred Stock, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers (or, in the case of events other than a Transfer, ownership or Constructive Ownership or Beneficial Ownership) in violation of Section 7(b)(1), shall automatically result in the transfer to a Trust as described in Section 7(b)(2) and any Transfer in violation of Section 7(b)(3) shall automatically be void ab initio irrespective of any action (or non-action) by the Board of Directors.
(e)    Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares in violation of Section 7(b)(1), or any Person who is a Purported Beneficial Transferee such that an automatic transfer to a Trust results under Section 7(b)(2), shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Corporation’s status as a REIT.
(f)    Owners Required to Provide Information. Prior to the Restriction Termination Date, each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of shares of Series A Preferred Stock and each Person (including the stockholder of record) who is holding shares of Series A Preferred Stock for a beneficial owner or Beneficial Owner or Constructive Owner shall, on demand, provide to the Corporation a completed questionnaire containing the information regarding their ownership of such shares, as set forth in the regulations (as in effect from time to time) of the U.S. Department of Treasury under the Code. In addition, each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of shares of Series A Preferred Stock and each Person (including the stockholder of record) who is holding shares of Series A Preferred Stock for a beneficial owner or Beneficial Owner or Constructive Owner shall, on demand, be required to disclose to the Corporation in writing such information as the Corporation may request in order to determine the effect, if any, of such stockholder’s actual and constructive ownership of shares of Series A Preferred Stock on the Corporation’s status as a REIT and to ensure compliance with the Ownership Limit, or as otherwise permitted by the Board of Directors.
(g)    Remedies Not Limited. Nothing contained in this Section 7 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation’s status as a REIT.
(h)    Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7, including any definition contained in Section 7(a), the Board of Directors shall have the power to determine the application of the provisions of this Section 7 with respect to any situation based on the facts known to it. In the event this Section 7 requires an action by the Board of Directors and the charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Section 7. Absent a decision to the contrary by the Board of Directors (which the Board may make in its sole and absolute

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discretion), if a Person would have (but for the remedies set forth in Section 7(b)(2)) acquired Beneficial or Constructive Ownership of Series A Preferred Stock in violation of Section 7(b)(1), such remedies (as applicable) shall apply first to the shares of Series A Preferred Stock which, but for such remedies, would have been actually owned by such Person, and second to shares of Series A Preferred Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Series A Preferred Stock based upon the relative number of the shares of Series A Preferred Stock held by each such Person.
(i)    Exceptions.
1.    Subject to Section 7(b)(1)(iii), the Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the limitation, set forth in Section 7(b)(1)(i), on a Person Beneficially Owning shares of Series A Preferred Stock in excess of the Ownership Limit, if the Board of Directors determines that such exemption will not cause any Individual’s Beneficial Ownership of shares of Series A Preferred Stock to violate the Ownership Limit and that any such exemption will not cause the Corporation to fail to qualify as a REIT under the Code.
2.    Subject to Section 7(b)(1)(iii), the Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the limitation, set forth in Section 7(b)(1)(ii), on a Person Constructively Owning Series A Preferred Stock in excess of the Ownership Limit, if the Board of Directors determines that such Person does not and will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned in whole or in part by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant or that any such ownership would not cause the Corporation to fail to qualify as a REIT under the Code.
3.    Subject to Section 7(b)(1)(iii) and the remainder of this Section 7(i)(3), the Board of Directors may from time to time increase the Ownership Limit for one or more Persons and decrease the Ownership Limit for all other Persons; provided, however, that the decreased Ownership Limit will not be effective for any Person whose percentage ownership in Series A Preferred Stock is in excess of such decreased Ownership Limit until such time as such Person’s percentage of Series A Preferred Stock equals or falls below the decreased Ownership Limit, but any further acquisition of Series A Preferred Stock in excess of such percentage ownership of Series A Preferred Stock will be in violation of the Ownership Limit, and, provided further, that the new Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49% in value of the outstanding Series A Preferred Stock.
4.    In granting a person an exemption under Section 7(i)(1) or 7(i)(2) above, the Board of Directors may require such Person to make certain representations or undertakings or to agree that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Section 7(b)) will result in such Series A Preferred Stock being transferred to a Trust in accordance with Section 7(b)(2). Prior to granting any exception pursuant to Section 7(i)(1) or 7(i)(2), the Board of Directors may require a ruling from the IRS, or an opinion of counsel, in either case in form and

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substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT.
(j)    Legend.
1.    Each certificate for Series A Preferred Stock shall bear substantially the following legends in addition to any legends required to comply with federal and state securities law:
Classes of Stock
THE CORPORATION IS AUTHORIZED TO ISSUE CAPITAL STOCK OF MORE THAN ONE CLASS, CONSISTING OF COMMON STOCK AND ONE OR MORE CLASSES OF PREFERRED STOCK. THE BOARD OF DIRECTORS IS AUTHORIZED TO DETERMINE THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF ANY CLASS OF THE PREFERRED STOCK BEFORE THE ISSUANCE OF SHARES OF SUCH CLASS OF PREFERRED STOCK. THE CORPORATION WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER MAKING A WRITTEN REQUEST THEREFOR, A COPY OF THE CORPORATION’S CHARTER AND A WRITTEN STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, CONVERSION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION HAS THE AUTHORITY TO ISSUE AND, IF THE CORPORATION IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS AND SERIES, (i) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (ii) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. REQUESTS FOR SUCH WRITTEN STATEMENT MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.
Restriction on Ownership and Transfer

THE SHARES OF SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THIS ARTICLES SUPPLEMENTARY FOR THE SERIES A PREFERRED STOCK, (i) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF THE CORPORATION’S SERIES A PREFERRED STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING SERIES A PREFERRED STOCK OF THE CORPORATION; (ii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES A PREFERRED STOCK THAT WOULD RESULT IN THE CORPORATION BEING "CLOSELY HELD" UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE

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THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (iii) NO PERSON MAY TRANSFER SERIES A PREFERRED STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES A PREFERRED STOCK IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SERIES A PREFERRED STOCK REPRESENTED HEREBY IN VIOLATION OF SUCH RESTRICTIONS WILL BE AUTOMATICALLY TRANSFERRED TO THE TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS TN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND WHICH ARE DEFINED IN THE CORPORATION’S ARTICLES SUPPLEMENTARY SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE ARTICLES SUPPLEMENTARY, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SERIES A PREFERRED STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.
(k)    Severability. If any provision of this Section 7 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provision shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.
(l)    Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Section 7.
(m)    Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.
Section 8. No Conversion Rights. The shares of Series A Preferred Stock shall not be convertible into or exchangeable for any other property or securities of the Corporation or any other entity.
Section 9. Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any Series A Preferred Stock as the true and lawful owner thereof for all

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purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

Section 10. No Maturity or Sinking Fund. The Series A Preferred Stock has no maturity date, and no sinking fund has been established for the retirement or redemption of Series A Preferred Stock.
Section 11. Exclusion of Other Rights. The Series A Preferred Stock shall not have any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than expressly set forth in the charter.
Section 12. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

Section 13. Severability of Provisions. If any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Stock set forth in the charter and these Articles Supplementary are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of Series A Preferred Stock set forth in the charter which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and the effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

Section 14. No Preemptive Rights. No holder of Series A Preferred Stock shall be entitled to any preemptive rights to subscribe for or acquire any unissued shares of capital stock of the Corporation (whether now or hereafter authorized) or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of capital stock of the Corporation.
FOURTH: The Series A Preferred Stock have been classified and designated by the Board of Directors under the authority contained in the charter.

FIFTH: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

SIXTH: These Articles Supplementary shall be effective at the time he Department accepts these Articles Supplementary for record.

SEVENTH: The undersigned ____________________________________ of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned

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_____________ __________________ acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its ______________________________ and attested to by its _____________________________________ on this ____ of ________, 20__.

BROOKFIELD DTLA FUND OFFICE TRUST
INVESTOR INC.

By:___________________________________
Name:
Title:

(SEAL)

ATTEST:

__________________________________
Name:
Title:

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ARTICLES SUPPLEMENTARY
OF
BROOKFIELD DTLA FUND OFFICE TRUST INVESTOR INC.
125 Shares
12.5% Series B Cumulative Non-Voting Preferred Stock
BROOKFIELD DTLA FUND OFFICE TRUST INVESTOR INC., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Article V of the charter of the Corporation (as amended, the “Articles of Incorporation”), the Board of Directors of the Corporation (the “Board”), by duly adopted resolutions, classified and designated One Hundred and Twenty Five (125) shares of the authorized but unissued preferred stock of the Corporation (the “Preferred Stock”) as 12.5% Series B Cumulative Non-Voting Preferred Stock, par value $0.01 per share, with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption, which, upon filing of these Articles Supplementary, shall become part of the Articles of Incorporation, with any necessary or appropriate renumbering or relettering of the sections or subsections hereof:
(1)    DESIGNATION AND NUMBER. A series of Preferred Stock, designated the “12.5% Series B Cumulative Non-Voting Preferred Stock” (the “Series B Preferred Stock”), is hereby established. The total number of authorized shares of Series B Preferred Stock shall be One Hundred and Twenty Five (125).
(2)    RANK. Except for the 7.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), which shall rank senior to the Series B Preferred Stock with respect to dividend and redemption rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Series B Preferred Stock shall, with respect to dividend and redemption rights and rights upon liquidation, dissolution or winding up of the Corporation, rank senior to all classes or series of shares of Common Stock (“Common Shares”) of the Corporation and to all other equity securities issued by the Corporation from time to time (together with the Common Shares, the “Junior Securities”). The term “equity securities” shall not include convertible debt securities unless and until such securities are converted into equity securities of the Corporation.
(3)    DIVIDENDS.
(a)    Subject to the preferential rights of the holders of any class or series of capital stock of the Corporation ranking senior to the Series B Preferred Stock as to dividends (including the Series A Preferred Stock), each holder of the then outstanding shares of Series B Preferred Stock shall be entitled to receive, when and as authorized by the Board, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 12.5% per annum of the total of $1,000.00 per share plus all accumulated and unpaid dividends thereon. Such dividends shall accrue on a daily basis and be cumulative from the first date on which any Series B Preferred Share is issued, such issue date to be contemporaneous with the receipt by the Corporation of subscription funds for the Series B Preferred Stock (the “Original Issue Date”), and shall be payable semi-annually in arrears on or before June 30 and December 31 of each year (each a “Dividend Payment Date”); provided, however, that (i) if any Dividend Payment Date is not a business day, then the dividend which would otherwise have been payable on such Dividend Payment Date may be paid on the preceding business day or the following business day with the same force and effect as if paid on such Dividend Payment Date and (ii) until all accrued dividends for all past dividend periods are paid to the holders of any class or series of capital stock of the Corporation ranking senior to the Series B Preferred Stock as to dividends, including the Series A Preferred Stock and the MPG Preferred Accrual (as defined in the charter) thereon, no dividends shall be paid to the Series B Preferred Stock. Any dividend payable on the Series B Preferred Stock will be computed on the basis of a 360‑day year consisting of twelve 30‑day months. A “dividend period” shall mean, with respect to the first “dividend period,” the period from and including the Original Issue Date to and including the first Dividend Payment Date, and with respect to each subsequent “dividend period,” the period from but excluding a Dividend Payment Date to and including the next succeeding Dividend Payment Date or other date as of which accrued dividends are to be calculated. Dividends will be payable to holders of record as they appear in the share records of the Corporation at the close of business on the applicable record date, which shall be the fifteenth day of the calendar month in which the applicable Dividend Payment Date falls or on such other date designated by the Board for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).
(b)    No dividends on shares of Series B Preferred Stock shall be declared by the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any written agreement between the Corporation and any party that is not an affiliate of the Corporation, including any agreement relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law. For purposes of these Articles Supplementary, “affiliate” shall mean any party that controls, is controlled by or is under common control with the Corporation.
(c)    Notwithstanding the foregoing, dividends on the Series B Preferred Stock shall accrue whether or not the terms and provisions set forth in Section 3(b) hereof at any time prohibit the current payment of dividends, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared. Furthermore, dividends will be declared and paid when due in all events to the fullest extent permitted by law and except as provided in Section 3(b) above. Accrued but unpaid dividends on the Series B Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable.
(d)    Unless full cumulative dividends on all outstanding shares of the Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, no dividends shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon any shares of Series B Preferred Stock or Junior Securities, respectively, nor shall any shares of Series B Preferred Stock or Junior Securities, respectively, be redeemed,

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purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for other shares of Series B Preferred Stock or Junior Securities, respectively, and except for transfers made pursuant to the provisions of Article VI of the Articles of Incorporation).
(e)    Unless full cumulative dividends on all outstanding shares of the Series B Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, no dividends shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon any shares of Junior Securities nor shall any shares of Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for other shares of Junior Securities and except for transfers made pursuant to the provisions of Article VI of the Articles of Incorporation).
(f)    When dividends are not paid in full (or a sum sufficient for such full payment is not set apart) on the Series B Preferred Stock, all dividends declared upon the Series B Preferred Stock shall be declared and paid pro rata based on the number of shares of Series B Preferred Stock then outstanding.
(g)    Any dividend payment made on shares of the Series B Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable. Holders of the Series B Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends on the Series B Preferred Stock as described above.
(4)    LIQUIDATION PREFERENCE.
(a)    Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (each a “Liquidation Event”), the holders of shares of Series B Preferred Stock then outstanding are entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders, after payment or provision of the debts and other liabilities of the Corporation and after any payment due to the holders of shares of the Series A Preferred Stock and any class or series of capital stock of the Corporation ranking senior to the Series B Preferred Stock as to dividends, a liquidation preference equal to the sum of the following (collectively, the “Liquidation Preference”): (i) $1,000.00 per share, (ii) all accrued and unpaid dividends thereon through and including the date of payment, and (iii) if the Liquidation Event occurs before the Redemption Premium (as defined below) right expires, the per share Redemption Premium in effect on the date of payment of the Liquidation Preference, before any distribution of assets is made to holders of any Junior Securities. In the event that the Corporation elects to set aside the Liquidation Preference for payment, the Series B Preferred Shares shall remain outstanding until the holders thereof are paid the full Liquidation Preference, which payment shall be made no later than immediately prior to the Corporation making its final liquidating distribution on the Common Shares. In the event that the Redemption Premium in effect on the payment date is less than the Redemption Premium on the date that the Liquidation

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Preference was set apart for payment, the Corporation may make a corresponding reduction to the funds set apart for payment of the Liquidation Preference.
(b)    If, upon any such Liquidation Event, the available assets of the Corporation are insufficient to pay the full amount of the Liquidation Preference on all outstanding shares of Series B Preferred Stock, then the holders of the Series B Preferred Stock shall share ratably in any such distribution of assets in proportion to the full Liquidation Preference to which they would otherwise be respectively entitled.
(c)    After payment of the full amount of the Liquidation Preference to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.
(d)    Upon the Corporation’s provision of written notice as to the effective date of any such Liquidation Event, accompanied by a check in the amount of the full Liquidation Preference to which each record holder of the Series B Preferred Stock is entitled, the Series B Preferred Stock shall no longer be deemed outstanding shares of the Corporation and all rights of the holders of such shares will terminate. Such notice shall be given by first class mail, postage pre-paid, to each record holder of the Series B Preferred Stock at the respective mailing addresses of such holders as the same shall appear on the share transfer records of the Corporation.
(e)    The consolidation or merger of the Corporation with or into any other business enterprise or of any other business enterprise with or into the Corporation, or the sale, lease or conveyance of all or substantially all of the assets or business of the Corporation, shall not be deemed to constitute a Liquidation Event; provided, however that any such transaction which results in an amendment, restatement or replacement of the charter that has a material adverse effect on the rights and preferences of the Series B Preferred Stock, or that increases the number of authorized or issued shares of Series B Preferred Stock, shall be deemed a Liquidation Event for purposes of determining whether the Liquidation Preference is payable unless the right to receive payment is waived by holders of a majority of the outstanding shares of Series B Preferred Stock voting as a separate class.
(5)    REDEMPTION.
(a)    Right of Optional Redemption. The Corporation, at its option, may redeem shares of the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price (the “Redemption Price”) equal to $1,000.00 per share plus all accrued and unpaid dividends thereon to and including the date fixed for redemption (except as provided in Section 5(c) below), plus a redemption premium per share (each, a “Redemption Premium”) calculated as follows based on the date fixed for redemption:
(1) until December 31, 2015, $100, and
(2) thereafter, no Redemption Premium.
If less than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the shares of Series B Preferred Stock to be redeemed may be selected by any equitable method

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determined by the Corporation provided that such method does not result in the creation of fractional shares.
(b)    Limitations on Redemption.
(i) Unless full cumulative dividends (including the MPG Preferred Accrual) on all Series A Preferred Stock shall have been or contemporaneously are authorized, declared and paid in cash or declared and a sum sufficient for the payment thereof in cash set apart for payment for all past dividend periods and the then current dividend period, no shares of Series B Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase of Series B Preferred Stock by the Corporation in order to ensure that the Corporation remains qualified as a REIT for United States federal income tax purposes.
(ii) Unless full cumulative dividends on all Series B Preferred Stock shall have been or contemporaneously are authorized, declared and paid in cash or declared and a sum sufficient for the payment thereof in cash set apart for payment for all past dividend periods and the then current dividend period, no shares of Series B Preferred Stock shall be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock or any class or series of capital stock of the Corporation ranking, as to dividends or upon liquidation, on parity with or junior to the Series B Preferred Stock (except by exchange for shares of capital stock of the Corporation ranking, as to dividends and upon liquidation, junior to the Series B Preferred Stock); provided, however, that the foregoing shall not prevent the purchase of Series B Preferred Stock by the Corporation in order to ensure that the Corporation remains qualified as a REIT for United States federal income tax purposes or the purchase or acquisition of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock.
(c)    Rights to Dividends on Shares Called for Redemption. Immediately prior to or upon any redemption of Series B Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends to and including the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series B Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.
(d)    Procedures for Redemption.
(i)    Upon the Corporation’s provision of written notice as to the effective date of the redemption, accompanied by a check in the amount of the full Redemption

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Price through such effective date to which each record holder of Series B Preferred Stock is entitled, the Series B Preferred Stock shall be redeemed and shall no longer be deemed outstanding shares of the Corporation and all rights of the holders of such shares will terminate. Such notice shall be given by first class mail, postage pre-paid, to each record holder of the Series B Preferred Stock at the respective mailing addresses of such holders as the same shall appear on the share transfer records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock except as to the holder to whom notice was defective or not given.
(ii)    In addition to any information required by law or by the applicable rules of any exchange upon which Series B Preferred Stock may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the Redemption Price; (C) the number of shares of Series B Preferred Stock to be redeemed; (D) the place or places where the Series B Preferred Stock are to be surrendered (if so required in the notice) for payment of the Redemption Price (if not otherwise included with the notice); and (E) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the Series B Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series B Preferred Stock held by such holder to be redeemed.
(iii)    If notice of redemption of any shares of Series B Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Corporation for the benefit of the holders of any shares of Series B Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such shares of Series B Preferred Stock, such shares of Series B Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the Redemption Price. If the Corporation shall so require and the notice shall so state, holders of Series B Preferred Stock to be redeemed shall surrender the certificates evidencing such Series B Preferred Stock, to the extent that such shares are certificated, at the place designated in such notice and, upon surrender in accordance with said notice of the certificates for shares of Series B Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares of Series B Preferred Stock shall be redeemed by the Corporation at the Redemption Price. In case less than all of the shares of Series B Preferred Stock evidenced by any such certificate are redeemed, a new certificate or certificates shall be issued evidencing the unredeemed shares of Series B Preferred Stock without cost to the holder thereof. In the event that the shares of Series B Preferred Stock to be redeemed are uncertificated, such shares shall be redeemed in accordance with the notice and no further action on the part of the holders of such shares shall be required.
(iv)    The deposit of funds with a bank or trust corporation for the purpose of redeeming Series B Preferred Stock shall be irrevocable except that:
(A)    the Corporation shall be entitled to receive from such bank or trust corporation the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

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(B)    any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series B Preferred Stock entitled thereto at the expiration of two years from the applicable redemption dates shall be repaid, together with any interest or other earnings thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment of the Redemption Price without interest or other earnings.
(e)    Status of Redeemed Shares. Any shares of Series B Preferred Stock that shall at any time have been redeemed or otherwise acquired by the Corporation shall, after such redemption or acquisition, have the status of authorized but unissued shares of Series B Preferred Stock which may be issued by the Board from time to time at its discretion.
(6)    VOTING RIGHTS. Except as provided in this Section, the holders of the Series B Preferred Stock shall not be entitled to vote on any matter submitted to the stockholders of the Corporation for a vote. Notwithstanding the foregoing, the consent of the holders of a majority of the outstanding Series B Preferred Stock, voting as a separate class, shall be required for (a) except for the Series A Preferred Stock, authorization or issuance of any equity security of the Corporation senior to or on a parity with the Series B Preferred Stock, (b) any amendment to the Corporation’s charter which has a material adverse effect on the rights and preferences of the Series B Preferred Stock or which increases the number of authorized or issued shares of Series B Preferred Stock, or (c) any reclassification of the Series B Preferred Stock.
(7)    CONVERSION. The shares of Series B Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation.
SECOND: The Series B Preferred Stock has been classified and designated by the Board under the authority contained in Article V of the charter.
THIRD: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.
FOURTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to by its Secretary on this __th day of _____, 20__.

ATTEST:	BROOKFIELD DTLA FUND OFFICE TRUST INC.

By: ___________________________	By: ___________________________(SEAL)
Name:	Name:
Title: Secretary	Title:

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EXHIBIT D

Form of Sub REIT Bylaws

[See Attached]

Exhibit D

BROOKFIELD DTLA FUND OFFICE TRUST INVESTOR INC.
(the “Corporation”)
BYLAWS
ARTICLE I
OFFICES
Section 1    Principal Office. The principal office of the Corporation in the State of Maryland shall be located at such place as the board of directors (the “Board of Directors”) of the Corporation may designate.
Section 2    Additional Offices. The Corporation may have additional offices, including a principal executive office, at such place or places as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 1    Place. All meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place as shall be set by the Board of Directors and stated in the notice of the meeting.
Section 2    Annual Meeting. An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on the date and at the time set by the Board of Directors. Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid corporate acts.
Section 3    Special Meetings. Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors or the chief executive officer and shall be held at such place, on such date, and at such time as they or he or she shall fix.
Section 4    Notice. Not less than ten (10) nor more than ninety (90) days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote but who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. A single notice shall be effective as to all stockholders who share an address, except to the extent that a stockholder at such address objects to such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II, or the validity of any proceedings at any such meeting.
Subject to Section 11 of this Article II, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Corporation may postpone or cancel a meeting of stockholders by giving written notice to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote but who is entitled to notice of such meeting.
Section 5    Organization and Conduct. Such person as the Board of Directors may have designated or, in the absence of such a person, the president of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.
Section 6    Quorum; Adjournments. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this Section 6 shall not affect any requirement under any statute or the charter of the Corporation for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the stockholders, the chairman of the meeting or the stockholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than one hundred twenty (120) days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.
The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum was established, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
Section 7    Voting. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any

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other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the charter of the Corporation. Unless otherwise provided by statute or the charter of the Corporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.
Section 8    Proxies. A stockholder may cast the votes entitled to be cast by the holder of the shares of stock owned of record by the stockholder in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.
Section 9    Voting of Stock by Certain Holders. Stock of the Corporation registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or other fiduciary may vote stock registered in his or her name in his or her capacity as such fiduciary, either in person or by proxy.
Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.
The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.
Section 10    Inspectors. The Board of Directors may appoint, before or at the meeting, one or more inspectors for the meeting and any successor thereto. The inspectors, if any, shall (i) determine the number of shares of stock represented at the meeting, in person or by proxy and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chair of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to conduct the election or vote with fairness to all stockholders. Each such report shall be

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in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
Section 11    Consent of Stockholders in Lieu of Meeting. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Maryland, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.
Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this Section. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section to the extent permitted by law. Any such consent shall be delivered in accordance with the MGCL.
Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing
Section 12    Voting by Ballot. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.
Section 13    Meeting by Conference Telephone. Stockholders may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.
Section 14    Control Share Acquisition Act. Notwithstanding any other provision of the charter of the Corporation or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law (the “MGCL”) (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation. This Section 14 may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares

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and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.
ARTICLE III
DIRECTORS
Section 1    General Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the stockholders by statute or by the charter of the Corporation or Bylaws.
Section 2    Number and Term of Office. The number of directors constituting the initial Board of Directors shall be four (4). Thereafter, the number of directors may be fixed, from time to time, by the affirmative vote of a majority of the entire Board of Directors or by action of the stockholders of the Corporation. Any decrease in the number of directors shall be effective at the time of the next succeeding annual meeting of stockholders unless there shall be vacancies in the Board of Directors, in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of such vacancies. Directors need not be stockholders. Except as otherwise provided by statute or these Bylaws, the directors (other than members of the initial Board of Directors) shall be elected at the annual meeting of stockholders. Each director shall hold office until his successor shall have been elected and qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these Bylaws.
Section 3    Resignation. Any director may resign at any time by sending a written notice of such resignation to the principal executive office of the Corporation addressed to the chairman of the board or the president. Unless otherwise specified therein such resignation shall take effect upon receipt thereof by the chairman of the board or the president.
Section 4    Removal of Director. Any director or the entire Board of Directors may be removed only in accordance with the provisions of the charter of the Corporation.
Section 5    Annual and Regular Meetings. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors. The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings of the Board of Directors without other notice than such resolution.
Section 6    Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the chief executive officer or by a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution.

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Section 7    Notice. Except as provided in Article III, Sections 5 and 6 of these Bylaws, notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.
Section 8    Quorum. A majority of the directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors is present at such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided, further, that it pursuant to applicable law, the charter of the Corporation or these Bylaws, the vote of a majority or other percentage of a particular group of directors is required for action, a quorum must also include a majority of such group.
The directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.
Section 9    Voting. The action of the majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the charter of the Corporation or these Bylaws. If enough directors have withdrawn from a meeting to leave less than a quorum but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable laws, the charter of the Corporation or these Bylaws.
Section 10    Intentionally Omitted.
Section 11    Organization. At each meeting of the Board of Directors, the chief executive officer or in the absence of the chief executive officer, a director chosen by a majority of the directors present, shall act as chairman of the Board meeting. The secretary or, in his or her absence, an assistant secretary of the Corporation, or in the absence of the secretary and all assistant secretaries, an individual appointed by the chairman of the Board meeting, shall act as

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secretary of the meeting. Agendas for meetings of the Board of Directors shall be set by the chairman of the board in consultation with the chief executive officer.
Section 12    Telephone and Internet Meetings. Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
Section 13    Consent by Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each director and filed with the minutes of proceedings of the Board of Directors.
Section 14    Vacancies. If for any reason any or all the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder (even if fewer than three directors remain). Except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any vacancy on the Board of Directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy shall hold office until the next annual election of directors and until a successor is elected and qualifies.
Section 15    Compensation. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.
Section 16    Loss of Deposits. No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or stock have been deposited.
Section 17    Surety Bonds. Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.
Section 18    Reliance. Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.
Section 19    Certain Rights of Directors, Officers, Employees and Agents. A director shall have no responsibility to devote his or her full time to the affairs of the

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Corporation. Any director or officer, employee or agent of the Corporation, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the Corporation.
Section 20    Ratification. The Board of Directors or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.
ARTICLE IV
COMMITTEES
Section 1    Committees of the Board of Directors. The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.
Section 2    Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one‑third (1/3) of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

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ARTICLE V
OFFICERS
Section 1    General Provisions. The officers of the Corporation shall include a president, a secretary and a treasurer and may include a chief executive officer, one or more vice presidents, a chief operating officer, a chief financial officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers. Each officer shall serve until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. In its discretion, the Board of Directors may leave unfilled any office except that of president, treasurer and secretary. Any two or more offices except president and vice president may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.
Section 2    Removal and Resignation. Any officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the chairman of the board, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the notice of resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.
Section 3    Vacancies. A vacancy in any office may be filled by the Board of Directors for the balance of the term.
Section 4    Chief Executive Officer. The Board of Directors may designate a chief executive officer. In the absence of such designation, the chairman of the board shall be the chief executive officer of the Corporation. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation.
Section 5    Chief Operating Officer. The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.
Section 6    Chief Financial Officer. The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

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Section 7    President. In the absence of a chief executive officer, the president shall in general supervise and control all of the business and affairs of the Corporation. In the absence of a designation of a chief operating officer by the Board of Directors, the president shall be the chief operating officer. He may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.
Section 8    Vice Presidents. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to such vice president by the president or by the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president, senior vice president or vice president for particular areas of responsibility.
Section 9    Secretary. The secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him by the chief executive officer, the president or by the Board of Directors.
Section 10    Treasurer. The treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. In the absence of a designation of a chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the Corporation.
The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.
Section 11    Assistant Secretaries and Assistant Treasurers. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the Board of Directors.

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Section 12    Salaries. The salaries and other compensation of the officers shall be fixed from time to time by or under the authority of the Board of Directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director.
ARTICLE VI
CONTRACTS, LOANS, CHECKS AND DEPOSITS
Section 1    Contracts. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when duly authorized or ratified by action of the Board of Directors and executed by an authorized person.
Section 2    Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.
Section 3    Deposits. All funds of the Corporation not otherwise employed shall be deposited or invested from time to time to the credit of the Corporation as the Board of Directors, the chief executive officer, the chief financial officer or any other officer designated by the Board of Directors may determine.
ARTICLE VII
STOCK
Section 1    Certificates. The Corporation may issue some or all of the shares of any or all of the Corporation’s classes or series of stock without certificates if authorized by the Board of Directors. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in the manner permitted by the MGCL. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates. If a class or series of stock is authorized by the Board of Directors to be issued without certificates, no stockholder shall be entitled to a certificate or certificates representing any shares of such class or series of stock held by such stockholder unless otherwise determined by the Board of Directors and then only upon written request by such stockholder to the secretary of the Corporation.

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Section 2    Transfers. All transfers of shares of stock shall be made on the books of the Corporation, by the holder of the shares, in person or by his or her attorney, in such manner as the Board of Directors or any officer of the Corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors that such shares shall no longer be represented by certificates. Upon the transfer of uncertificated shares, to the extent then required by the MGCL, the Corporation shall provide to record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.
The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.
Notwithstanding the foregoing, transfers of shares of any class of stock will be subject in all respects to the charter of the Corporation and all of the terms and conditions contained therein.
Section 3    Replacement Certificate. Any officer of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors has determined that such certificates may be issued. Unless otherwise determined by an officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.
Section 4    Closing of Transfer Books or Fixing of Record Date. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.
When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 4, such determination shall apply to any adjournment or postponement thereof, except when the meeting is adjourned or postponed to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

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Section 5    Stock Ledger. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.
Section 6    Fractional Stock: Issuance of Units. The Board of Directors may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the charter of the Corporation or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.
ARTICLE VIII
ACCOUNTING YEAR
The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.
ARTICLE IX
DISTRIBUTIONS
Section 1    Authorization. Dividends and other distributions upon the stock of the Corporation may be authorized by the Board of Directors, subject to the provisions of law and the charter of the Corporation. Dividends and other distributions may be paid in cash, property or stack of the Corporation, subject to the provisions of law and the charter of the Corporation.
Section 2    Contingencies. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine, and the Board of Directors may modify or abolish any such reserve.
ARTICLE X
INVESTMENT POLICY
Subject to the provisions of the charter of the Corporation, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.

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ARTICLE XI
SEAL
Section 1    Seal. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words “Incorporated Maryland.” The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.
Section 2    Affixing Seal. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.
ARTICLE XII
INDEMNIFICATION AND ADVANCE OF EXPENSES
To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. The Corporation may, with the approval of its Board of Directors or any duly authorized committee thereof, provide such indemnification and advance for expenses to an individual who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, regulation, insurance, agreement or otherwise.
Neither the amendment nor repeal of this Article XII, nor the adoption or amendment of any other provision of the Bylaws or charter of the Corporation inconsistent with this Article XII, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
ARTICLE XIII
WAIVER OF NOTICE

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Whenever any notice is required to be given pursuant to the charter of the Corporation or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
ARTICLE XIV
AMENDMENT OF BYLAWS
The Board of Directors shall have the exclusive power to adopt, alter, or repeal any provision of these Bylaws and to make new Bylaws.
ARTICLE XV
MISCELLANEOUS
Section 1    Books and Records. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of an executive or other committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the for of a reproduction. The original or a certified copy of these Bylaws shall be kept at the principal office of the Corporation.
Section 2    Voting of Stock in Other Companies. Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the president, a vice president, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.
Section 3    Mail. Any notice or other document which is required by these Bylaws to be mailed shall be deposited in the United States mails, postage prepaid.
Section 4    Execution of Documents. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

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THIS IS TO CERTIFY:

That I am the duly elected, qualified and acting [__________] of Brookfield DTLA Fund Office Trust Investor Inc. and that the foregoing Bylaws were adopted as the Bylaws of the Corporation as of [______], 2013 by the Board of Directors of the Corporation.

Dated: [_______], 2013

By: __________________________________
Name:
Title:

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EXHIBIT E

Form of Guarantee

[See Attached]

Exhibit E

GUARANTEE
This Guarantee is made and entered into as of April 24, 2013 (the “Guarantee”) by and between Brookfield Office Properties Inc., an Ontario corporation (“Guarantor”), and MPG Office Trust, Inc., a Maryland Corporation (the “Company”). Except as specified herein, capitalized terms used in this Guarantee shall have the meanings assigned to such terms in the Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, by and among Brookfield DTLA Holdings L.P., a Delaware limited partnership (“Parent”), Brookfield DTLA Fund Office Trust Inc., a Maryland corporation (“Sub REIT”), Brookfield DTLA Fund Office Trust Inc., a Maryland corporation (“REIT Merger Sub”), Brookfield DTLA Fund Properties LLC, a Maryland limited liability company (“Partnership Merger Sub” and, together with Parent, Sub REIT, REIT Merger Sub, the Tender Offer Purchaser and their respective successors and assigns, the “Parent Parties”), the Company, and MPG Office, L.P., a Maryland limited partnership (the “Partnership”).

1.    GUARANTEE. In consideration of, and as an inducement to the Company and the Partnership entering into the Merger Agreement and performing their obligations thereunder, Guarantor hereby absolutely, irrevocably and unconditionally guarantees to the Company, subject to the terms and conditions set forth herein, the full performance and payment by the Parent Parties of all of their respective payment and/or other monetary obligations and liabilities arising under or in connection with the Merger Agreement and the other Contemplated Transactions, including without limitation (i) all obligations of the Parent Parties to pay consideration to holders of securities of the Company and the Partnership (including the Company Common Share Merger Consideration (including the Company Common Share Merger Consideration payable to holders of Restricted Shares), the Option Merger Consideration, the RSU Merger Consideration, the Partnership Cash Merger Consideration, the Offer Price if and to the extent payable in the Tender Offer in accordance with Section 7.14 of the Merger Agreement and any cash payable to holders of Company Preferred Shares as contemplated by Section 3.01(c) of the Merger Agreement), (ii) all obligations of the Parent Parties in respect of payments to lenders, servicers and others in connection with obtaining the Loan Consents pursuant to Section 7.05(d) of the Merger Agreement and Section 7.05(d) of the Company Disclosure Schedule, and (iii) all obligations in respect of claims, judgments or other monetary liabilities arising from any breach, default or non-compliance with the Merger Agreement by any of the Parent Parties (collectively, the “Guaranteed Obligations”); provided, however, notwithstanding anything to the contrary contained herein, the Guaranteed Obligations shall not include the obligations of any Parent Party arising under Section 7.07 of the Merger Agreement. The Company shall have the right, exercisable in its sole discretion, to pursue any and all available remedies it may have arising out of the Guaranteed Obligations directly against Guarantor or any Parent Party in the first instance.

2.    NATURE OF GUARANTEE. The Company shall not be obligated to file any claim relating to Guarantor’s obligations in the event that any Parent Party becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Company to so file shall not affect Guarantor’s Guaranteed Obligations. In the event that any payment in respect of any Guaranteed Obligation is rescinded or must otherwise be returned for any reason whatsoever, Guarantor shall remain liable hereunder, subject to the terms and provisions hereof, with respect to the Guaranteed Obligations as if such payment had not been made. This Guarantee is an unconditional guarantee of payment and performance, and not of collectability.

3.    CHANGES IN OBLIGATIONS; CERTAIN WAIVERS.
I.    Guarantor agrees that the Company may at any time and from time to time, without notice to or further consent of Guarantor, extend the time of payment of any of the Guaranteed Obligations, and may also make any agreement with the Parent Parties, without Guarantor’s consent, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any other agreement between the Company and any of the Parent Parties without in any way impairing or affecting Guarantor’s obligations under this Guarantee. Guarantor agrees that, subject to the terms and provisions hereof, the Guaranteed Obligations shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure or delay of the Company to assert any claim or demand or to enforce any right or remedy against any Parent Party; (b) any change in the time, place or manner of payment of any of the Guaranteed Obligations or any rescission, waiver, compromise, consolidation or other amendment to or modification of any of the terms or provisions of the Merger Agreement made in accordance with the terms thereof or any agreement evidencing, securing or otherwise executed in connection with any of the Guaranteed Obligations, including the Tender Offer; (c) the addition, substitution or release of any other Person interested in the transactions contemplated by the Merger Agreement; (d) any change in the corporate or organizational existence, structure or ownership of any Parent Party or any other Person interested in the transactions contemplated by the Merger Agreement; (e) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Parent Party or any other Person liable with respect to any of the Guaranteed Obligations; (f) the existence of any claim, set-off or other rights which Guarantor may have at any time against the Parent Parties, the Company or any of their respective Affiliates, whether in connection with the Guaranteed Obligations or otherwise; (g) the adequacy of any other means the Company may have of satisfying any of the Guaranteed Obligations; (h) any other act or omission which might in any manner or to any extent vary the risk of Guarantor or otherwise operate as a release or discharge of Guarantor, all of which may be done without notice to Guarantor; or (i) any other event or circumstance, whether similar or dissimilar to the foregoing. To the fullest extent permitted by Law, Guarantor hereby expressly waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by the Company. Guarantor waives promptness, diligence, notice of the acceptance of this Guarantee and of the Guaranteed Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any obligations incurred and all other notices of any kind (other than notices to any of the Parent Parties pursuant to the Merger Agreement), all defenses which may be available by virtue of any valuation, stay, moratorium Law or other similar Law now or hereafter in effect, any right to require the marshaling of assets of the Parent Parties or any other entity or other Person interested in the transactions contemplated by the Merger Agreement, and all suretyship defenses generally (other than defenses to the payment of the Guaranteed Obligations that are available to any of the Parent Parties under the Merger Agreement or breach by the Company of this Guarantee). Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Guarantee are knowingly made in contemplation of such benefits. Subject to the provisions of Section 2 and this Section 3, Guarantor reserves the right to assert defenses which any of the Parent Parties may have to payment of any Guaranteed Obligations in accordance with the terms and conditions of the Merger Agreement. Notwithstanding anything to the contrary contained in this Guarantee or otherwise, the Company hereby agrees that to the extent the Parent Parties are relieved of all or any portion of any Guaranteed Obligation, Guarantor shall be similarly relieved of its corresponding obligations under this Guarantee. Each party hereby covenants and agrees that it shall not institute, directly or indirectly, any proceeding asserting that any of the terms and provisions of this Guarantee are illegal, invalid or unenforceable.

II.    Guarantor hereby unconditionally waives any rights that it may now have or hereafter acquire against any of the Parent Parties that arise from the existence, payment, performance, or enforcement of the Guaranteed Obligations or Guarantor’s obligations under or in respect of any other agreement in connection with the Merger Agreement or this Guarantee, including without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Company against any Parent Party, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Parent Party, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations shall have been previously paid in full in immediately available funds. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full of the Guaranteed Obligations, such amount shall be received and held in trust for the benefit of the Company, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Company in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, or to be held as collateral for any Guaranteed Obligations thereafter arising.

4.    NO WAIVER; CUMULATIVE RIGHTS. No failure on the part of the Company to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Company of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to the Company or allowed it by Law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Company at any time or from time to time. The Company shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of the Company’s rights against, any Parent Party prior to proceeding against Guarantor.

5.    REPRESENTATIONS AND WARRANTIES. Guarantor hereby represents and warrants that: (a) it is a corporation, duly incorporated, validly existing and in good standing under the Laws of the Province of Ontario, (b) it has all necessary power and authority to enter into, execute and deliver this Guarantee and to perform fully its Guaranteed Obligations, (c) this Guarantee has been duly executed and delivered by Guarantor and constitutes a valid, binding and enforceable obligation of Guarantor, except as enforceability may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or similar Laws from time to time in effect affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (d) the execution, delivery and performance of this Guarantee by Guarantor does not conflict with or violate Guarantor’s organizational documents or any Law or contractual restriction binding on Guarantor or its assets; and (e) all consents, approvals, authorizations and permits of, filings with and notifications to, any Governmental Authority necessary for the due execution, delivery and performance of this Guarantee by Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Authority is required in connection with the execution, delivery or performance of this Guarantee, except, in the case of clauses (d) and (e) of this paragraph, for any such conflicts, violations, consents, breaches, defaults or other occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

6.    CONFIDENTIALITY. This Guarantee shall be treated as confidential and is being provided to the Company solely in connection with the transactions contemplated by the Merger Agreement and the Contemplated Transactions. This Guarantee may not be used, circulated, quoted or otherwise referred to in any document, except with the written consent of Guarantor; provided, however, that the Company may disclose this Guarantee to the extent required by applicable Law, the applicable rules of any national securities exchange or in connection with any U.S. Securities Exchange Commission filings relating to the Merger Agreement and/or the Contemplated Transactions.

7.    NO ASSIGNMENT. Neither Guarantor nor the Company may assign or delegate its rights, interests or obligations hereunder to any other Person (except by operation of law) without the prior written consent of the Company or such Guarantor, as the case may be. Any purported assignment without such consent shall be null and void.

8.    TERMINATION. This Guarantee shall terminate automatically and immediately, and Guarantor shall have no further obligations under this Guarantee in the event of the Closing under the Merger Agreement or the termination of the Merger Agreement pursuant to and in accordance with Section 9.01 of the Merger Agreement; provided, however, that if on the date of termination of this Guarantee, any proceeding to enforce this Guarantee is brought within forty-five (45) days of such termination, the Guaranteed Obligations shall continue and survive such termination until such proceeding is finally and conclusively resolved.

9.    NOTICES. Any notices or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly given when delivered in person or upon electronic confirmation of receipt when transmitted by electronic mail (but only if followed by transmittal by national overnight courier or by hand for delivery on the next Business Day) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next Business Day if transmitted by national overnight courier, in each case as follows:

if to Guarantor:

Brookfield Office Properties Inc.
Brookfield Place
250 Vesey Street, 15th Floor
New York, NY 10281-1023
Attention:           Mark Brown
                           Kathleen Kane

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004-1980
Attention:           Joshua Mermelstein, Esq.
                           Lee S. Parks

if to the Company:

MPG Office Trust, Inc.
355 South Grand Ave., Suite 3300
Los Angeles, CA 90071
Attention:           Christopher M. Norton, Executive Vice President

with a copy to:

Latham & Watkins LLP
355 South Grand Ave.
Los Angeles, CA 90071
Attention:           Julian Kleindorfer, Esq.
                           Brad Helms, Esq.

10.    AMENDMENT. This Guarantee may not be amended, supplemented or modified, except by an express written consent of Guarantor and the Company.

11.    GOVERNING LAW. This Guarantee and all actions arising under or in connection therewith shall be governed by and construed and enforced in accordance with the Laws of the State of Maryland, without regard to laws that may be applicable under conflicts of laws principles. Each party hereto hereby irrevocably and unconditionally (a) submits to the exclusive jurisdiction of any Maryland state or federal court, for the purpose of any Action arising out of or relating to this Guarantee brought by any party hereto, (b) agrees not to commence any such action or proceeding except in such courts, (c) agrees that any claim in respect of any such action or proceeding may be heard and determined in any Maryland state or federal court, (d) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding, and (e) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding.

12.    WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTEE. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS LIMITED GUARANTEE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.

13.    COUNTERPARTS. This Guarantee may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, Guarantor and the Company have caused this Guarantee to be executed as of the date first written above by their respective officers thereunto duly authorized.

BROOKFIELD OFFICE PROPERTIES INC.

By:
Name:
Title:

Accepted and Agreed to:

MPG OFFICE TRUST, INC.

By:
Name:
Title:

EXHIBIT F

Offer Conditions

[See Attached]

Exhibit F

OFFER CONDITIONS
The capitalized terms used in this Exhibit F and not defined in this Exhibit F shall have the meanings set forth in the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 24, 2013, by and among Brookfield DTLA Holdings L.P., a Delaware limited partnership, Brookfield DTLA Fund Office Trust Investor Inc., a Maryland corporation, Brookfield DTLA Fund Office Trust Inc., a Maryland corporation, Brookfield DTLA Fund Properties LLC, a Maryland limited liability company, MPG Office Trust, Inc., a Maryland corporation and MPG Office, L.P., a Maryland limited partnership.
Notwithstanding any other provisions of the Tender Offer and in addition to the Tender Offer Purchaser’s rights to extend, amend or terminate the Tender Offer in accordance with Section 7.14 of the Merger Agreement and applicable Law, the Tender Offer Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC including Rule 14e-1(c) promulgated under the Exchange Act, pay for any validly tendered Company Preferred Shares and may delay the acceptance for payment of or, subject to the restrictions referred to above, the payment for, any validly tendered Company Preferred Shares, if (a) the Company has not then sold the USBT Property subject to and in accordance with Section 6.01(b)(xx) of the Merger Agreement or (b) any of the following conditions exist or has occurred and is continuing at the Expiration Date (other than those conditions which may only be satisfied at the Effective Time):
(i)    At or prior to the Effective Time, the Company Stockholder Approval shall not have been obtained in accordance with the MGCL and the Company’s Charter;
(ii)    A court of competent jurisdiction or other Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, Order, stipulation, or other legal restraint (whether temporary, preliminary or permanent), in any case which is in effect and which prevents, makes illegal, enjoins or otherwise prohibits the consummation of the Mergers, the Tender Offer or the other Contemplated Transactions; provided, however, that the right to assert that the condition in this paragraph (ii) has not been satisfied shall not be available to the Tender Offer Purchaser if the Tender Offer Purchaser has not used its reasonable best efforts to resist, appeal, obtain consent under, resolve or lift, as applicable, such Law, Order, stipulation, or other legal restraint, or if any of Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub has not complied in all material respects with its obligations under Section 7.05 of the Merger Agreement;
(iii)    The representations and warranties of the Company and the Partnership in the Merger Agreement (other than those covered in the immediately following sentence) that (i) are not made as of a specific date shall fail to be true and correct as of the date of the Merger Agreement and as of the Expiration Date, as though made on and as of such date, and (ii) are made as of a specific date shall fail to be true and correct as of such date, in each case, except where the failure of such representations or warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. In addition, (1) the representations and warranties of the Company set forth in Section 4.01(e), Section 4.02(a), the first, second, third, fourth, seventh and eighth sentences of Section 4.02(c), the first, second and third sentences of Section 4.02(f), and Section 4.02(g)(ii) of the Merger Agreement shall fail to be true and correct in all respects as of the date of the Merger Agreement and as of the Expiration Date, as though made on and as of the Expiration Date (except for such representations and warranties made as of a specified date, which shall fail to be true and correct in all respects as of that specified date), except where the failure to be so true and correct would not reasonably be expected to result in additional cost, expense or liability to the Company, Parent and their Affiliates, in the aggregate, of more than $500,000 and (2) the representations and warranties of the Company set forth in Section 4.01(a)-(b), Section 4.02(b), Section 4.02(h), Section 4.03(a) (except for Section 4.03(a)(II)), Section 4.03(b), Section 4.17, Section 4.18, Section 4.21 and Section 4.22 of the Merger Agreement shall fail to be true and correct in all material respects as of the date of the Merger Agreement and as of the Expiration Date, as though made on and as of such date (except for such representations and warranties made as of a specified date, which shall fail to be true and correct in all material respects as of that specified date);
(iv)    The Company and the Partnership shall have failed to perform, in all material respects, all obligations or to comply with, in all material respects, all agreements or covenants to be performed or complied with by them under the Merger Agreement (except for Section 7.10(a));
(v)    Since the execution and delivery of the Merger Agreement, there has occurred any event, circumstances, change or effect that, individually or in the aggregate, has resulted in, or would reasonably be expected to result in, a Material Adverse Effect;
(vi)    The Company shall have failed to deliver to the Tender Offer Purchaser a certificate, dated as of the Expiration Date, signed by the Chief Executive Officer or any Executive Vice President of the Company, certifying as to the satisfaction of the conditions specified in paragraphs (iii), (iv) and (v) of this Exhibit F;
(vii)    Parent shall have failed to receive a written opinion of Latham & Watkins LLP, tax counsel to the Company, in accordance with Section 8.02(e) of the Merger Agreement;
(viii)    The Company shall have failed to obtain the Required Consents set forth in Section 8.02(f) of the Company Disclosure Schedule; provided, however, that no Required Consent shall be required with respect to any Loan Documents with respect to which Parent has given a Parent Loan Payment Notice pursuant to Section 7.05(f) of the Merger Agreement;
(ix)    The Merger Agreement shall have been terminated in accordance with its terms; and
(x)    The Company Board (or duly authorized committee thereof) has at any time recommended that the holders of Company Preferred Shares do not accept the Tender Offer prior to the Tender Offer Purchaser’s acceptance for payment or payment for any validly tendered Company Preferred Shares.
The foregoing conditions are for the sole benefit of the Tender Offer Purchaser and may be asserted by the Tender Offer Purchaser regardless of the circumstances giving rise to any such conditions and may be waived by the Tender Offer Purchaser in whole or in part at any time and from time to time in its sole discretion, in each case subject to the terms of the Merger Agreement. Any reference in this Exhibit F or the Merger Agreement to a condition or requirement being satisfied shall be deemed to be satisfied if such condition or requirement is so waived, except such conditions that cannot be waived pursuant to the terms of the Merger Agreement. The foregoing conditions shall be in addition to, and not a limitation of, the rights of the Tender Offer Purchaser to extend, terminate, amend and/or modify the Tender Offer pursuant to the terms and conditions of the Merger Agreement. The failure by the Tender Offer Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

Notwithstanding the foregoing, if Parent shall waive or deem satisfied any of the conditions in Section 8.01 or 8.02 of the Merger Agreement, then, without any further action by Parent or the Tender Offer Purchaser, the Tender Offer Purchaser shall be deemed for all purposes under the Merger Agreement, this Exhibit F, the Tender Offer and applicable Law to have waived the correlative condition (i.e., the corresponding provision in clauses (i) through (viii) above) in this Exhibit F and in all other applicable Tender Offer documents.